Exhibit 10.1

[Execution]

$725,000,000

AMENDED AND RESTATED CREDIT AGREEMENT,

dated November 21, 2006,

among

WINN-DIXIE STORES, INC. AND CERTAIN OF ITS SUBSIDIARIES,

as Borrowers,

VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS

FROM TIME TO TIME PARTIES HERETO,

as Lenders,

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent and Collateral Agent,

BANK OF AMERICA, NA

and

MERRILL LYNCH CAPITAL, A DIVISION OF

MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.,

as Co-Documentation Agents

GENERAL ELECTRIC CAPITAL CORPORATION

and

GMAC COMMERCIAL FINANCE LLC,

as Co-Syndication Agents

CITIBANK, NA

and

WELLS FARGO FOOTHILL, LLC,

as Senior Managing Agents

WACHOVIA CAPITAL MARKETS, LLC,

as Sole Lead Arranger and Sole Bookrunner

i

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

ARTICLE VII

COVENANTS

v

SCHEDULES AND EXHIBITS

SCHEDULE I	–	Disclosure Schedule
SCHEDULE II	–	Commitments
SCHEDULE III	–	Capitalization and Ownership
SCHEDULE IV	–	Fiscal Quarters and Fiscal Years of Winn-Dixie and its Subsidiaries
EXHIBIT A	–	Form of Borrowing Request
EXHIBIT B-1	–	Form of Standby Letter of Credit Issuance Request
EXHIBIT B-2	–	Form of Subfacility Letter of Credit Issuance Request
EXHIBIT C	–	Form of Continuation/Conversion Notice
EXHIBIT D	–	Form of Compliance Certificate
EXHIBIT E	–	Form of Lender Assignment Agreement
EXHIBIT F	–	Form of Borrowing Base Certificate
EXHIBIT G	–	Form of Confirmation Order

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated November 21, 2006, is among WINN-DIXIE STORES, INC., a Florida corporation (“Winn-Dixie”), WINN-DIXIE MONTGOMERY, INC., a Florida corporation (“W-D Montgomery”), WINN-DIXIE PROCUREMENT, INC., a Florida corporation (“W-D Procurement”), WINN-DIXIE RALEIGH, INC., a Florida corporation (“W-D Raleigh”), WINN-DIXIE SUPERMARKETS, INC., a Florida corporation (“W-D Supermarkets”), WINN-DIXIE PROPERTIES, LLC, a Florida limited liability company (“W-D Properties”), WINN-DIXIE STORES LEASING, LLC, a Florida limited liability company (“Stores Leasing”), WINN-DIXIE RALEIGH LEASING, LLC, a Florida limited liability company (“Raleigh Leasing”), WINN-DIXIE MONTGOMERY LEASING, LLC, a Florida limited liability company (“Montgomery Leasing”), and WINN-DIXIE WAREHOUSE LEASING, LLC, a Florida limited liability company (“Warehouse Leasing” and together with Winn-Dixie, W-D Montgomery, W-D Procurement, W-D Raleigh, W-D Supermarkets, W-D Properties, Stores Leasing, Raleigh Leasing and Montgomery Leasing, each a “Borrower” and, collectively, the “Borrowers” as hereinafter further defined), the various financial institutions and other Persons from time to time parties hereto (“Lenders”), WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia Bank”), in its capacities as administrative agent and collateral agent for the Lenders (in such capacities, “Agent”), BANK OF AMERICA, NA and MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., in their respective capacities as co-documentation agents (in such capacities, “Co-Documentation Agents”), GENERAL ELECTRIC CAPITAL CORPORATION and GMAC COMMERCIAL FINANCE LLC, in their respective capacities as co-syndication agents (in such capacities, “Co-Syndication Agents”), CITIBANK, NA and WELLS FARGO FOOTHILL, LLC, in their respective capacities as senior managing agents (in such capacities, “Senior Managing Agents”), and WACHOVIA CAPITAL MARKETS, LLC (“WCM”), as sole lead arranger and sole bookrunner (in such capacity, the “Arranger”).

W I T N E S S E T H:

WHEREAS, Existing Borrowers (as hereinafter defined) and Guarantors (as hereinafter defined) have filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code (as hereinafter defined);

WHEREAS, Agent and Existing Lenders (as hereinafter defined) have provided a secured revolving credit facility to Existing Borrowers in the Chapter 11 Case (as hereinafter defined) pursuant to the Existing Loan Documents (as hereinafter defined) and the Final Financing Order (as hereinafter defined);

WHEREAS, the Plan of Reorganization (as hereinafter defined) has been confirmed in the Chapter 11 Case pursuant to the Confirmation Order (as hereinafter defined), and concurrently with the making of the initial loans or issuance of letters of credit hereunder, the Plan Effective Date (as hereinafter defined) has occurred;

WHEREAS, Borrowers are willing to assume the Pre-Effective Date Obligations (as hereinafter defined) of Existing Borrowers under the Existing Credit Agreement (as hereinafter defined), as amended and restated by the terms hereof;

WHEREAS, Borrowers have requested that Agent and Lenders enter into financing arrangements with Borrowers pursuant to which the Lenders will make loans and provide other financial accommodations to Borrowers on the terms and conditions contained herein; and

WHEREAS, each Lender is willing to agree (severally and not jointly) to make such loans and provide such financial accommodations to Borrowers on a pro rata basis according to its Commitment (as hereinafter defined) on the terms and conditions set forth herein, and Agent and Arranger are willing to act in their respective capacities as agents hereunder for the Lenders on the terms and conditions set forth herein and the other Loan Documents;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Account Debtor” means a Third Party Payor obligated on a Pharmacy Receivable or a Credit Card Receivable.

“Accounts” means, as to each Borrower and Guarantor, all present and future rights of such Borrower and Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred or (d) arising out of the use of a credit or charge card or information contained on or for use with the card (including without limitation Credit Card Receivables).

“ACH Agreement” means (a) the Amended and Restated ACH Limit Agreement, dated of even date herewith, between Winn-Dixie and Wachovia Bank, and (b) any other written agreement, in form and substance satisfactory to Agent in good faith, between any Borrower and any Bank Product Provider related to the provision by such Bank Product Provider of ACH Transactions to such Borrower, as each may be amended, supplemented, amended and restated or otherwise modified from time to time.

“ACH Limit” has the meaning defined in each ACH Agreement.

“ACH Transactions” means any overdrafts, cash management or related services by a Bank Product Provider consisting of the automatic clearinghouse transfer of funds for the account of a Borrower pursuant to agreement or overdraft for any accounts of Borrowers maintained at such Bank Product Provider that are subject to the control of Agent pursuant to a Blocked Account Agreement to which Agent or such Bank Product Provider is a party, as applicable.

“Additional Collateral Reporting Period” means either (a) the period during which an Event of Default shall have occurred and be continuing or (b) the period commencing on any date on which Excess Availability is less than $125,000,000 and ending on a Collateral Reporting Reversion Date.

“Administrative Borrower” means Winn-Dixie in its capacity as Administrative Borrower on behalf of itself and the other Borrowers pursuant to Section 10.17 hereof and its successors and assigns in such capacity.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. “Control” of a Person means the power,

directly or indirectly, (a) to vote ten (10%) or more of the Capital Securities (on a fully diluted basis) or other equity or membership interests having ordinary voting power for the election of directors, managing members or general partners (as applicable) or (b) to direct or cause the direction of the management and policies of such Person (whether through ownership of Capital Securities, by contract or otherwise).

“Agent” means Wachovia Bank, together with its successors and assigns, including any other Person appointed as the successor Agent pursuant to Section 9.4 hereof.

“Agreement” means this Amended and Restated Credit Agreement as hereafter amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

“Alternate Base Rate” means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of (a) the Base Rate in effect on such day; or (b) the Federal Funds Rate in effect on such day plus one half of one (.50%) percent. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect as of the opening of business on the date of each change in the Alternate Base Rate. Agent will give notice promptly to Administrative Borrower and the Lenders of changes in the Alternate Base Rate; provided that the failure to give such notice shall not affect the Alternate Base Rate in effect after such change. If for any reason Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability of Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist.

“Annual Projections” is defined in Section 7.1.1(d) hereof.

“Applicable Amount” is defined in Section 2.1.3(c) hereof.

“Applicable Margin” means, at any time, as to the interest rate for Revolving A Loans that are Base Rate Loans and LIBO Rate Loans, and as to the Standby Letter of Credit fee for Standby Letters of Credit, the applicable percentages (on a per annum basis) set forth below, in each case determined if the Quarterly Average Excess Availability for the immediately preceding Fiscal Quarter is at or within the amounts indicated for such percentages as of the last day of such Fiscal Quarter as follows:

Tier	Quarterly Average Excess Availability	Applicable Eurodollar Rate Margin	Applicable ABR Rate Margin	Applicable Standby LC Margin
1	Equal to or greater than $400,000,000	1.25%	0%	1.25%
2	Less than $400,000,000 and equal to or greater than $300,000,000	1.50%	0%	1.50%
3	Less than $300,000,000 and equal to or greater than $200,000,000	1.75%	0%	1.75%
4	Less than $200,000,000 and equal to or greater than $125,000,000	2.00%	.25%	2.00%
5	Less than $125,000,000	2.25%	.50%	2.25%

provided, that, (i) the Applicable Margin shall be calculated and established once each Fiscal Quarter and shall remain in effect until adjusted thereafter after the end of such Fiscal Quarter, (ii) each adjustment of the Applicable Margin shall be effective as of the first day of a Fiscal Quarter based on the Quarterly Average Excess Availability for the immediately preceding Fiscal Quarter, and (iii) the Applicable Margin from the date hereof through and including the last day of the second (2nd) full Fiscal Quarter after the date hereof shall be the applicable percentages set forth in Tier 3 above.

“Arranger” is defined in the preamble.

“Assignee Lender” is defined in Section 10.11.1 hereof.

“Assignor Lender” is defined in Section 10.11.1 hereof.

“Authorized Officer” means, relative to any Obligor, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to Agent, the Lenders and the Issuer pursuant to Section 5.1.3 hereof or as updated by Borrowers from time to time and certified in the manner provided above.

“Average Stated Amount” means, on any date and with respect to a particular Letter of Credit, the average daily maximum amount available to be drawn under such Letter of Credit.

“Bahamian Subsidiaries” means each of W-D (Bahamas) Limited, Bahamas Supermarkets Limited and The City Meat Market Limited; each sometimes referred to individually as a “Bahamian Subsidiary”.

“Bank Accounts” means all deposit accounts, investment accounts or securities accounts in the name of or used by any Borrower, any Guarantor or any Subsidiary of any Borrower or Guarantor.

“Bank Product Provider” means Wachovia Bank, any other Lender, any Affiliate of Wachovia Bank or any other Lender or any other financial institution (in each case as to any such other Lender, Affiliate or other financial institution to the extent approved by Agent) that provides Bank Products to Borrowers.

“Bank Products” means any one or more of the following types or services or facilities provided to a Borrower by a Bank Product Provider: (a) credit cards or stored value cards, (b) cash management or related services, including (i) ACH Transactions, and (ii) controlled disbursement services and (c) Rate Protection Agreements if and to the extent permitted hereunder. Any of the foregoing shall only be included in the definition of the term “Bank Products” to the extent that the Bank Product Provider has been approved by Agent.

“Bankruptcy Code” means the United States Bankruptcy Code, being Title 11 of the United States Code (11 U.S.C. Sections 101-1532), as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all official rules and regulations thereunder.

“Bankruptcy Court” means the United States Bankruptcy Court for the Middle District of Florida, Jacksonville Division.

“Base Rate” means, at any time, the rate of interest per annum then most recently publicly announced by Wachovia Bank at its principal office in Charlotte, North Carolina as its prime rate for Dollars loaned in the United States. The parties hereto acknowledge that the Base Rate is an index rate and is not necessarily intended to be the lowest or best rate of interest charged to other banks or to customers in connection with extensions of credit.

“Base Rate Loan” means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

“Blocked Account Agreement” means each blocked account agreement duly executed and delivered by any bank or financial institution, including, without limitation, Wachovia Bank, as account holder, any Borrower or any of their Subsidiaries and Agent, pursuant to the requirements of this Agreement.

“Borrowers” means, collectively, Winn-Dixie, W-D Montgomery, W-D Procurement, W-D Raleigh, W-D Supermarkets, W-D Properties, Stores Leasing, Raleigh Leasing, Montgomery Leasing and Warehouse Leasing, together with their respective successors and assigns, including any trustee or other fiduciary hereafter appointed as legal representative on behalf of such person or on behalf of any such successor or assign; each sometimes referred to individually as a “Borrower”.

“Borrowing” means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1 hereof.

“Borrowing Base” means, collectively, Borrowing Base A and Borrowing Base B.

“Borrowing Base A” means, at any time, for Borrowers collectively, the amount equal to:

(a) the lesser of:

(i) the amount equal to the sum of:

(A) the lesser of (1) seventy (70%) percent multiplied by the Value of the Eligible Inventory consisting of finished goods (other than Perishable Inventory) or (2) ninety (90%) percent of the Net Recovery Percentage multiplied by the Value of the Eligible Inventory consisting of finished goods (other than Perishable Inventory); plus

(B) the lesser of (1) seventy (70%) percent multiplied by the Value of the Eligible Inventory consisting of finished goods that is Perishable Inventory or (2) ninety (90%) percent of the Net Recovery Percentage multiplied by the Value of the Eligible Inventory consisting of finished goods that is Perishable Inventory or (3) $85,000,000; plus

(C) the lesser of: (1) the sum of (x) ninety (90%) percent of the Net Amount of Eligible Pharmacy Receivables (other than Medicare Pharmacy Receivables and Medicaid Pharmacy Receivables) and (y) ninety (90%) percent of the Net Amount of Eligible Credit Card Receivables or (2) $35,000,000; plus

(D) the lesser of: (1) eighty (80%) percent of the Net Amount of Eligible Pharmacy Receivables consisting of Medicare Pharmacy Receivables and Medicaid Pharmacy Receivables or (2) $10,000,000; plus

(E) the lesser of (1) the Pharmacy Scripts Availability or (2) $70,000,000; plus

(F) the Real Property Availability; plus

(G) the Leasehold Availability; or

(ii) the Revolving A Loan Limit,

minus

(b) all Reserves.

“Borrowing Base Assets” means Inventory, Pharmacy Scripts, Pharmacy Receivables (including Medicare Pharmacy Receivables and Medicaid Pharmacy Receivables), Credit Card Receivables, the Real Property and the Leasehold Property.

“Borrowing Base B” means, at any time, for Borrowers collectively, the amount equal to:

(a) the lesser of:

(i) the amount equal to the sum of:

(A) the lesser of (1) ten (10%) percent multiplied by the Value of the Eligible Inventory consisting of finished goods (other than Perishable Inventory) or (2) ten (10%) percent of the Net Recovery Percentage multiplied by the Value of the Eligible Inventory consisting of finished goods (other than Perishable Inventory); plus

(B) the lesser of (1) ten (10%) percent multiplied by the Value of the Eligible Inventory consisting of finished goods that is Perishable Inventory or (2) ten (10%) percent of the Net Recovery Percentage multiplied by the Value of the Eligible Inventory consisting of finished goods that is Perishable Inventory; or

(ii) the Revolving B Loan Limit,

minus

(b) such Reserves as Agent may allocate to the calculation of Borrowing Base B that are not included in the calculation of Borrowing Base A.

“Borrowing Base Certificate” is defined in Section 7.3.1(a)(iv) hereof

“Borrowing Request” means a Loan request and certificate duly executed by an Authorized Officer of the Administrative Borrower substantially in the form of Exhibit A hereto.

“Business Day” means (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Charlotte, North Carolina; and (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (a) of this definition and which is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market.

“Capital Expenditures” means, for any period, the aggregate net amount of all expenditures of Winn-Dixie and its Subsidiaries made during such period for property, plant and equipment calculated in accordance with GAAP in the manner set forth in Winn-Dixie’s Consolidated Statements of Cash Flows as contained in the 2006 10-K.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital stock, limited liability company membership interests or other equity interests, whether now outstanding or issued after the Closing Date.

“Capitalized Lease Liabilities” means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

“Cash Collateralize” means, with respect to a Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) Agent on terms satisfactory to Agent in an amount equal to the Stated Amount of such Letter of Credit and all related fees and other amounts.

“Cash Equivalent Investment” means, at any time:

(a) any direct obligation of (or unconditionally guaranteed by) the United States or a state thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a state thereof) maturing not more than one year after such time;

(b) commercial paper maturing not more than two hundred seventy (270) days from the date of issue, which is issued by (i) a corporation (other than a Subsidiary or an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody’s, or (ii) any Lender (or its holding company);

(c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by either (i) any bank organized under the laws of the United States (or any state thereof) and which has (A) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (B) a combined capital and surplus greater than $500,000,000, or (ii) any Lender;

(d) any repurchase agreement having a term of thirty (30) days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) of this definition which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a) of this definition, and (ii) has a market value at the time such repurchase agreement is entered into of not less than one hundred (100%) percent of the repurchase obligation of such commercial banking institution thereunder; or

(e) mutual funds investing only in assets described in clauses (a) through (d) of this definition.

“Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of any Person or any of its Subsidiaries.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CERCLIS” means the Comprehensive Environmental Response Compensation Liability Information System List.

“Change in Control” means

(a) any “person” or “group” (as such terms are used in Rule 13d-5 of the Exchange Act, and Sections 13(d) and 14(d) of the Exchange Act) of persons (i) becomes, directly or indirectly, in a single transaction or in a related series of transactions by way of merger, consolidation, or other business combination or otherwise, the “beneficial owner” (as such term is used in Rule 13d-3 of the Exchange Act) of more than fifty (50%) percent of the total voting power in the aggregate of all classes of Capital Securities of Winn-Dixie then outstanding entitled to vote generally in elections of directors of Winn-Dixie, or (ii) otherwise acquires the power to direct or cause the direction of the management or policies of Winn-Dixie;

(b) during any period of twenty four (24) consecutive months, individuals who at the beginning of such period constituted the Board of Directors of Winn-Dixie (together with any new directors whose election to such Board or whose nomination for election by the stockholders of Winn-Dixie was approved by a vote of fifty (50%) percent of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Winn-Dixie then in office;

(c) except as permitted by clause (iii) of the proviso to Section 7.2.10(a) hereof, Winn-Dixie shall cease to be the direct or indirect holder and owner of one hundred (100%) percent of the Capital Securities of each Real Estate Borrower, subject to the lien of the Security Agreement; or

(d) Winn-Dixie shall cease to be the direct or indirect holder and owner of fifty-one (51%) percent of the Capital Securities of each of W-D Montgomery, W-D Procurement, W-D Raleigh, W-D Supermarkets or any other Person who is then a Borrower (other than a Real Estate Borrower), subject to the lien of the Security Agreement;

provided, that, the occurrence of any of the above in connection with the consummation of the Plan of Reorganization on the Plan Effective Date shall not constitute a “Change in Control” hereunder.

“Chapter 11 Case” means the jointly administered chapter 11 case of Existing Borrowers, Guarantors and certain Inactive Subsidiaries referred to as In re Winn-Dixie Stores, Inc., et al., Chapter 11 Case No. 05-03817-3F1, currently pending in the Bankruptcy Court.

“Closing Date” means the date on which all conditions to the effectiveness of this Agreement are satisfied.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

“Co-Documentation Agents” is defined in the preamble.

“Collateral” means any property purported to be pledged or with respect to which a Lien is purported to be granted pursuant to any Loan Document to secure the Obligations.

“Collateral Access Agreement” means each collateral access agreement duly executed and delivered by any landlord of Borrowers or any of their Subsidiaries with respect to Winn-Dixie’s headquarters in Jacksonville, Florida or any leased distribution centers or warehouses pursuant to the requirements of this Agreement.

“Collateral Reporting Reversion Date” means any date on which Excess Availability shall have been equal to or greater than $200,000,000 for the immediately preceding ninety (90) consecutive days.

“Commitment” means, as the context may require, a Revolving A Loan Commitment, Revolving B Loan Commitment, Subfacility Letter of Credit Commitment, Standby Letter of Credit Commitment or Swing Line Loan Commitment; sometimes referred to herein collectively as the “Commitments”.

“Commitment Termination Date” means the earliest to occur of

(a) December 31, 2006 (if the Closing Date has not occurred on or prior to such date);

(b) the Stated Maturity Date;

(c) the date on which the Commitments are terminated in full and the Maximum Credit is reduced to zero pursuant to the terms of this Agreement; and

(d) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in the preceding clauses, the Commitments shall terminate automatically and without any further action.

“Commitment Termination Event” means

(a) the occurrence of any Event of Default described in Section 8.1.10 hereof with respect to any Borrower; or

(b) the occurrence and continuance of any other Event of Default and either

(i) the declaration of all or any portion of the Loans to be due and payable pursuant to Section 8.3 hereof, or

(ii) the giving of notice by Agent, acting at the direction of the Required Lenders, to Borrowers that the Commitments have been terminated.

“Compliance Certificate” means a certificate to be duly completed and executed by an Authorized Officer of Winn-Dixie pursuant to the terms of this Agreement, substantially in the form of Exhibit D hereto or as otherwise approved by Agent, together with such changes thereto as Agent may from time to time request in good faith for the purpose of monitoring Borrowers’ compliance with the financial covenants contained herein.

“Confirmation Order” means the order captioned “Order Confirming the Joint Plan of Reorganization of Winn-Dixie Stores, Inc. and Affiliated Debtors” as entered by the Bankruptcy Court on November 9, 2006 in the Chapter 11 Case in the form of Exhibit G hereto, with such changes thereto as may be approved by Agent in good faith.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

“Continuation/Conversion Notice” means a notice of continuation or conversion and certificate to be duly executed by an Authorized Officer of a Borrower, substantially in the form of Exhibit C hereto.

“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Winn-Dixie, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

“Co-Syndication Agents” is defined in the preamble.

“Credit Card Agreements” means all agreements now or hereafter entered into by any Borrower with any Credit Card Issuer or any Credit Card Processor (in each case, in such capacity), as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Credit Card Issuer” means any person (other than a Borrower) who issues or whose members issue credit or debit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. or Discover Financial Services, Inc.

“Credit Card Processor” means any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower’s or Guarantor’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Receivables” means, collectively, (a) all present and future rights of a Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card, and (b) all present and future rights of a Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

“Credit Extension” means, as the context may require, (a) the making of a Loan by a Lender; or (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any Existing Letter of Credit, by an Issuer.

“Creditors’ Committee” means the official committee of unsecured creditors of Winn-Dixie Stores, Inc. and its affiliated debtors in the Chapter 11 Case.

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” is defined in Section 4.10 hereof.

“deposit account” has the meaning defined in the UCC.

“Designated Officer” means the President, any managing member, Senior Vice President, Vice President of Finance and Treasurer, Vice President, Controller and Chief Accounting Officer of any Borrower, or any other officer designated by a Borrower with the written consent of Agent.

“Disbursement” is defined in Section 2.6.2 hereof.

“Disbursement Date” is defined in Section 2.6.2 hereof.

“Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule I, as amended, supplemented, amended and restated or otherwise modified from time to time by Borrowers with the written consent of the Required Lenders.

“Disposition” (or similar words such as “Dispose”) means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of Borrowers’ or their Subsidiaries’ assets (including accounts receivable and Capital Securities of Subsidiaries) to any other Person (other than to another Obligor) in a single transaction or series of related transactions.

“Dixie Stores” means Dixie Stores, Inc., a New York corporation.

“Dixon Realty” means Dixon Realty Trust 1999-1, a Utah trust.

“Dollar” and the sign “$” mean lawful money of the United States.

“Domestic Office” means the office of a Lender designated as its “Domestic Office” in a Lender Assignment Agreement or such office within the United States as may be designated from time to time by notice from such Lender to Agent and Borrowers.

“EBITDA” means, with respect to Winn-Dixie and its Subsidiaries on a consolidated basis, for any applicable period, the sum of

(a) Net Income of Winn-Dixie and its Subsidiaries for such period, plus

(b) to the extent deducted in determining Net Income of Winn-Dixie and its Subsidiaries for such period, the sum of (i) amounts attributable to amortization, (ii) the Provision for Taxes, (iii) Interest Expense, (iv) depreciation of assets and (v) claims and other amounts payable under the Plan of Reorganization and other reorganization expenses that are paid subsequent to the Plan Effective Date in an amount not to exceed $25,000,000.

“Eligible Assignee” means each Lender, any Affiliate of a Lender, any commercial bank or other financial institution, any fund that invests in loans (and any Related Fund) and any other Person approved in writing (which approval shall not be unreasonably withheld) by Agent with (so long as no Default has occurred and is continuing) the consent of Borrowers (not to be unreasonably withheld or delayed).

“Eligible Borrowing Base Assets” means Eligible Inventory, Eligible Pharmacy Scripts, Eligible Pharmacy Receivables, Eligible Credit Card Receivables, Eligible Real Property and Eligible Leasehold Property.

“Eligible Credit Card Receivables” means the Credit Card Receivables owed to any Borrower which are and continue to be acceptable to Agent in good faith based on the criteria set forth below. In general, Credit Card Receivables of a Borrower shall be Eligible Credit Card Receivables if:

(a) such Credit Card Receivables arise from the actual and bona fide sale and delivery of goods or rendition of services by such Borrower in the ordinary course of the business of such Borrower which transactions are completed in accordance with the terms and provisions contained in any agreements binding on such Borrower or the other party or parties related thereto;

(b) such Credit Card Receivables are not past due (beyond any stated applicable grace period, if any, therefor) pursuant to the terms set forth in the Credit Card Agreements with the Credit Card Issuer or Credit Card Processor of the credit card or debit card used in the purchase which give rise to such Credit Card Receivables;

(c) such Credit Card Receivables are not unpaid more than ten (10) days after the date of the sale of Inventory giving rise to such Credit Card Receivables;

(d) all procedures required by the Credit Card Issuer or the Credit Card Processor of the credit card or debit card used in the purchase which gave rise to such Credit Card Receivables shall have been followed in all material respects by such Borrower and all documents required for the authorization and approval by such Credit Card Issuer or Credit Card Processor shall have been obtained in connection with the sale giving rise to such Credit Card Receivables;

(e) the required authorization and approval by such Credit Card Issuer or Credit Card Processor shall have been obtained for the sale giving rise to such Credit Card Receivables;

(f) such Borrower shall have submitted all sales slips, drafts, charges and other reports and other materials required by the Credit Card Issuer or Credit Card Processor obligated in respect of such Credit Card Receivables in order for such Borrower to be entitled to payment in respect thereof;

(g) such Credit Card Receivables comply with the applicable terms and conditions contained in Section 7.3.5 hereof;

(h) the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not asserted a counterclaim, defense or dispute and does not have any right of setoff against such Credit Card Receivables (other than transactions in the ordinary course of the business of such Borrower) and such Credit Card Issuer or Credit Card Processor has not setoff against amounts otherwise payable by such Credit Card Issuer or Credit Card Processor to a Borrower for the purpose of establishing a reserve or collateral for obligations of a Borrower to such Credit Card Issuer or Credit Card Processor (notwithstanding that the Credit Card Issuer or Credit Card Processor may have setoffs for fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with a Borrower as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of a Borrower);

(i) there are no facts, events or occurrences which would impair in any material respect the validity, enforceability or collectability of such Credit Card Receivables or reduce the amount payable or delay payment thereunder (other than for setoffs for fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Borrower as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of a Borrower);

(j) such Credit Card Receivables are subject to the first priority, valid and perfected security interest and lien of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any encumbrances permitted under the terms hereof;

(k) Agent shall have received, in form and substance satisfactory to Agent in good faith, a Processor Letter duly authorized, executed and delivered by the Credit Card Issuer (except in the case of American Express) or Credit Card Processor for the credit card or debit card used in the sale which gave rise to such Credit Card Receivable, such Processor Letter shall be in full force and effect and the Credit Card Issuer or Credit Card Processor party thereto shall be in compliance with the terms thereof;

(l) there are no proceedings or actions which are pending or, to the best of Borrowers’ knowledge, threatened against the Credit Card Issuers or Credit Card Processors with respect to such Credit Card Receivables which would reasonably be expected to result in any material adverse change in the continued collectability of the Credit Card Receivables with respect to the Credit Card Issuers or Credit Card Processors;

(m) such Credit Card Receivables are owed by Credit Card Issuers or Credit Card Processors deemed creditworthy at all times by Agent in good faith;

(n) no material default or event of default has occurred under the Credit Card Agreement of such Borrower with the Credit Card Issuer or Credit Card Processor who has issued the credit card or debit card or handles payments under the credit card or debit card used in the sale which gave rise to such Credit Card Receivables, which default or event of default gives such Credit Card Issuer or Credit Card Processor the right to cease or suspend payments to such Borrower, and no material default or event of default shall have occurred which gives such Credit Card Issuer or Credit Card Processor the right to setoff against amounts otherwise payable to such Borrower (other than for then current fees and chargebacks consistent with the current practices of such Credit Card Issuer or Credit Card Processor as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of such Borrower) or the right to establish reserves or establish or demand collateral and such Credit Card Agreements are otherwise in full force and effect and constitute the legal, valid, binding and enforceable obligations of the parties thereto;

(o) the terms of the sale giving rise to such Credit Card Receivables and all practices of such Borrower with respect to such Credit Card Receivables comply in all material respects with applicable Federal, State, and local laws and regulations;

(p) the Credit Card Issuer or Credit Card Processor has not sent any notice of default and/or notice of its intention to cease or suspend payments to such Borrower in respect of such Credit Card Receivables or to establish reserves or collateral for obligations of such Borrower to such Credit Card Issuer or Credit Card Processor (other than for then current fees and chargebacks consistent with the current practices of such Credit Card Issuer or Credit Card Processor as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of a Borrower); and

(q) the customer using the credit card or debit card giving rise to such Credit Card Receivable shall not have returned the merchandise purchased giving rise to such Credit Card Receivable.

The criteria for Eligible Credit Card Receivables set forth above may only be changed and any new criteria for Eligible Credit Card Receivables may only be established by Agent in good faith based on either: (A) an event, condition or other circumstance arising after the date hereof, or (B) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (A) or (B) which adversely affects or could reasonably be expected to adversely affect the Credit Card Receivables in the good faith determination of Agent. Any Credit Card Receivables that are not Eligible Credit Card Receivables shall nevertheless be part of the Collateral.

“Eligible Inventory” means Inventory owned by any Borrower consisting of finished goods held for resale in the ordinary course of the business of such Borrower, in each case which are acceptable to Agent in good faith based on the criteria set forth below. In general, Eligible Inventory shall not include (a) raw materials and work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in such Borrower’s business; (f) Inventory at premises other than those owned and controlled by any Borrower; provided that (i) as to distribution centers or warehouses which are leased by a Borrower, if Agent shall have received a Collateral Access Agreement from the owner and lessor with respect to such distribution center or warehouse, duly authorized, executed and delivered by such owner and lessor (or Agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agent), Agent shall not exclude Inventory contained in such distribution center or warehouse from Eligible Inventory by reason of this clause (f), (ii) as to Inventory at distribution centers or warehouses which are leased by a Borrower or owned and operated by a third Person, if Agent shall not have received a Collateral Access Agreement from the owner and lessor or operator with respect to such location, duly authorized, executed and delivered by such lessor or owner and operator (or Agent shall have received a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agent), Agent shall not exclude such Inventory from Eligible Inventory by reason of this clause (f) and may, at its option, establish such Reserves in an amount equal to ninety (90) days rent for such premises as Agent shall determine, provided that in addition, if required by Agent, in order for such Inventory at locations owned and operated by a third person to be Eligible Inventory, Agent shall have received: (A) UCC financing statements between the owner and operator, as consignee or bailee and such Borrower, as consignor or bailor, in form and substance satisfactory to Agent in good faith, which are duly assigned to Agent and (B) a written notice to any lender to the owner and operator of the first priority security interest in such Inventory of Agent, and (iii) as to retail stores which are leased by a Borrower, Agent shall not exclude Inventory contained in such retail stores from Eligible Inventory by reason of this clause (f); (g) Inventory subject to a security interest or lien in favor of any Person other than Agent except Permitted Liens that are subject to an intercreditor agreement in form and substance satisfactory to Agent in good faith between the holder of such security interest or lien and Agent; (h) bill and hold goods; (i) unserviceable, obsolete or slow moving Inventory; (j) Inventory which is not subject to the first priority, valid and perfected security interest of Agent; (k) returned, damaged and/or defective Inventory; (l) Inventory that is near, at or past the expiration date thereof; (m) Inventory purchased or sold on consignment, (n) pharmaceuticals, tobacco and alcohol which such Borrower is not duly licensed to sell or with respect to which such Borrower is not complying with any duly issued license, (o) Inventory located in manufacturing facilities, and (p) Inventory located outside the United States of America. The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent. The amounts of Eligible Inventory of Borrowers shall, at Agent’s option, be determined based on the lesser of (x) the amount of Inventory set forth in the general ledgers of Borrowers or (y) the perpetual Inventory records (by distribution center and, if any, by retail store) maintained by Borrowers. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

“Eligible Leasehold Property” means Leasehold Property which is acceptable to Agent in good faith based on the criteria set forth below. In general, Eligible Leasehold Property shall include Leasehold Property: (a) in which Stores Leasing, Raleigh Leasing, Montgomery Leasing or Warehouse Leasing is the lessee; (b) that is not subject to a mortgage or other Lien in favor of any Person other than Agent except Permitted Liens that are subject to an intercreditor agreement in form and substance satisfactory to Agent in good faith between the holder of such mortgage or other Lien and Agent; (c) that is not subject to a lease which prohibits a mortgage or other Lien on the leasehold interest of the lessee thereof; and (d) for which Agent shall have received the following items, each in form and substance satisfactory to Agent in good faith, if so requested by Agent in good faith, (i) a valid and perfected first priority Leasehold Mortgage (subject to Permitted Liens) in favor of Agent upon such Leasehold Property (whether pursuant to a modification agreement as to Leasehold Property which is on the Closing Date subject to a leasehold mortgage in favor of Agent in connection with the Existing Credit Agreement or a new Leasehold Mortgage as to Leasehold Property which is on the Closing Date not subject to a leasehold mortgage in favor of Agent in connection with the Existing Credit Agreement) in a form suitable for recording or filing, duly authorized, executed and delivered by Stores Leasing, Raleigh Leasing, Montgomery Leasing or Warehouse Leasing, as applicable; (ii) if required in the jurisdiction in which the Leasehold Property is located, evidence that (A) an amendment to an existing fixture filing naming Agent, as secured party, and the applicable Borrower or Guarantor, as debtor, to reflect Stores Leasing, Raleigh Leasing, Montgomery Leasing or Warehouse Leasing, as applicable, as the debtor, or (B) a fixture filing naming Agent, as secured party, and Stores Leasing, Raleigh Leasing, Montgomery Leasing or Warehouse Leasing, as applicable, as debtor, have been filed with respect to such Leasehold Property; (iii) a Leasehold Report; (iv) either (A) leasehold title insurance policies or (B) an endorsement to the existing leasehold title insurance policies, in each case in favor of Agent issued by insurers satisfactory to Agent, insuring that title to such Leasehold Property (together with all other Leasehold Property having an aggregate appraised value of not less than $100,000,000 as set forth in the Initial Leasehold Report) is marketable and that the interests created by such Leasehold Mortgage constitute a valid first Lien (subject to Permitted Liens) thereon free and clear of all material defects and encumbrances (other than Permitted Liens) other than as approved by Agent, and, if required by Agent and if available under then applicable state law, revolving credit endorsement, comprehensive endorsement, variable rate endorsement, access and utilities endorsements, mechanic’s lien endorsement and such other endorsements as Agent shall reasonably request and accompanied by evidence of the payment in full of all premiums thereon, (v) to the extent that a leasehold title insurance policy is not requested by Agent for such Leasehold Property and Agent has not received evidence of a lease or memorandum of lease with respect to such Leasehold Property appearing in the applicable real estate records for such Leasehold Property, a title search for such Leasehold Property showing that the applicable mortgagor is the current record title holder of the leasehold interest; (vi) to the extent in the possession of any Borrower, an American Land Title Association/American Congress on Surveying and Mapping form survey for such Leasehold Property; (vii) all consents, waivers, acknowledgments, agreements and approvals from other third parties which Agent in good faith may deem necessary or desirable in order to permit, protect and perfect the Leasehold Mortgage of Agent in any such Leasehold Property and related assets subject to the Leasehold Mortgage with respect thereto; (viii) either (A) a memorandum of lease in recordable form with respect to the leasehold interest, executed and acknowledged by the owner of the Leasehold Property, as lessor, (B) evidence that the applicable lease or a memorandum thereof has been recorded in all locations which Agent in good faith may deem necessary or desirable in order to give constructive notice to third-party purchasers of such leasehold interest, or (C) if a leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form satisfactory to Agent; (ix) with respect to Leasehold Property located in a state that assesses a mortgage recordation tax or similar tax, a mortgage tax endorsement to the applicable leasehold title insurance policy or either (A) an opinion of counsel or local counsel with respect to the proper payment of any applicable mortgage recordation taxes or (B) the Confirmation Order shall provide for the exempt status from payment of any applicable mortgage recording taxes, (x) opinions of local counsel to Stores Leasing, Raleigh Leasing, Montgomery Leasing and Warehouse Leasing in the states in which such Leasehold Property is located, and (xi) such other consents, approvals, opinions or documents as Agent may reasonably request in accordance with the policies and practices of Agent. The criteria for Eligible Leasehold Property set forth above may only be changed and any new criteria for Eligible Leasehold Property may only be established by Agent in good faith based on either: (A) an event, condition or other circumstance arising after the date hereof, or (B) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (A) or (B) which adversely affects or could reasonably be expected to adversely affect the Leasehold Property in the good faith determination of Agent. Any Leasehold Property which is not Eligible Leasehold Property shall nevertheless be part of the Collateral.

“Eligible Pharmacy Receivables” means Pharmacy Receivables owed to any Borrower, in each case which are and continue to be acceptable to Agent in good faith based on the criteria set forth below. In general, Pharmacy Receivables shall be Eligible Pharmacy Receivables if

(a) such Pharmacy Receivables arise from the actual and bona fide sale and delivery of prescription drugs by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

(b) such Pharmacy Receivables are not unpaid more than thirty (30) days after the original invoice;

(c) such Pharmacy Receivables comply with the terms and conditions contained in Section 7.3.4 hereof;

(d) such Pharmacy Receivables do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the Account Debtor may be conditional or contingent;

(e) the chief executive office of the Account Debtor with respect to such Pharmacy Receivables is located in the United States of America or Canada (provided, that, at any time promptly upon Agent’s request, such Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Agent to perfect the security interests of Agent in those Pharmacy Receivables of an Account Debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Agent may request to enable Agent as secured party with respect thereto to collect such Pharmacy Receivables under the applicable Federal or Provincial laws of Canada);

(f) such Pharmacy Receivables do not consist of progress billings (such that the obligation of the Account Debtors with respect to such Pharmacy Receivables is conditioned upon such Borrower’s satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices;

(g) the Account Debtor with respect to such Pharmacy Receivables has not asserted a counterclaim, defense or dispute and is not owed any amounts that may give rise to any right of setoff or recoupment against such Pharmacy Receivables (but the portion of the Pharmacy Receivables of such Account Debtor in excess of the amount at any time and from time to time owed by such Borrower to such Account Debtor or claimed owed by such Account Debtor may be deemed Eligible Pharmacy Receivables);

(h) there are no facts, events or occurrences known to any Borrower or Agent which would impair the validity, enforceability or collectability of such Pharmacy Receivables;

(i) such Pharmacy Receivables are subject to the first priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those in favor of Agent or otherwise permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Agent in good faith between the holder of such security interest or lien and Agent;

(j) neither the Account Debtor nor any officer or employee of the Account Debtor with respect to such Pharmacy Receivables is an officer of any Borrower or Guarantor;

(k) except as to Medicare Pharmacy Receivables and Medicaid Pharmacy Receivables, the Account Debtors with respect to such Pharmacy Receivables are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof;

(l) there are no proceedings or actions known to any Borrower or Agent which are threatened or pending against the Account Debtors with respect to such Pharmacy Receivables which might result in any material adverse change in any such Account Debtor’s financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

(m) the aggregate amount of such Pharmacy Receivables owing by a single Account Debtor do not constitute more than twenty (20%) percent of the aggregate amount of all otherwise Eligible Pharmacy Receivables of Borrowers (but the portion of the Pharmacy Receivables not in excess of the applicable percentages may be deemed Eligible Pharmacy Receivables);

(n) such Pharmacy Receivables are not owed by an Account Debtor who has Pharmacy Receivables unpaid more than thirty (30) days after the original invoice which constitute more than fifty (50%) percent of the total Pharmacy Receivables of such Account Debtor;

(o) the Account Debtor is not located in (i) New Jersey, Minnesota or West Virginia or (ii) in respect of any Account Debtor that has defaulted on a Pharmacy Receivable or against which any Borrower otherwise has a claim, a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower to seek judicial enforcement in such state of payment of such Pharmacy Receivables, in each case unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

(p) as to Medicare Pharmacy Receivables and Medicaid Pharmacy Receivables, (i) the claim for reimbursement related to such Pharmacy Receivables has been submitted to the appropriate Fiscal Intermediary or a third party administrator who is responsible for submitting the claim to the Fiscal Intermediary, in accordance with the applicable regulations under Medicare or Medicaid, as applicable, within thirty (30) days from the date the related goods were sold or within thirty (30) days of receiving the provider identification number (so long as such Borrower has delivered evidence, in form and substance satisfactory to Agent in good faith that it has received such identification number), (ii) the person to whom the goods were sold is an eligible Medicare beneficiary or Medicaid recipient, as applicable, at the time such goods are sold and such eligibility has been verified by the Borrower making such sale or providing such service, (iii) such Pharmacy Receivables are owed to a Borrower who is not known to be under any investigation under any Health Care Law (other than the periodic audits or reviews conducted by a Fiscal Intermediary in the ordinary course of business) or subject to any action or proceeding concerning the status of such Borrower as a Medicare supplier or certified Medicaid provider, as applicable (other than routine surveys and site visits), and/or the payments under Medicare or Medicaid, as applicable, to such Borrower have not been contested, suspended, delayed, deferred or otherwise postponed due to any investigation, action or proceeding by any Fiscal Intermediary, the U.S. Justice Department or any other Governmental Authority, (iv) the amount of such Pharmacy Receivables do not exceed the amounts to which the Borrower making such sale or providing such service is entitled as reimbursement for such eligible Medicare beneficiary or Medicaid recipient, as applicable, under applicable Medicare or Medicaid regulations, as applicable, (v) all authorization and billing procedures and documentation required in order for the Borrower making such sale or providing such service to be reimbursed and paid on such Pharmacy Receivables by the Fiscal Intermediary have been properly completed and satisfied to the extent required in order for such Borrower to be so reimbursed and paid, and (vi) the terms of the sale or service giving rise to such Pharmacy Receivables and all practices of such Borrower with respect to such Pharmacy Receivables comply in all material respects with applicable Federal, State, and local laws and regulations;

(q) as to Pharmacy Receivables in which the Account Debtor is a Third Party Payor (other than for Medicare Pharmacy Receivables and Medicaid Pharmacy Receivables): (i) the Borrower making the sale giving rise to such Pharmacy Receivables has a valid and enforceable agreement with the Third Party Payor providing for payment to such Borrower or such Borrower is otherwise entitled to payment under the terms of its arrangements with the insurance company that is the Third Party Payor, and such agreement and arrangements are in full force and effect and there is no default thereunder that could be a basis for such Third Party Payor to cease or suspend any payments to such Borrower (including any deductions, setoffs or defenses), (ii) the prescription drugs sold giving rise to such Pharmacy Receivables are of the type that are covered under the agreement or arrangements with the Third Party Payor and the party receiving such goods is entitled to coverage under such agreement or arrangement, (iii) the Borrower making the sale giving rise to such Pharmacy Receivables has contacted the Third Party Payor or otherwise received confirmation from such Third Party Payor that the party receiving the prescription drugs is entitled to coverage under the terms of the agreement with such Third Party Payor and such Borrower is entitled to reimbursement for such Pharmacy Receivables, (iv) the amount of such Pharmacy Receivables does not exceed the amounts to which the Borrower making such sale is entitled to reimbursement for the prescription drugs sold under the terms of such agreements or arrangements, (v) there are no contractual or statutory limitations or restrictions on the rights of the Borrower making such sale to assign its rights to payment arising as a result thereof or to grant any security interest therein, (vi) all authorization and billing procedures and documentation required in order for the Borrower making such sale to be reimbursed and paid on such Pharmacy Receivables by the Third Party Payor have been properly completed and satisfied to the extent required for such Borrower to be so reimbursed and paid and (vii) the terms of the sale giving rise to such Pharmacy Receivables and all practices of such Borrower and Guarantors with respect to such Pharmacy Receivables comply in all material respects with applicable federal, state, and local laws and regulations; and

(r) such Pharmacy Receivables are owed by Account Debtors deemed creditworthy at all times by Agent in good faith.

The criteria for Eligible Pharmacy Receivables set forth above may only be changed and any new criteria for Eligible Pharmacy Receivables may only be established by Agent in good faith based on either: (A) an event, condition or other circumstance arising after the date hereof, or (B) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (A) or (B) which adversely affects or could reasonably be expected to adversely affect the Pharmacy Receivables in the good faith determination of Agent. Any Pharmacy Receivables that are not Eligible Pharmacy Receivables shall nevertheless be part of the Collateral.

“Eligible Pharmacy Scripts” means Pharmacy Scripts owned by any Borrower, in each case which are acceptable to Agent in good faith based on the criteria set forth below. In general, Pharmacy Scripts shall be Eligible Pharmacy Scripts if arising and maintained in the ordinary course of the business of such Borrower and included in an appraisal of Pharmacy Scripts received by Agent in accordance with the terms hereof, in each case which are acceptable to Agent in good faith based on the criteria set forth below. In general, Eligible Pharmacy Scripts shall not include (a) Pharmacy Scripts for which Borrowers’ pharmacy store computer and phone systems, in Agent’s good faith determination, (i) are inadequate to facilitate the sale of prescriptions to a potential purchaser and (ii) do not facilitate the transfer of pharmacy prescriptions files to a potential purchaser, (b) Pharmacy Scripts subject to a security interest or lien in favor of any Person other than Agent except those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Agent in good faith between the holder of such security interest or lien and Agent; and (c) Pharmacy Scripts that are not in a form that may be sold or otherwise transferred or are subject to regulatory restrictions on the transfer thereof that are not acceptable to Agent in good faith. The criteria for Eligible Pharmacy Scripts set forth above may only be changed and any new criteria for Eligible Pharmacy Scripts may only be established by Agent in good faith based on either: (A) an event, condition or other circumstance arising after the date hereof, or (B) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (A) or (B) which adversely affects or could reasonably be expected to adversely affect the value of the Pharmacy Scripts or ability of Agent to sell or otherwise dispose of them in the good faith determination of Agent. Any Pharmacy Scripts that are not Eligible Pharmacy Scripts shall nevertheless be part of the Collateral.

“Eligible Real Property” means the Real Property which is acceptable to Agent in good faith based on the criteria set forth below. In general, Eligible Real Property shall include Real Property: (a) that is owned in fee simple by W-D Properties; (b) that is not subject to a mortgage or other Lien in favor of any Person other than Agent except Permitted Liens and other Liens permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Agent in good faith between the holder of such mortgage or other Lien and Agent; (c) for which Agent shall have received the following items, each in form and substance satisfactory to Agent in good faith, if so requested by Agent in good faith: (i) a valid and perfected first priority Mortgage (subject to Permitted Liens) in favor of Agent upon such Real Property (whether pursuant to a modification agreement as to Real Property which is on the Closing Date subject to a mortgage in favor of Agent in connection with the Existing Credit Agreement or a new Mortgage as to Real Property which is on the Closing Date not subject to a mortgage in favor of Agent in connection with the Existing Credit Agreement) in a form suitable for recording or filing (if applicable in the jurisdiction in which the applicable Real Property is located), duly authorized, executed and delivered by W-D Properties; (ii) if required in the jurisdiction in which the Real Property is located, (A) an amendment to an existing fixture filing naming Agent, as secured party, and the applicable Borrower or Guarantor, as debtor, to reflect W-D Properties as the debtor, or (B) a fixture filing naming Agent, as secured party, and W-D Properties, as debtor, have been filed with respect to such Real Property; (iii) a written appraisal with respect to such Real Property, in form, scope and methodology acceptable to Agent and performed by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely; (iv) a Phase I environmental audit of such Real Property conducted by an independent environmental engineering firm acceptable to Agent, and in form, scope and methodology reasonably satisfactory to Agent in good faith, the results of which shall be reasonably satisfactory to Agent in good faith, confirming that Borrowers and Guarantors are in compliance with all material applicable Environmental Laws in all material respects and there is no material potential or actual liability of Borrowers or Guarantors for any remedial action with respect to any significant environmental condition at such Real Property; (v) either (A) mortgagee title insurance policies or (B) an endorsement to the existing mortgagee title insurance policies, in each case in favor of Agent in amounts satisfactory to Agent and issued by insurers satisfactory to Agent, insuring that title to such Real Property is marketable and that the interests created by the applicable Mortgage constitute a valid first Lien (subject to Permitted Liens) thereon free and clear of all material defects and encumbrances (other than Permitted Liens) other than as approved by Agent, and, if required by Agent and if available under then applicable state law, revolving credit endorsement, comprehensive endorsement, variable rate endorsement, access and utilities endorsements, mechanic’s lien endorsement and such other endorsements as Agent shall reasonably request and accompanied by evidence of the payment in full of all premiums thereon; (vi) an American Land Title Association/American Congress on Surveying and Mapping form survey for which all necessary fees (where applicable) have been paid, certified to Agent and issuer of the mortgagees’ title insurance policy in a manner satisfactory to Agent by a land surveyor duly registered and licensed in the states in which the Real Property described in such survey is located; (vii) all consents, waivers, acknowledgments, agreements and approvals from other third parties which Agent in good faith may deem necessary or desirable in order to permit, protect and perfect the Mortgage of Agent in any such Real Property and related assets subject to the Mortgage with respect thereto; (viii) with respect to Real Property (if any) located in a state that assesses a mortgage recordation tax or similar tax, a mortgage tax endorsement to the applicable mortgagee title insurance policy or either (A) an opinion of counsel or local counsel with respect to the proper payment of any applicable mortgage recordation taxes or (B) the Confirmation Order shall provide for the exempt status from payment of any applicable mortgage recording taxes; (ix) opinions of local counsel to W-D Properties in the states in which such Real Property is located, and (x) such other consents, approvals, opinions or documents as Agent may reasonably request in accordance with the policies and practices of Agent. The criteria for Eligible Real Property set forth above may only be changed and any new criteria for Eligible Real Property may only be established by Agent in good faith based on either: (A) an event, condition or other circumstance arising after the date hereof, or (B) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (A) or (B) which adversely affects or could reasonably be expected to adversely affect the Real Property in the good faith determination of Agent. Any Real Property which is not Eligible Real Property shall nevertheless be part of the Collateral.

“Environmental Laws” means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

“Event of Default” is defined in Section 8.1 hereof.

“Excess Availability” means, at any time, for all Borrowers collectively, the amount, as determined by Agent, equal to: (a) the Borrowing Base (which shall be based on the Borrowing Base Certificate most recently provided by Borrowers pursuant to Section 7.3.1(a)(iv) hereof and acceptable to Agent) after giving effect to any Reserves other than any Reserves in respect of Letter of Credit Outstandings, plus (b) Qualified Cash in an amount not to exceed $75,000,000, minus (c) the sum of: (i) the amount of all then outstanding and unpaid Obligations (but not including for this purpose Obligations of any Borrower arising pursuant to any guarantees in favor of Agent and Lenders of the Obligations of the other Borrowers or any Letter of Credit Outstandings), plus (ii) the amount of all Reserves then established in respect of Letter of Credit Outstandings.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exemption Certificate” is defined in Section 4.6(e) hereof.

“Existing Credit Agreement” means the Credit Agreement, dated February 23, 2005, by and among Existing Borrowers, Agent, Existing Lenders, certain other agents and arrangers and WCM as sole lead arranger and sole bookrunner (as heretofore amended or otherwise modified).

“Existing Borrowers” means, collectively, Winn-Dixie, W-D Montgomery, W-D Procurement, W-D Raleigh, W-D Supermarkets and Dixie Stores, as Borrowers under the Existing Credit Agreement; each sometimes referred to individually as an “Existing Borrower”.

“Existing Lenders” means the various financial institutions and other Persons from time to time party to the Existing Credit Agreement.

“Existing Letters of Credit” means the letters of credit issued by Wachovia Bank to or for the account of Borrowers pursuant to the Existing Credit Agreement.

“Existing Loan Documents” means, collectively, the Existing Credit Agreement together with all documents, certificates, instruments, notes, guarantees, mortgages and agreements executed and delivered by Borrowers and Guarantors in connection therewith, whether or not specifically mentioned herein or therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

“Existing Loans” means, collectively, the Existing Revolving Loans, the Existing Swing Line Loans and the Existing Term Loan.

“Existing Revolving Loans” means the revolving loans made by the Existing Lenders to Borrowers pursuant to the Existing Credit Agreement.

“Existing Swing Line Loans” means the swing line loans made by Wachovia Bank, as swing line lender, to Borrowers pursuant to the Existing Credit Agreement.

“Existing Term Loan” means the term loan made by the Existing Lenders to Borrowers pursuant to the Existing Credit Agreement.

“Farm Products” has the meaning defined in the Food Security Act and the UCC.

“Farm Products Sellers” means, collectively, sellers or suppliers to any Borrower or Guarantor of any Farm Products and including any milk or dairy products, perishable agricultural commodity (as defined in PACA) or livestock (as defined in the PSA), meat, meat food products or livestock products derived therefrom or any poultry or poultry products derived therefrom; sometimes referred to herein individually as a “Farm Products Seller”.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Wachovia Bank from three federal funds brokers in the national federal funds market of recognized standing selected by it.

“Fee Letter” means the confidential letter, dated as of June 28, 2006, by and among WCM, Wachovia Bank and Winn-Dixie.

“Filing Statements” is defined in Section 5.1.17 hereof.

“Final Financing Order” means the Final Order Pursuant to Sections 105, 361, 362, 363, 364(C) and 364(D) of the Bankruptcy Code and Rules 4001 and 9014 of the Federal Rules of Bankruptcy Procedure (I) Authorizing Debtors to Obtain Secured Post-Petition Financing on a Superpriority Priming Lien Basis and Modifying the Automatic Stay, (II) Authorizing Debtors to Use Pre-Petition Secured Lenders’ Cash Collateral and Granting Adequate Protection, and (III) Authorizing the Repayment in Full of all Claims of Debtors’ Pre-Petition Secured Lenders, as entered by the United States Bankruptcy Court for the Southern District of New York on March 23, 2005.

“Final Order” means an order or judgment of the Bankruptcy Court duly entered on the docket of the Bankruptcy Court that (a) has not been modified or amended without the consent of Agent and the Required Lenders, or vacated, reversed, revoked, rescinded, stayed or appealed from, except as Agent and the Required Lenders may otherwise specifically agree, (b) with respect to which the time to appeal, petition for certiorari, application or motion for reversal, rehearing, reargument, stay, or modification has expired, (c) no petition, application or motion for reversal, rehearing, reargument, stay or modification thereof or for a writ of certiorari with respect thereto has been filed or granted or the order or judgment of the Bankruptcy Court has been affirmed by the highest court to which the order or judgment was appealed and (d) is no longer subject to any or further appeal or petition, application or motion for reversal, rehearing, reargument, stay or modification thereof or for any writ of certiorari with respect thereto or further judicial review in any form.

“Fiscal Intermediary” means any qualified insurance company or other financial institution that has entered into an ongoing relationship with any Governmental Authority to make payments to payees under Medicare, Medicaid or any other Federal, state or local public health care or medical assistance program pursuant to any of the Health Care Laws.

“Fiscal Month” means each four (4) week fiscal period of Winn-Dixie and its Subsidiaries, beginning with the first four (4) weeks of each Fiscal Year.

“Fiscal Quarter” means each fiscal quarter of Winn-Dixie and its Subsidiaries as set forth on Schedule IV hereto (as such Schedule IV shall be supplemented to include any fiscal quarters of Winn-Dixie and its Subsidiaries occurring after the 2010 Fiscal Year upon the request of Agent).

“Fiscal Year” means each fiscal year of Winn-Dixie and its Subsidiaries as set forth on Schedule IV hereto (as such Schedule IV shall be supplemented to include any fiscal years of Winn-Dixie and its Subsidiaries occurring after the 2010 Fiscal Year upon the request of Agent); reference to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2006 Fiscal Year”) refers to the Fiscal Year ending in June of such calendar year.

“Food Security Act” means the Food Security Act of 1984, 7 U.S.C. Section 1631 et. seq., as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

“Food Security Act Notices” is defined in Section 6.34 hereof.

“Foreign Pledge Agreement” means any Pledge Agreement governed by the laws of a jurisdiction other than the United States or a state (or the District of Columbia) thereof executed and delivered by Winn-Dixie or any of its Material Subsidiaries pursuant to the terms of this Agreement, in form and substance satisfactory to Agent in good faith, as Agent in good faith may deem necessary or desirable under the laws of organization or incorporation of a Material Subsidiary to further protect or perfect the Lien on and security interest in any Pledged Collateral (as defined in a Pledge Agreement).

“Foreign Subsidiary” means any Subsidiary that is not a U.S. Subsidiary.

“Fronting Fee” means, with respect to any Letter of Credit, a fronting fee in an amount equal to one quarter of one (0.25%) percent per annum multiplied by the Average Stated Amount of such Letter of Credit.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” is defined in Section 1.4 hereof.

“good faith” means, when applicable to Agent, notwithstanding anything to the contrary contained herein, honesty-in-fact in the conduct or transaction concerned and observance of reasonable commercial standards of fair dealing based on how an asset-based lender with similar rights providing a credit facility of the type set forth herein would act in similar circumstances at the time with the information then available to it.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision of any thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee Agreement” means the Amended and Restated Guarantee Agreement executed and delivered by an Authorized Officer of each Borrower and Guarantor, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Guarantors” means, collectively, Deep South Products, Inc., a Florida corporation, Dixie Spirits, Inc., a Mississippi corporation, Winn-Dixie Logistics, Inc., a Florida corporation, and any other Person that now or hereafter executes and delivers to Agent the Guarantee Agreement or a supplement thereto and each other Obligor that has executed and delivered a guarantee to Agent with respect to the Obligations, which shall in any event include all Material Subsidiaries, together with their respective successors and assigns, including any trustee or other fiduciary hereafter appointed as legal representative on behalf of such person or on behalf of any such successor or assign; each sometimes referred to individually as a “Guarantor”.

“Hazardous Material” means (a) any “hazardous substance”, as defined by CERCLA; (b) any “hazardous waste”, as defined by the Resource Conservation and Recovery Act; or (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.

“Health Care Laws” means all Federal, state and local laws, rules, regulations, interpretations, guidelines, ordinances and decrees primarily relating to patient healthcare, any health care provider, medical assistance and cost reimbursement program, as now or at any time hereafter in effect, applicable any Borrower or Guarantor, including, but not limited to, the Social Security Act, the Social Security Amendments of 1972, the Medicare-Medicaid Anti-Fraud and Abuse Amendments of 1977, the Medicare and Medicaid Patient and Program Protection Act of 1987 and HIPAA.

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under Rate Protection Agreements.

“herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

“Impermissible Qualification” means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of Borrowers: (a) which relates to the limited scope of examination of matters relevant to such financial statement; or (b) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause Borrowers to be in Default.

“Inactive Subsidiaries” means, collectively, Dixie Stores, Astor Products, Inc., a Florida corporation, Crackin’ Good, Inc., a Florida corporation, Deep South Distributors, Inc., a North Carolina corporation, Dixie Darling Bakers, Inc., a Florida corporation, Dixie-Home Stores, Inc., a South Carolina corporation, Dixie Packers, Inc., a Florida corporation, Dixon Realty Trust 1999-1, a Utah trust, Economy Wholesale Distributors, Inc., a Florida corporation, Foodway Stores, Inc., a Delaware corporation, Kwik Chek Supermarkets, Inc., a Florida corporation, Sunbelt Products, Inc., a Florida corporation, Sundown Sales, Inc., a Texas corporation, Superior Food Company, a Florida corporation, Table Supply Food Stores Co., Inc., a Florida corporation, WD Brand Prestige Steaks, Inc., a Florida corporation, and Winn-Dixie Handyman, Inc., a Florida corporation; each sometimes referred to individually as an “Inactive Subsidiary”.

“including” and “include” means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

“Indebtedness” of any Person means:

(a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

(c) all Capitalized Lease Liabilities of such Person;

(d) for purposes of Section 8.1.5 hereof only, all other items which, in accordance with GAAP, would be included as liabilities on the balance sheet of such Person as of the date at which Indebtedness is to be determined;

(e) net Hedging Obligations of such Person;

(f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than sixty (60) days or, if overdue for more than sixty (60) days, as to which a dispute exists and appropriate reserves in conformity with GAAP have been established on the books of such Person), and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(g) obligations arising under Synthetic Leases;

(h) all obligations evidenced by preferred stock (or other Capital Securities convertible into preferred stock) which pursuant to its terms could (at the request of the holders thereof or otherwise) be subject to mandatory sinking fund payments, redemption or other acceleration rights; and

(i) all Contingent Liabilities of such Person in respect of any of the foregoing.

The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Liabilities” is defined in Section 10.4 hereof.

“Indemnified Parties” is defined in Section 10.4 hereof.

“Initial Leasehold Report” means the Financial Modeling of Values of Leasehold Interests dated April 2006 with respect to the Eligible Leasehold Property prepared by DJM Asset Management, LLC, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely.

“In Store Cash” means cash on hand held in retail stores, including, without limitation, in registers, vaults and automatic teller machines.

“Insurance Captive” means WIN General Insurance Company, a South Carolina insurance captive.

“Insurance Premium Collateral” means, collectively, (a) any unearned insurance premiums paid on behalf of a Borrower by an Insurance Premium Lender for property or casualty insurance policies with respect to a Borrower, (b) any return of any insurance premium in accordance with the terms of such insurance policies paid on behalf of a Borrower by an Insurance Premium Lender, and (c) any property and casualty insurance policies for which an Insurance Premium Lender paid the insurance premium in full on behalf of a Borrower.

“Insurance Premium Lender” means a financial institution acceptable to Agent that makes loans to a Borrower, the proceeds of which are used exclusively to pay insurance premiums required in respect of property insurance policies, casualty insurance policies and/or specialty insurance policies (including directors and officers insurance) maintained by such Borrower; such institutions sometimes referred to herein collectively as “Insurance Premium Lenders”.

“Interco Subordination Agreement” means the Amended and Restated Subordination Agreement, dated of even date herewith, by and among Agent and various Obligors, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Interest Expense” means, for any applicable period, without duplication, the aggregate interest expense accrued or paid (without prior accrual), net of interest income received, during such period by Borrowers and their Subsidiaries for such applicable period, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense.

“Interest Period” means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 hereof and ending on (but excluding) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as Borrowers may select in their relevant notices pursuant to Section 2.3 or 2.4 hereof; provided, however, that

(a) no more than six (6) Interest Periods may be in effect at any time;

(b) no more than two (2) Interest Periods of six months may be in effect at any time;

(c) in no event will the aggregate amount of LIBO Rate Loans with an interest period of six months exceed fifty (50%) percent of the total amount of LIBO Rate Loans;

(d) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

(e) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

“Inventory” means, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower or Guarantor as lessor; (b) are held by such Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower or Guarantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

“Investment” means, relative to any Person,

(a) any loan, advance or extension of credit made by, or payment under any Contingent Liability entered into by, such Person to or for the benefit of any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person; and

(b) any Capital Securities held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

“investment property” has the meaning defined in the UCC.

“ISP Rules” is defined in Section 10.9 hereof.

“Issuance Request” means, in the case of Subfacility Letters of Credit, a Subfacility Letter of Credit Issuance Request and, in the case of Standby Letters of Credit, a Standby Letter of Credit Issuance Request.

“Issuer” means Wachovia Bank in its capacity as Issuer of the Subfacility Letters of Credit and the Standby Letters of Credit. At the request of Wachovia Bank and with the consent of Administrative Borrower (not to be unreasonably withheld), another Lender or an Affiliate of Wachovia Bank may issue one or more Subfacility Letters of Credit or Standby Letters of Credit hereunder and thereby also become an “Issuer” hereunder.

“Leasehold Availability” means the lesser of (a) the Leasehold Availability Limit, or (b) an amount equal to sixty (60%) percent of the “estimated gross leasehold value” of the Eligible Leasehold Property as set forth in the Initial Leasehold Report and thereafter in accordance with each Leasehold Report delivered to Agent in accordance with Section 7.3.6 hereof, which Leasehold Report shall be in form and containing assumptions and valuation methods satisfactory to Agent in good faith and shall have been prepared by DJM Asset Management, LLC or such other valuation firm acceptable to Agent, on which Agent and Lenders are expressly permitted to rely; provided, that, the Leasehold Availability shall be recalculated and adjusted annually based upon the then most recent acceptable Leasehold Report received by Agent in accordance with Section 7.3.6 hereof to an amount equal to the lesser of (i) the Leasehold Availability Limit, or (ii) an amount equal to sixty (60%) percent of the “estimated gross leasehold value” of the Eligible Leasehold Property as set out in such Leasehold Report. For purposes of this definition, the term “estimated gross leasehold value” is as determined pursuant to the applicable Leasehold Report.

“Leasehold Availability Limit” means $100,000,000.

“Leasehold Mortgages” means each leasehold mortgage, leasehold deed of trust or other agreement for each Leasehold Property executed and delivered by Stores Leasing, Raleigh Leasing, Montgomery Leasing, Warehouse Leasing or any other Borrower, as applicable, in favor of Agent, for the benefit of the Secured Parties, pursuant to the requirements of this Agreement or the Existing Credit Agreement, under which a Lien is granted on the Leasehold Property and fixtures described therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

“Leasehold Property” means, with respect to any Person, such Person’s present and future leasehold estate in: (a) any plots, pieces or parcels of land; (b) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever; (c) any other interests in property constituting appurtenances to the rights and interest described in clauses (a) and (b) of this definition, or which hereafter shall in any way belong, relate or be appurtenant thereto; and (d) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clause (c) of this definition.

“Leasehold Report” is defined in Section 7.3.6 hereof.

“Lender Assignment Agreement” means an assignment agreement substantially in the form of Exhibit E hereto.

“Lenders” is defined in the preamble, and includes Revolving A Loan Lenders, Revolving B Loan Lenders and any Person that becomes a Lender pursuant to Section 10.11.1 hereof; each sometimes referred to individually as a “Lender”.

“Lender’s Environmental Liability” means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys’ fees at trial and appellate levels and experts’ fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Agent, any Lender or the Issuer or any of such Person’s Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from: (a) any Hazardous Material on, in, under or affecting all or any portion of any property of Borrowers or any of their Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from Borrowers’ or any of their Subsidiaries’ or any of their respective predecessors’ properties; (b) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12 hereof; (c) any violation or claim of violation by Borrowers or any of their Subsidiaries of any Environmental Laws; or (d) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by Borrowers or any of their Subsidiaries, or in connection with any property owned or formerly owned or leased or operated by Winn-Dixie or any of its Subsidiaries.

“Letter of Credit” means a Standby Letter of Credit or a Subfacility Letter of Credit, as the case may be.

“Letter of Credit Limit” means, on any date, a maximum amount of $300,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2 hereof.

“Letter of Credit Outstandings” means Standby Letter of Credit Outstandings and/or Subfacility Letter of Credit Outstandings, as the case may be.

“letter-of-credit rights” has the meaning defined in the UCC.

“LIBO Rate” means, with respect to each day during each Interest Period pertaining to a LIBO Rate Loan, the rate per annum determined by Agent (rounded upward to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page at approximately 11:00 a.m., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page or such rate is for any reason not available thereon, “LIBO Rate” shall mean, with respect to each day during each Interest Period pertaining to a LIBO Rate Loan, either (a) the rate per annum determined by Agent (rounded upward to the nearest 1/100th of 1%) appearing on Reuters Screen LIBO Page (or, if more than one rate appears on such screen, the arithmetic mean for all such rates rounded upward to the nearest 1/100th of 1%) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m., London time, on the second full Business Day preceding the first day of such Interest Period or (b) if such rate is for any reason not available, the rate per annum equal to the rate at which Agent or its designee is offered Dollar deposits at or about 11:00 a.m., London time, two (2) Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its LIBO Rate Loans are then being conducted for settlement in immediately available funds, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBO Rate Loan to be outstanding during such Interest Period.

“LIBO Rate Loan” means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

“LIBO Rate (Reserve Adjusted)” means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) determined pursuant to the following formula:

LIBO Rate	=	LIBO Rate
(Reserve Adjusted)		1.00 - Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by Agent on the basis of the LIBOR Reserve Percentage in effect two (2) Business Days before the first day of such Interest Period.

“LIBOR Office” means the office of a Lender designated as its “LIBOR Office” in a Lender Assignment Agreement or such office as may be designated from time to time by notice from such Lender to Borrowers and Agent, whether or not outside the United States, which shall be making or maintaining the LIBO Rate Loans of such Lender.

“LIBOR Reserve Percentage” means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including “Eurocurrency Liabilities”, as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

“Loan Documents” means, collectively, this Agreement, the Standby Letters of Credit, the Subfacility Letters of Credit, the Fee Letter, the Guarantee Agreement, each Collateral Access Agreement, each Blocked Account Agreement, each Securities Control Agreement, each Processor Letter, each agreement pursuant to which Agent is granted a Lien to secure the Obligations (including the Security Agreement, each Pledge Agreement, each Mortgage and each Leasehold Mortgage), each ACH Agreement, and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time; provided, that, in no event shall the term Loan Documents be deemed to include any Rate Protection Agreement.

“Loans” means, as the context may require, a Revolving Loan and/or a Swing Line Loan of any type.

“Majority Accounts” means those Bank Accounts held by Majority Account Banks.

“Majority Account Banks” means each bank or financial institution listed in Item 6.24(b) of the Disclosure Schedule.

“Material Adverse Change” means a material adverse change in the business, operations, assets or financial condition of Winn-Dixie and its Subsidiaries (taken as a whole) from June 28, 2006, as supplemented by the description thereof in the 2006 10-K, other than any material adverse change relating to or resulting from any of the following, so long as such change does not have a material adverse affect on the ability of any Borrower or Guarantor to perform its Obligations under any Loan Document or the ability of Agent and Lenders to enforce the Obligations or the ability of any Secured Party to enforce its rights and remedies under this Agreement, any Security Document or any other Loan Document: (a) changes in general economic conditions or securities markets in general, (b) events, circumstances, changes or effects that affect the retail food industry (except if Administrative Borrower and its Subsidiaries (taken as a whole) are disproportionately affected thereby), (c) catastrophes, including hurricanes, earthquakes, hailstorms, severe winter weather, floods, fires, tornadoes and other natural or man-made disasters, (d) any changes after the date hereof in any and all domestic (federal, state or local) or foreign laws, rules, regulations, orders, judgments or decrees promulgated by any Governmental Authority, including those relating to the protection of the environment, natural resources, and human health and safety applicable to Administrative Borrower and its Subsidiaries (taken as a whole) or any of their respective properties or assets (except if Administrative Borrower and its Subsidiaries (taken as a whole) are disproportionately affected thereby), (e) any outbreak or escalation of hostilities or war or any act of terrorism, or (f) compliance with the Plan of Reorganization and the transactions contemplated thereby.

“Material Contracts” means all contracts to which Winn-Dixie or any of its Subsidiaries is a party and which have been disclosed in Winn-Dixie’s public filings as material contracts.

“Material Subsidiary” means each U.S. Subsidiary (other than the Insurance Captive) now existing or hereafter acquired or formed, and each successor thereto, which (a) accounts for more than five (5%) percent of (i) the consolidated gross revenues of Winn-Dixie and its Subsidiaries, or (ii) the consolidated assets of Winn-Dixie and its Subsidiaries, or (b) together with all other U.S. Subsidiaries not otherwise deemed a “Material Subsidiary” hereunder, accounts for more than ten (10%) percent of such consolidated gross revenues, or consolidated assets described in clause (a) of this definition, in each case, as of the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to Section 7.1.1(a) or (b) hereof, financial statements have been, or are required to have been, delivered by Winn-Dixie, and in any event includes all of the Subsidiaries listed in Item 6.8(b) of the Disclosure Schedule.

“Maximum Credit” means the amount of $725,000,000, as such amount may be increased or reduced from time to time pursuant to Section 2.2 hereof.

“Medicaid” means the health care financial assistance program jointly financed and administered by the Federal and state governments under Title XIX of the Social Security Act.

“Medicaid Pharmacy Receivables” means Pharmacy Receivables of Borrowers arising pursuant to goods sold by Borrowers to eligible Medicaid beneficiaries to be paid by a Fiscal Intermediary or by the United States of America acting under the Medicaid program, any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act or any other Governmental Authority under Medicaid.

“Medicare” means the health care financial assistance program under Title XVIII of the Social Security Act.

“Medicare Pharmacy Receivables” means Pharmacy Receivables of Borrowers arising pursuant to goods sold by Borrowers to eligible Medicare beneficiaries to be paid by a Fiscal Intermediary or by the United States of America acting under the Medicare program or any other Governmental Authority under Medicare.

“Montgomery Leasing” is defined in the preamble.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means each mortgage, deed of trust or other agreement for each Real Property executed and delivered by W-D Properties or any other Borrower, as applicable, in favor of Agent, for the benefit of the Secured Parties, pursuant to the requirements of this Agreement or the Existing Credit Agreement, under which a Lien is granted on the Real Property and fixtures described therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

“MSP Pension Plan” means the management security plan or the senior corporate officer’s management security plan offered by certain Borrowers and Guarantors to provide retirement benefits to certain participating employees of certain Borrowers and Guarantors, including any related individual agreements.

“Net Amount of Eligible Credit Card Receivables” means, as to any Borrower, the gross amount of the Eligible Credit Card Receivables of such Borrower, less returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counter claims, disputes and other defenses of any name at any time issued, owing, granted, outstanding, available or claimed and less any other fees or charges.

“Net Amount of Eligible Pharmacy Receivables” means, as to any Borrower, the gross amount of the Eligible Pharmacy Receivables of such Borrower, less sales, excise or similar taxes, and less returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counter claims, disputes and other defenses of any name at any time issued, owing, granted, outstanding, available or claimed and less any other fees or charges.

“Net Disposition Proceeds” means, with respect to a Permitted Disposition (other than a Permitted Disposition under Section 7.2.11(c) hereof) of the assets of any Borrower or any of their U.S. Subsidiaries (other than the Insurance Captive), the excess of

(a) the gross cash proceeds received by any Borrower or any of their Subsidiaries from any Permitted Disposition, less

(b) the sum of

(i) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions, payments required to be made in connection with such Permitted Disposition under any lease or other contractual obligation permitted under this Agreement and other out-of-pocket expenses and disbursements (including but not limited to closing costs) actually incurred in connection with such Permitted Disposition which have not been paid to Affiliates or Subsidiaries of Borrowers; and

(ii) all Taxes actually paid, assessed or estimated by Borrowers (in good faith) to be payable in connection with such Permitted Disposition;

provided, however, that if, after the payment of all Taxes with respect to such Permitted Disposition, the amount of estimated or assessed Taxes, if any, pursuant to clause (b)(ii) of this definition exceeded the Taxes actually paid in cash in respect of such Permitted Disposition, the aggregate amount of such excess shall be immediately payable, pursuant to Section 3.1.1(c) hereof, as Net Disposition Proceeds.

“Net Income” means, with respect to any Person for any period, the aggregate of the net income (loss) of such Person for such period (excluding to the extent included therein (a) any extraordinary and/or one time or unusual and non-recurring gains, (b) any non-cash losses, (c) any non-cash asset impairment charges, (d) any non-cash asset write-down expenses related to Permitted Dispositions under Section 7.2.11(a)(i)(C), (b) or (c) hereof, (e) any non-cash stock based compensation expenses, (f) any non-cash expenses related to the MSP Pension Plan, (g) any non-cash rent expenses or non-cash rent income related to fresh start accounting in accordance with GAAP, or (h) any non-cash expenses related to directors’ and officers’ insurance for Existing Borrowers) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and, without duplication, after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP. For the purposes of this definition, net income excludes any gain or non-cash loss, together with any related Provision for Taxes for such gain or non-cash loss, realized upon a Disposition of assets that are not sold in the ordinary course of business (including, without limitation, Permitted Sale and Leaseback Transactions) or of any Capital Securities of such Person and any net income realized or loss incurred as a result of changes in accounting principles or the application thereof to such Person.

“Net Orderly Liquidation Value” means, in respect of Pharmacy Scripts, at any time, the amount equal to the amount of the recovery in respect of the Eligible Pharmacy Scripts of Borrowers at such time on a “net orderly liquidation value” basis as set forth in the most recent acceptable appraisal of Pharmacy Scripts received by Agent prior to the Closing Date and thereafter in accordance with Section 7.3.3 hereof, net of operating expenses, liquidation expenses and commissions.

“Net Recovery Percentage” means in respect of Inventory, at any time, the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the amount of the recovery in respect of the Inventory of Borrowers at such time on a “going out of business sale” basis as set forth in the most recent acceptable appraisal of Inventory received by Agent prior to the Closing Date and thereafter in accordance with Section 7.3.2 hereof, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the applicable original cost of the aggregate amount of the Eligible Inventory subject to such appraisal.

“Net Sale and Leaseback Proceeds” means, with respect to any Permitted Sale and Leaseback Transaction, the excess of

(a) the gross cash proceeds received by Winn-Dixie or any of its Subsidiaries from such Permitted Sale and Leaseback Transaction, less

(b) the sum of

(i) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and other out-of-pocket expenses and disbursements actually incurred in connection with such Permitted Sale and Leaseback Transaction which have not been paid to Winn-Dixie or any of its Subsidiaries; and

(ii) all Taxes actually paid, assessed or estimated by Winn-Dixie or any of its Subsidiaries (in good faith) to be payable in connection with such Permitted Sale and Leaseback Transaction;

provided, however, that if, after the payment of all Taxes with respect to such Permitted Sale and Leaseback Transaction, the amount of estimated or assessed Taxes, if any, pursuant to clause (b)(ii) of this definition exceeded the Taxes actually paid in cash in respect of such Permitted Sale and Leaseback Transaction, the aggregate amount of such excess shall be immediately payable, pursuant to Section 3.1.1(c) hereof, as Net Sale and Leaseback Proceeds.

“Non-Consenting Lender” is defined in Section 10.1(c) hereof.

“Non-Excluded Taxes” means any Taxes in respect of any Loan Document or the accrual or payment of any amounts or income thereunder, or any Secured Party’s execution, delivery or performance of its obligations thereunder, other than net income and franchise Taxes, imposed with respect to any

Secured Party (a) under the laws under which such Secured Party is organized or in which it maintains its applicable lending office or (b) as a result of a connection between such Secured Party and the relevant taxing jurisdiction other than solely by reason of such Lender’s having executed, delivered or performed its obligations, or having earned or received interest, any other payment or any income, under any Loans or any of the Loan Documents.

“Non-U.S. Lender” means any Lender that is not a “United States person”, as defined under Section 7701(a)(30) of the Code.

“Obligations” means collectively, the Pre-Effective Date Obligations and the Post-Effective Date Obligations.

“Obligor” means, as the context may require, any Borrower or Guarantor.

“Organic Document” means, relative to any Obligor, as applicable, its certificate of incorporation, articles of organization, certificate of formation, certificate of partnership, by-laws, partnership agreement, limited liability company agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor’s partnership interests, limited liability company interests or authorized shares of Capital Securities.

“Other Permitted Investments” means, at any time:

(a) any direct obligation of (or unconditionally guaranteed by) the United States (or any agency thereof to the extent such obligations are supported by the full faith and credit of the United States), maturing not more than one year after such time;

(b) any repurchase agreement that is secured by a fully perfected security interest in any obligation of the type described in clause (a), (d), (e) or (f) of this definition, so long as the market value of the collateral deposited to secure such repurchase agreement shall have a market value at all times of not less than 101% of the face value of such repurchase agreement;

(c) tax exempt general obligations and revenue secured instruments of United States state and local governments rated A2 or higher by Moody’s or A or higher by S&P;

(d) bankers’ acceptances eligible for purchase or discount with the Federal Reserve System;

(e) any certificate of deposit or time deposit which matures not more than two years after such time and which is issued by any bank organized under the laws of United States (or any state thereof) and which has (x) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000;

(f) commercial paper which is issued by finance, industrial, utility, bank holding companies and state and local governments with ratings Prime-1 or Prime-2 by Moody’s and A-1+, A-1 or A-2 by S&P;

(g) corporate bonds rated by Moody’s and S&P with an average rating of at least A and maturing not more than two years after such time;

(h) mutual funds investing only in the above assets; provided that only up to $50,000,000 of such Investments shall constitute Other Permitted Investments, unless such mutual fund solely owns government securities for non-overnight investments;

(i) master notes of a bank organized under the laws of the United States (or any state thereof) or a United States government agency, in each case, which has (x) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000, with limits authorized for each specific note, in all cases maturing not more than two years after such time; and

(j) asset backed securities maturing not more than two years after such time, collateralized by credit card receivables or other loans which are rated AAA or higher by both Moody’s and S&P; provided that only up to $20,000,000 of such securities issued by any single issuer shall be considered Other Permitted Investments.

“Other Taxes” means any and all stamp, documentary, mortgage recordation or similar Taxes, or any other excise or property Taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.

“Participant” is defined in Section 10.11.2 hereof.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

“Payment Date” means the last day of each calendar month, or, if any such day is not a Business Day, the next succeeding Business Day.

“PACA” means the Perishable Agricultural Commodities Act, 1930, as amended, 7 U.S.C. Section 499a et. seq., as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which Winn-Dixie or any corporation, trade or business that is, along with such Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Percentage” means as to any Lender:

(a) with respect to a Revolving A Loan Lender’s obligation to make Revolving A Loans and Swing Line Loans and to acquire interests in Letter of Credit Outstandings, receive payments of principal, interest, fees, costs and expenses with respect thereto and for purposes of determining the Required Revolving A Loan Lenders, the fraction (expressed as a percentage) the numerator of which is such Revolving A Loan Lender’s Revolving A Loan Commitment and the denominator of which is the aggregate amount of all of the Revolving A Loan Commitments, as adjusted from time to time in accordance with the provisions of Section 10.11 hereof; provided, that, if the Revolving A Loan Commitments have been terminated, the numerator of such fraction shall be the outstanding amount of such Revolving A Loan Lender’s Revolving A Loans and Swing Line Loans and its interest in the Letter of Credit Outstandings and the denominator of such fraction shall be the aggregate amount of all outstanding Revolving A Loans, Swing Line Loans and Letter of Credit Outstandings;

(b) with respect to a Revolving B Loan Lender’s obligation to make Revolving B Loans and to acquire interests in Letter of Credit Outstandings, receive payments of principal, interest, fees, costs and expenses with respect thereto and for purposes of determining the Required Revolving B Loan Lenders, the fraction (expressed as a percentage) the numerator of which is such Revolving B Loan Lender’s Revolving B Loan Commitment and the denominator of which is the aggregate amount of all of the Revolving B Loan Commitments, as adjusted from time to time in accordance with the provisions of Section 10.11 hereof; provided, that, if the Revolving B Loan Commitments have been terminated, the numerator of such fraction shall be the outstanding amount of such Revolving B Loan Lender’s Revolving B Loans and its interest in the Letter of Credit Outstandings and the denominator of such fraction shall be the aggregate amount of all outstanding Revolving B Loans and Letter of Credit Outstandings; and

(c) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 10.4 hereof and the voting rights set forth in Section 10.1 hereof), the fraction (expressed as a percentage) the numerator of which is the aggregate amount of all of such Lender’s Commitments and the denominator of which is the aggregate amount of all of the Commitments of all Lenders; provided, that, if the Commitments have been terminated, the numerator of such fraction shall be the outstanding amount of each Lender’s Loans and its interest in the Letter of Credit Outstandings and the denominator of such fraction shall be the aggregate amount of all outstanding Loans and Letter of Credit Outstandings, in each case as the Commitments may be adjusted from time to time in accordance with the provisions of Section 10.11 hereof.

“Perishable Inventory” means Inventory included in the following categories as reported by Borrowers consistent with past practice: bakeries, produce, floral, dairy, fresh seafood, meat and deli.

“Permitted Acquisition” means an acquisition (whether pursuant to an acquisition of Capital Securities, assets or otherwise) by any Borrower or any Subsidiary from any Person of a business or of all or substantially all of the assets or of all of the Capital Securities of any Person (or any division thereof) in which the following conditions are satisfied:

(a) immediately before and after giving effect to such acquisition, no Default shall have occurred and be continuing or would result therefrom (including under Sections 7.2.1 and 7.2.4 hereof);

(b) Winn-Dixie shall have delivered to Agent, in form and substance satisfactory to Agent in good faith, (i) a Compliance Certificate for the period of four (4) full Fiscal Quarters immediately preceding such acquisition giving pro forma effect to the consummation of such acquisition and any Borrowings necessary in connection therewith and evidencing compliance with the covenants set forth in Section 7.2.4 hereof; (ii) the most recent annual and interim financial statements for the Person being acquired and related statements of income and cash flows showing positive cash flows for the preceding fiscal year of such Person, (iii) detailed forecasts of cash flows for the Person being acquired forecasting positive future cash flows and (iv) new detailed projections for Winn-Dixie and its Subsidiaries through the Stated Maturity Date giving pro forma effect to such acquisition, based on assumptions satisfactory to Agent and demonstrating pro forma compliance with all financial covenants contained in this Agreement, including those contained in Section 7.2.4 hereof, in each case, prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1 hereof and in form reasonably satisfactory to Agent in good faith, provided, that, Winn-Dixie shall not be required to comply with this clause (b) of this definition in respect of any acquisition of a single retail store or any acquisition of a series of related retail stores (whether through the acquisition of Capital Securities or assets) to the extent that such acquisitions of retail stores (the “Retail Store Acquisitions”) do not exceed $25,000,000 (excluding Inventory) in the aggregate during any Fiscal Year;

(c) concurrently with the consummation of such acquisition, Borrowers will have complied with the requirements of Section 7.1.8 hereof, including that the documentation for such acquisition shall permit Agent to obtain a Lien thereon to the extent provided in Section 7.1.8 hereof; and

(d) such acquisition shall be in the same line of business as that engaged in by Winn-Dixie and its Subsidiaries as of the Closing Date.

“Permitted Disposition” means a sale, disposition or other conveyance of assets (including Capital Securities of a Subsidiary) by any Borrower or any of its Subsidiaries pursuant to Section 7.2.11 hereof.

“Permitted Lien” means a Lien permitted pursuant to Section 7.2.3 hereof.

“Permitted Sale and Leaseback Transaction” means a transaction by any Borrower or any of its Subsidiaries permitted pursuant to the proviso to Section 7.2.15 hereof.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Pharmacy Receivables” means as to each Borrower and each Guarantor, all present and future rights of such Borrower and Guarantor to payment from a Third Party Payor arising from the sale of prescription drugs by such Borrower or Guarantor (it being understood that the portion of the purchase price for such prescription drugs payable by the purchaser of such prescription drugs or any Person other than a Third Party Payor shall not be deemed to be a Pharmacy Receivable).

“Pharmacy Scripts” means as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s now owned or hereafter existing or acquired retail customer files (including prescriptions for retail customers and other medical information related thereto) maintained by the retail pharmacies of Borrowers and Guarantors, wherever located.

“Pharmacy Scripts Availability” means an amount equal to ninety (90%) percent of the Net Orderly Liquidation Value of the Eligible Pharmacy Scripts multiplied by the number of Eligible Pharmacy Scripts, provided, that, such amount may be reduced or increased (but in no event shall the advance rate in respect of Eligible Pharmacy Scripts be increased to an amount greater than ninety (90%) percent), at Agent’s option in good faith, to reflect (a) any sales of Eligible Pharmacy Scripts, (b) reductions in the number of prescriptions, the average volume of prescriptions being filled or the average dollar amount of prescription values, (c) any change in the mix of the types of payors with respect to prescriptions, (d) any statutory or regulatory changes after the date hereof that adversely affect the transferability of the Pharmacy Scripts or (e) any other changes to the factors identified in any appraisal that adversely affect the amount that may be recovered by Agent from the sale or other disposition of the Pharmacy Scripts; provided further that the amount of any reduction shall have a reasonable relationship to the event, condition or other matter which is the basis for such reduction as determined by Agent in good faith.

“Plan Effective Date” means the “Effective Date”, as such term is defined in the Plan of Reorganization.

“Plan of Reorganization” means the Joint Plan of Reorganization of Winn-Dixie Stores, Inc. and Affiliated Debtors, dated August 9, 2006, as heretofore amended, modified or supplemented on terms satisfactory to Agent.

“Pledge Agreement” means, as the context may require, each Loan Document pursuant to which a pledge may be created by the owners of Capital Securities of Winn-Dixie or any of Winn-Dixie’s Subsidiaries to Agent for the benefit of the Secured Parties (including any Foreign Pledge Agreement), in each case as amended, supplemented, amended and restated or otherwise modified from time to time; sometimes referred to collectively as the “Pledge Agreements” as the context may require.

“Pledged Subsidiary” means each Material Subsidiary in respect of which Agent has been granted a security interest in or a pledge of (a) any of the Capital Securities of such Subsidiary or (b) any intercompany notes of such Material Subsidiary owing to Winn-Dixie or another Subsidiary.

“Post-Effective Date Obligations” means (a) any and all Loans, Letter of Credit Outstandings, Reimbursement Obligations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by each Borrower and each other Obligor to Agent or any Lender and/or any of their Affiliates arising on or after the Plan Effective Date, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, in each case arising under this Agreement or any of the other Loan Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the Bankruptcy Code or any similar statute (and including any principal, interest, fees, costs, expenses and other amounts owed to Agent or any Lender by Borrowers or Guarantors which would accrue and become due but for the commencement of such a case, whether or not such amounts are allowed or allowable in whole or in part in such a case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Agent or any Lender, and (b) for purposes only of Section 2.1 of the Security Agreement and subject to the priority in right of payment set forth in Section 8.4 hereof, all obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers to Agent or any Bank Product Provider arising under or pursuant to any Bank Products, whether now existing or hereafter arising, provided, that, (i) as to any such obligations, liabilities and indebtedness arising under or pursuant to a Rate Protection Agreement, the same shall only be included within the Post-Effective Date Obligations if upon Agent’s request, Agent shall have entered into an agreement, in form and substance satisfactory to Agent in good faith, with the Bank Product Provider that is a counterparty to such Rate Protection Agreement, as acknowledged and agreed to by Borrowers, providing for the delivery to Agent by such counterparty of information with respect to the amount of such obligations and providing for the other rights of Agent and such Bank Product Provider in connection with such arrangements, (ii) any Bank Product Provider, other than Wachovia Bank and its Affiliates, shall have delivered written notice to Agent that (A) such Bank Product Provider has entered into a transaction to provide Bank Products to a Borrower and (B) the obligations arising pursuant to such Bank Products provided to Borrowers constitute Post-Effective Date Obligations entitled to the benefits of the security interest of Agent granted hereunder, and Agent shall have accepted such notice in writing, and (iii) except as otherwise provided herein, in no event shall any Bank Product Provider acting in such capacity to whom such obligations, liabilities or indebtedness are owing be deemed a Lender for purposes hereof to the extent of and as to such obligations, liabilities or indebtedness and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or lien of Agent.

“Pre-Effective Date Obligations” means (a) any and all Loans, Letter of Credit Outstandings, Reimbursement Obligations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by each Existing Borrower and each other Obligor (as defined in the Existing Credit Agreement) to Agent or any Existing Lender and/or any of their Affiliates arising prior to the Plan

Effective Date, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, in each case arising under the Existing Loan Documents (and including any principal, interest, fees, costs, expenses and other amounts owed to Agent or any Existing Lender by Existing Borrowers and each other Obligor (as defined in the Existing Credit Agreement) in the Chapter 11 Case or any similar case or proceeding, whether or not allowed), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Agent or any Existing Lender and (b) subject to the priority in right of payment set forth in Section 8.4 of the Existing Credit Agreement, all obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Existing Borrowers to Agent or Wachovia Bank arising under or pursuant to any Bank Products arising prior to the Plan Effective Date.

“Process Agent” is defined in Section 10.15 hereof.

“Processor Letter” means any letter agreement between any Obligor and any Credit Card Issuer or Credit Card Processor of such Obligor which is a party to Credit Card Agreement in favor of Agent acknowledging Agent’s first priority security interest in the monies due and to become due to such Borrower (including, without limitation, credits and reserves) under such Credit Card Agreement, and agreeing to transfer all such amounts to a Majority Account, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Provision for Taxes” means an amount equal to all taxes imposed on or measured by net income, whether Federal, State, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

“PSA” means the Packers and Stockyard Act of 1921, 7 U.S.C. Section 181 et. seq., as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash or Cash Equivalent Investments of Borrowers as calculated by Agent (absent manifest error) that is (a) maintained in the Qualified Cash Account, subject to the valid, enforceable and first priority perfected security interest of Agent pursuant to a Securities Control Agreement, in form and substance satisfactory to Agent in good faith, providing that, among other things, no amounts may be withdrawn or disbursed from the Qualified Cash Account to any Person without the prior written consent of Agent, and (b) not subject to any Lien, except in favor of Agent.

“Qualified Cash Account” means the Bank Account of Winn-Dixie at Wachovia Bank or any of its Affiliates in which the Qualified Cash is maintained.

“Quarterly Average Excess Availability” means, at any time, the daily average of the aggregate amount of the Excess Availability for the immediately preceding Fiscal Quarter.

“Raleigh Leasing” is defined in the preamble.

“Rate Protection Agreement” means an agreement between any Borrower and Agent or Bank Product Provider that is a rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement rate, floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing or a master agreement for any the foregoing together with all supplements thereto) for the purpose of protecting against or managing exposure to fluctuations in interest or exchange rates, currency valuations or commodity prices; sometimes collectively referred to herein as “Rate Protection Agreements”.

“Real Estate Borrowers” means, collectively, W-D Properties, Stores Leasing, Raleigh Leasing, Montgomery Leasing and Warehouse Leasing, together with their respective successors and assigns, including any trustee or other fiduciary hereafter appointed as legal representative on behalf of such person or on behalf of any such successor or assign; each sometimes referred to individually as a “Real Estate Borrower”.

“Real Property” means, with respect to any Person, such Person’s present and future fee-owned right, title and interest in: (a) any plots, pieces or parcels of land; (b) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever; (c) any other interests in property constituting appurtenances to the rights and interest described in clauses (a) and (b) of this definition, or which hereafter shall in any way belong, relate or be appurtenant thereto; and (d) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clause (c) of this definition.

“Real Property Availability” means an amount equal to the lesser of (a) $65,000,000 or (b) an amount equal to sixty-five (65%) percent of the fair market value of the Eligible Real Property, as set forth in the most recent acceptable appraisal of such Real Property received by Agent prior to the date hereof, which appraisal shall be in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and the Lenders and upon which Agent and the Lenders are expressly permitted to rely; provided, that, the Real Property Availability shall be recalculated and adjusted annually based upon the then most recent acceptable appraisal received by Agent in accordance with Section 7.3.6 hereof to an amount equal to the lesser of (x) $65,000,000 or (y) the amount equal to sixty-five (65%) percent of the fair market value of the Eligible Real Property as set out in such appraisal.

“Records” means, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower or Guarantor with respect to the foregoing maintained with or by any other Person).

“Refunded Swing Line Loans” is defined in Section 2.3.2(b) hereof.

“Register” is defined in Section 2.7(b) hereof.

“Reimbursement Obligation” is defined in Section 2.6.3 hereof.

“Related Fund” means, with respect to any Lender which is a fund that invests in loans, any other fund that invests in loans and is controlled by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means a “release”, as such term is defined in CERCLA.

“Replaced Lender” is defined in Section 4.11 hereof.

“Replacement Lender” is defined in Section 4.11 hereof.

“Reports” is defined in Section 9.11 hereof.

“Required Lenders” means, at any time, those Lenders whose Percentages aggregate more than fifty (50%) percent of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom more than fifty (50%) percent of the then outstanding Obligations are owing.

“Required Revolving A Loan Lenders” shall mean, at any time, those Revolving A Loan Lenders whose Percentages aggregate more than fifty (50%) percent of the aggregate Revolving A Loan Commitments of all Revolving A Loan Lenders, or if the Revolving A Loan Commitments shall have been terminated, Revolving A Loan Lenders to whom more than fifty (50%) percent of the then outstanding Obligations with respect to the Revolving A Loans are owing.

“Required Revolving B Loan Lenders” shall mean, at any time, those Revolving B Loan Lenders whose Percentages aggregate more than fifty (50%) percent of the aggregate Revolving B Loan Commitments of all Revolving B Loan Lenders, or if the Revolving B Loan Commitments shall have been terminated, Revolving B Loan Lenders to whom more than fifty (50%) percent of the then outstanding Obligations with respect to the Revolving B Loans are owing.

“Required Supermajority Lenders” means, at any time, those Lenders whose Percentages aggregate more than sixty-six and two-thirds (66 2/3%) percent of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom more than sixty-six and two-thirds (66 2/3%) percent of the then outstanding Obligations are owing.

“Reserves” means, as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith, without duplication, reducing the amount of Revolving Loans, Subfacility Letter of Credit Outstandings and Standby Letter of Credit Outstandings that would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, (i) the Eligible Borrowing Base Assets or any other property which is security for the Obligations or its value, (ii) the assets, business or financial condition of any Borrower or Obligor or (iii) the security interests and other rights of Agent or any Lender in the Eligible Borrowing Base Assets or any other property which is security for the Obligations (including the enforceability, perfection and priority thereof), (b) to reflect Agent’s good faith belief (whether based on the receipt or discovery of new information, any change, occurrence or development with respect to previously furnished information, or otherwise) that any collateral report or financial information furnished by or on behalf of any Borrower or Obligor to Agent is, has become or may have been incomplete, inaccurate or misleading in any material respect, (c) to fully reflect Subfacility Letter of Credit Outstandings to the extent provided in Section 2.1.2 hereof (to the extent not Cash Collateralized in a manner satisfactory to Agent in good faith and to Issuer), (d) to fully reflect Standby Letter of Credit Outstandings to the extent provided in Section 2.1.3 hereof (to the extent not Cash Collateralized in a manner satisfactory to Agent in good faith and to Issuer), (e) to fully reflect (i) past due payables which are outstanding more than sixty (60) days past the invoice date as of such time, (ii) past due accruals which are outstanding more than sixty (60) days past the receipt of Inventory related to such accrual as of such time, in excess of $10,000,000, (iii) past due rent payments which are outstanding more than thirty (30) days past due as of such time and (iv) without duplication, the amount of checks issued but not sent by Borrowers to pay such payables, accruals and rent payments, in each case other than (A) payables, accruals or rent payments which are being contested by a Borrower in good faith and (B) past due payables and accruals in respect of which a Reserve has been established pursuant to clause (1) of this definition, and (v) real estate taxes which are past due and delinquent, (f) to reflect any claims due and payable on the Plan Effective Date or as soon as practicable thereafter but in any event within twenty (20) days thereafter and that are not paid on the Plan Effective Date and $1,000,000 (or such lesser amount as may be required) to fund the “Claim Reduction Fund” set forth in the Plan of Reorganization, such aggregate amount to be reduced from time to time to reflect payments in respect of such claims referred to above in this clause (f), (g) to fully reflect write-ups or write-downs in value with respect to payments and obligations, liabilities or indebtedness (contingent or otherwise) of Borrowers to Agent or any Bank Product Provider arising under or in connection with any Bank Products or as such Bank Product Provider may otherwise require in connection therewith to the extent that such obligations, liabilities or indebtedness constitute Obligations or otherwise receive the benefit of the security interest of Agent in any Collateral, (h) to fully reflect amounts owing by Borrowers to Credit Card Issuers or Credit Card Processors in connection with the Credit Card Agreements, (i) to reflect the deterioration in the turnover, nature, quality, quantity, gross margin or mix of Inventory, and/or (j) in respect of any state of facts which Agent determines in good faith constitutes a Default or an Event of Default. Without limiting the generality of the foregoing, Reserves may, at Agent’s option in good faith, be established, without duplication, to take into account: (1) liabilities of any Borrower to any Person that is entitled to receive the benefit of a security interest or trust pursuant to the PACA, the PSA, the Food Security Act, any law relating to dairy products or any other similar law, (2) dilution with respect to the Pharmacy Receivables (based on the ratio of the aggregate amount of non-cash reductions in Pharmacy Receivables for any period to the aggregate dollar amount of the prescription drug sales of Borrowers for such period) as calculated by Agent for any period that is or is reasonably anticipated to be greater than five (5%) percent, (3) a reduction in the value of the Eligible Leasehold Property, but in any event, with respect to a reserve established against Leasehold Availability, only to the extent that such reduction has not been reflected in a reduction in the Leasehold Availability pursuant to any Leasehold Report, (4) a reduction in the value of the Eligible Real Property, but in any event, with respect to a reserve established against Real Property Availability, only to the extent that such reduction has not been reflected in a reduction in the Real Property Availability pursuant to any appraisal of the Eligible Real Property, and (5) any indemnities, guaranties or other reimbursement agreements or obligations by Agent in favor of any Person in connection with or with respect to any cash management arrangements or any Rate Protection Agreements. To the extent Agent (a) has reflected in the lending formulas used to establish the Borrowing Base any circumstance, condition, event or contingency in a manner satisfactory to Agent in good faith or (b) may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for any of the Eligible Borrowing Base Assets so as to address any circumstances, condition, event or contingency in a manner satisfactory to Agent in good faith, in each case Agent shall not establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith.

“Resource Conservation and Recovery Act” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

“Restricted Payment” means the declaration or payment of any dividend (other than dividends payable solely in Capital Securities of any Borrower or any Subsidiary which do not contain mandatory redemption provisions) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement, repurchase or other acquisition of any class of Capital Securities of any Borrower or any Subsidiary or any warrants or options to purchase any such Capital Securities, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of any Borrower or any Subsidiary or otherwise.

“Retail Store Acquisitions” is defined in the definition of “Permitted Acquisitions”.

“Revolving A Loan Limit” means, at any time, the amount of (a) the Maximum Credit at such time, minus (b) the Revolving B Loan Limit at such time.

“Revolving A Loans” means, collectively, the revolving loans made to or for the benefit of a Borrower by or on behalf of any Revolving A Loan Lender or by Agent for the ratable account of any Revolving A Loan Lender as set forth in Section 2.1.1(a) hereof.

“Revolving A Loan Commitment” means, relative to any Revolving A Loan Lender, such Revolving A Loan Lender’s obligation (if any) to make Revolving A Loans pursuant to Section 2.1.1(a) hereof in the principal amount set forth on Schedule II hereto designated as the Revolving A Loan Commitment for such Revolving A Loan Lender or in the Lender Assignment Agreement pursuant to which such Revolving A Loan Lender became a Revolving A Loan Lender hereunder in accordance with the provisions of Section 10.11.1 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as the “Revolving A Loan Commitments”.

“Revolving A Loan Lenders” means, at any time, Lenders having a Revolving A Loan Commitment or Revolving A Loans owing to it at such time; each sometimes referred to herein individually as a “Revolving A Loan Lender”.

“Revolving B Loan Limit” means the amount of $50,000,000.

“Revolving B Loans” means, collectively, the revolving loans made to or for the benefit of a Borrower by or on behalf of any Revolving B Loan Lender or by Agent for the ratable account of any Revolving B Loan Lender as set forth in Section 2.1.1(a) hereof.

“Revolving B Loan Commitment” means, relative to any Revolving B Loan Lender, such Revolving B Loan Lender’s obligation (if any) to make Revolving B Loans pursuant to Section 2.1.1(a) hereof in the principal amount set forth on Schedule II hereto designated as the Revolving B Loan Commitment for such Revolving B Loan Lender or in the Lender Assignment Agreement pursuant to which such Revolving B Loan Lender became a Revolving B Loan Lender hereunder in accordance with the provisions of Section 10.11.1 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as the “Revolving B Loan Commitments”.

“Revolving B Loan Formula Amount” means, at any time, the lesser of (a) the Borrowing Base B at such time or (b) the Revolving B Loan Limit at such time.

“Revolving B Loan Lenders” means, at any time, Lenders having a Revolving B Loan Commitment or Revolving B Loans owing to it at such time; each sometimes referred to herein individually as a “Revolving B Loan Lender”.

“Revolving Loan Commitment” means, as the context may require, Revolving A Loan Commitment or a Revolving B Loan Commitment; sometimes referred to herein collectively as the Revolving Loan Commitments.

“Revolving Loan Limit” means the amount of $725,000,000, as such amount may be increased or reduced from time to time pursuant to Section 2.2 hereof.

“Revolving Loans” means, collectively, the Revolving A Loans and the Revolving B Loans.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission.

“Secured Parties” means, collectively, the Lenders, the Issuer, Agent, each Bank Product Provider and (in each case), each of their respective successors, transferees and assigns.

“Securities Control Agreement” means an agreement in writing, in form and substance satisfactory to Agent in good faith, by and among Agent, any Borrower or Guarantor (as the case may be) and any securities intermediary, commodity intermediary, issuer of uncertificated securities or other person who has custody, control or possession of any investment property of such Borrower or Guarantor acknowledging, among other things, that such securities intermediary, commodity intermediary, issuer or other person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property and such other instructions of Agent.

“Security Agreement” means the Amended and Restated Security Agreement, dated of even date herewith, executed and delivered by each Borrower and Guarantor in favor of Agent for the benefit of the Secured Parties, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Security Documents” means, collectively, the Security Agreement, each Pledge Agreement, each Trademark Security Agreement, each Mortgage and each Leasehold Mortgage; each sometimes referred to individually as a “Security Document” as the context may require.

“Senior Managing Agents” is defined in the preamble.

“Social Security Act” means the Social Security Act, 92 U.S.C. §§1396, et seq., as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Special Agent Advances” is defined in Section 2.1.1(e) hereof.

“SRP Pension Plan” means the supplemental retirement plan offered by certain Borrowers and Guarantors to provide supplemental retirement benefits to certain participating employees of certain Borrowers and Guarantors, including any related individual agreements.

“Standby Letter of Credit” is defined in Section 2.1.3(a)(i) hereof.

“Standby Letter of Credit Commitment” means, with respect to the Issuer, such Issuer’s obligation to issue Standby Letters of Credit pursuant to Section 2.1.3 hereof and, with respect to each Lender, the obligations of each such Lender to participate in such Standby Letters of Credit pursuant to Section 2.6.1 hereof.

“Standby Letter of Credit Issuance Request” means a Standby Letter of Credit request and certificate to be duly executed by an Authorized Officer of a Borrower pursuant to the terms of this Agreement, substantially in the form of Exhibit B-1 hereto.

“Standby Letter of Credit Outstandings” means, on any date, an amount equal to the sum of (a) the then aggregate amount which is undrawn and available under all issued and outstanding Standby Letters of Credit, and (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations in respect of Standby Letters of Credit.

“Stated Amount” means, on any date and with respect to a particular Letter of Credit or Standby Letter of Credit, the total amount then available to be drawn under such Letter of Credit or Standby Letter of Credit in Dollars.

“Stated Expiry Date” is defined in Section 2.6 hereof.

“Stated Maturity Date” that is the earliest to occur of (i) the date which is five (5) years after the date hereof, or (ii) at the option of Agent, or at the direction of the Required Lenders, at any time (after giving notice to the Administrative Borrower and providing such other notices as may be required under the terms of the Confirmation Order) on or after an Event of Default.

“Stores Leasing” is defined in the preamble.

“Subfacility Letter of Credit” is defined in Section 2.1.2 hereof.

“Subfacility Letter of Credit Commitment” means, with respect to the Issuer, such Issuer’s obligation to issue Subfacility Letters of Credit pursuant to Section 2.1.2 hereof and, with respect to each Lender, the obligations of each such Lender to participate in such Subfacility Letters of Credit pursuant to Section 2.6.1 hereof.

“Subfacility Letter of Credit Issuance Request” means a Subfacility Letter of Credit request and certificate to be duly executed by an Authorized Officer of a Borrower pursuant to the terms of this Agreement, substantially in the form of Exhibit B-2 hereto.

“Subfacility Letter of Credit Outstandings” means, on any date, an amount equal to the sum of (a) the then aggregate amount which is undrawn and available under all issued and outstanding Subfacility Letters of Credit, and (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations in respect of Subfacility Letters of Credit.

“Subsidiary” means, with respect to any Person, any other Person of which more than fifty (50%) percent of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of Winn-Dixie.

“Subsidiary Borrowers” means, collectively, W-D Montgomery, W-D Procurement, W-D Raleigh, W-D Supermarkets, W-D Properties, Stores Leasing, Raleigh Leasing, Montgomery Leasing and Warehouse Leasing, together with their respective successors and assigns, including any trustee or other fiduciary hereafter appointed as legal representative on behalf of such person or on behalf of any such successor or assign; each sometimes referred to individually as a “Subsidiary Borrower”.

“Substitute Lender” is defined in Section 10.11.1(f) hereof.

“Sundown Sales” means Sundown Sales, Inc., a Texas corporation.

“Swing Line Lender” means, subject to the terms of this Agreement, Wachovia Bank.

“Swing Line Loan” is defined in Section 2.1.1(b) hereof.

“Swing Line Loan Commitment” is defined in Section 2.1.1(b) hereof.

“Swing Line Loan Limit” means the amount of $20,000,000, as such amount may be reduced from time to time pursuant to Section 2.2 hereof.

“Synthetic Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

“Taxes” means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

“Telerate British Bankers Assoc. Interest Settlement Rates Page” means the display designated as Page 3750 or 3740 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates which Dollar deposits are offered by leading banks in the London interbank deposit market).

“Termination Date” means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated or expired (or have been Cash Collateralized), all Rate Protection Agreements and all other Bank Products arrangements have been terminated and all Commitments shall have terminated or expired.

“Third Party Payor” means any private health insurance company that is obligated to reimburse or otherwise make payments to pharmacies who sell prescription drugs to eligible patients under any insurance contract with such private health insurer.

“Total Letter of Credit Outstandings” means, at any given time, the aggregate amount of all Subfacility Letter of Credit Outstandings and all Standby Letter of Credit Outstandings.

“Trademark Security Agreement” means any Amended and Restated Trademark Security Agreement executed and delivered by any Obligor pursuant to the terms of this Agreement or the Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“type” means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

“2006 10-K” means the annual report of Administrative Borrower on Form 10-K for the Fiscal Year ended June 28, 2006 as filed with the SEC on September 22, 2006.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“U.S. Subsidiary” means any Subsidiary that is incorporated or organized under the laws of the United States, a state thereof, or the District of Columbia, in each case which is not a Subsidiary of a Foreign Subsidiary.

“Value” means, as determined by Agent in good faith with respect to Inventory, the cost of such Inventory computed on a first-in/first-out basis in accordance with GAAP, provided that, for purposes of the calculation of the Borrowing Base, the Value of the Inventory shall not include: (a) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower, (b) the portion of the value of Inventory in an amount equal to such Borrower’s accrued liability for gift certificates or (c) the portion of the value of Inventory in an amount equal to such Borrower’s shrink reserve, mark downs and dated Inventory reserves as reflected in Borrowers’ reporting consistent with past practice and any related accruals deemed reasonably necessary by Agent.

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wachovia Bank” is defined in the preamble.

“Warehouse Leasing” is defined in the preamble.

“WCM” is defined in the preamble.

“W-D Montgomery” is defined in the preamble.

“W-D Procurement” is defined in the preamble.

“W-D Raleigh” is defined in the preamble.

“W-D Properties” is defined in the preamble.

“W-D Supermarkets” is defined in the preamble.

“Welfare Plan” means a “welfare plan”, as such term is defined in Section 3(1) of ERISA.

“Wholly Owned Subsidiary” means any Subsidiary all of the outstanding Capital Securities of which (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by Winn-Dixie.

“Winn-Dixie” is defined in the preamble.

SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document, the Disclosure Schedule and each notice or communication delivered from time to time in connection with this Agreement or any other Loan Document.

SECTION 1.3 Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 7.2.4 hereof and the definitions used in such calculations) shall be made, in accordance with those generally accepted accounting principles (“GAAP”) applied in the preparation of the financial statements of Winn-Dixie and its Subsidiaries as contained in the 2006 10-K. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for Winn-Dixie and its Subsidiaries, in each case without duplication.

ARTICLE II

COMMITMENTS, BORROWING AND ISSUANCE

PROCEDURES AND LETTERS OF CREDIT

SECTION 2.1 Commitments. On the terms and subject to the conditions of this Agreement, the Lenders and the Issuer severally agree to make Credit Extensions as set forth below.

SECTION 2.1.1 Revolving Loan Commitments and Swing Line Loan Commitment. From time to time on any Business Day occurring from and after the Closing Date but prior to the Commitment Termination Date,

(a) each Revolving A Loan Lender severally (and not jointly) agrees that it will make Revolving A Loans to the Administrative Borrower for the account of the applicable Borrower equal to such Revolving A Loan Lender’s Percentage of the aggregate amount of each Borrowing of Revolving A Loans requested by any Borrower (or the Administrative Borrower on behalf of a Borrower) to be made on such day and each Revolving B Loan Lender severally (and not jointly) agrees that it will make Revolving B Loans to the Administrative Borrower for the account of the applicable Borrower equal to such Revolving B Loan Lender’s Percentage of the aggregate amount of each Borrowing of Revolving B Loans requested by any Borrower (or the Administrative Borrower on behalf of a Borrower) to be made on such day; provided that,

(i) until such time as the then outstanding principal amount of the Revolving B Loans equals the Revolving B Loan Formula Amount, all Revolving Loans requested by Borrowers and made by Lenders shall be deemed to constitute Revolving B Loans, and at any time that the then outstanding principal amount of the Revolving B Loans equals the Revolving B Loan Formula Amount, all Revolving Loans in excess of the Revolving B Loan Formula Amount requested by Borrowers and made by Lenders shall be deemed to constitute Revolving A Loans; and

(ii) in any event, (A) the aggregate principal amount of the Revolving Loans, Swing Line Loans and Total Letter of Credit Outstandings outstanding at any time shall not exceed the lesser of (1) the Borrowing Base at such time or (2) the Revolving Loan Limit at such time, (B) the aggregate principal amount of the Revolving A Loans, Swing Line Loans and Total Letter of Credit Outstandings outstanding at any time shall not exceed the lesser of (1) Borrowing Base A at such time or (2) the Revolving A Loan Limit at such time, (C) the aggregate principal amount of the Revolving B Loans outstanding at any time shall not exceed the lesser of (1) the Borrowing Base B at such time or (2) the Revolving B Loan Limit at such time, (D) the aggregate principal amount of Revolving A Loans, Swing Line Loans and Total Letter of Credit Outstandings outstanding at any time based on Eligible Inventory consisting of finished goods that is Perishable Inventory shall not exceed the sublimit set forth in clause (a)(i)(B)(3) of the definition of Borrowing Base A at such time, (E) the aggregate principal amount of Revolving A Loans, Swing Line Loans and Total Letter of Credit Outstandings outstanding at any time based on Eligible Pharmacy Receivables and Eligible Credit Card Receivables shall not exceed the sublimit set forth in clause (a)(i)(C)(2) of the definition of Borrowing Base A at such time, (F) the aggregate principal amount of Revolving A Loans, Swing Line Loans and Total Letter of Credit Outstandings outstanding at any time based on Eligible Medicare Pharmacy Receivables and Eligible Medicaid Pharmacy Receivables shall not exceed the sublimit set forth in clause (a)(i)(D)(2) of the definition of Borrowing Base A at such time, (G) the aggregate principal amount of Revolving A Loans, Swing Line Loans and Total Letter of Credit Outstandings outstanding at any time based on Eligible Pharmacy Scripts shall not exceed the sublimit set forth in clause (a)(i)(E)(2) of the definition of

Borrowing Base A at such time, (H) the aggregate principal amount of Revolving A Loans, Swing Line Loans and Total Letter of Credit Outstandings outstanding at any time based on Eligible Real Property shall not exceed the sublimit set forth in clause (a) of the definition of Real Property Availability at such time, (I) the aggregate principal amount of Revolving A Loans, Swing Line Loans and Total Letter of Credit Outstandings outstanding at any time based on Eligible Leasehold Property shall not exceed the Leasehold Availability Limit at such time, and (J) the Total Letter of Credit Outstandings outstanding at any time shall not exceed the Letter of Credit Limit at such time;

(b) the Swing Line Lender agrees that it will make loans (its “Swing Line Loans”) to the Administrative Borrower for the account of the applicable Borrower equal to the principal amount of the Swing Line Loan requested by any Borrower (or the Administrative Borrower on behalf of a Borrower) to be made on such day; provided that, in any event, (i) the aggregate principal amount of Revolving Loans, Swing Line Loans and Total Letter of Credit Outstandings outstanding at any time shall not exceed the lesser of (A) the Borrowing Base at such time and (B) the Revolving Loan Limit at such time and (ii) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Loan Limit at such time. The Commitment of the Swing Line Lender described in this Section is herein referred to as its “Swing Line Loan Commitment”;

(c) Agent may, in its discretion, from time to time, upon not less than five (5) days prior notice to the Administrative Borrower (or, if an Event of Default has occurred and is continuing, no prior notice to the Administrative Borrower), reduce the lending formula(s) with respect to Borrowing Base Assets to the extent that Agent determines in good faith that the liquidation value of the Borrowing Base Assets or any category thereof has decreased, including any decrease attributable to a change in the nature, quality, turnover or mix of the Borrowing Base Assets. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Agent in good faith. In determining whether to reduce the lending formula(s), Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Inventory, Eligible Pharmacy Scripts, Eligible Pharmacy Receivables, Eligible Credit Card Receivables, Eligible Real Property or Eligible Leasehold Property, as the case may be, or in establishing Reserves, provided that, to the extent Agent has established Reserves to address any circumstances, condition, event or contingency in a manner satisfactory to Agent, Agent shall not reduce the lending formulas for the same purpose.

(d) in the event that at any time (i) the aggregate principal amount of the Revolving Loans, Swing Line Loans and Total Letter of Credit Outstandings outstanding exceeds the Borrowing Base or the Revolving Loan Limit, (ii) the aggregate principal amount of the Revolving A Loans, Swing Line Loans and Total Letter of Credit Outstandings outstanding exceeds the Borrowing Base A or the Revolving A Loan Limit, (iii) the aggregate principal amount of the Revolving B Loans outstanding exceeds the Borrowing Base B or the Revolving B Loan Limit, (iv) the aggregate principal amount of Revolving A Loans, Swing Line Loans and Total Letter of Credit Outstandings based on Eligible Inventory consisting of finished goods that is Perishable Inventory exceeds the sublimit set forth in clause (a)(i)(B)(3) of the definition of Borrowing Base A, (v) the aggregate principal amount of Revolving A Loans, Swing Line Loans and Total Letter of Credit Outstandings based on Eligible Pharmacy Receivables and Eligible Credit Card Receivables exceeds the sublimit set forth in clause (a)(i)(C)(2) of the definition of Borrowing Base A, (vi) the aggregate principal amount of Revolving A Loans, Swing Line Loans and Total Letter of Credit Outstandings based on Eligible Medicare Pharmacy Receivables and Eligible Medicaid Pharmacy Receivables exceeds the sublimit set forth in clause (a)(i)(D)(2) of the definition of Borrowing Base A, (vii) the aggregate principal amount of Revolving A Loans, Swing Line Loans and Total Letter of Credit Outstandings based on Eligible Pharmacy Scripts exceeds the sublimit set forth in clause (a)(i)(E)(2) of the definition of Borrowing Base A, (viii) the aggregate principal amount of Revolving A Loans, Swing Line Loans and Total Letter of Credit Outstandings based on Eligible Real Property exceeds the sublimit set forth in clause (a) of the definition of Real Property Availability, (ix) the aggregate principal amount of Revolving A Loans, Swing Line Loans and Total Letter of Credit Outstandings outstanding based on Eligible Leasehold Property exceeds the Leasehold Availability Limit, (x) the Total Letter of Credit Outstandings exceeds the Letter of Credit Limit, or (xi) the aggregate amount of the Swing Line Loans exceeds the Swing Line Loan Limit, in each case such event shall not limit, waive or otherwise affect any rights of Agent or the Lenders in such circumstances or on any future occasions and Borrowers shall immediately repay to Agent the entire amount of any such excess(es) for which payment is demanded and, if necessary, Cash Collateralize all Letter of Credit Outstandings, in an aggregate amount equal to any such excess(es).

(e) Notwithstanding anything to the contrary contained herein, Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the making of Loans or the issuance of Letters of Credit hereunder, make such disbursements and advances (“Special Agent Advances”) which Agent, in its sole discretion, deems necessary or desirable either (i) to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood or maximize the amount of repayment by Borrowers and Guarantors of the Loans and other Obligations, provided, that, (A) the aggregate outstanding principal amount of the Special Agent Advances which Agent may make or provide, plus the then outstanding principal amount of additional Revolving A Loans or Letters of Credit which Agent or the Issuer may make or provide as set forth in Section 10.20 hereof, shall not exceed the aggregate outstanding amount equal to five (5%) percent of the Borrowing Base, (B) the aggregate outstanding principal amount of the Special Agent Advances which Agent may make or provide plus the aggregate principal amount of Revolving Loans, Swing Line Loans and Subfacility Letter of Credit Outstandings outstanding with respect to all Borrowers at any time shall not exceed the Revolving Loan Limit and (C) the aggregate outstanding principal amount of the Special Agent Advances which Agent may make or provide plus the aggregate principal amount of Revolving Loans, Swing Line Loans and Total Letter of Credit Outstandings outstanding with respect to all Borrowers at any time shall not exceed the Maximum Credit. Special Agent Advances, together with interest thereon, shall be repayable on demand and be secured by the Collateral, provided that, demand shall be made by Agent for the repayment of any outstanding Special Agent Advance no later than ninety (90) days after the date such Special Agent Advance was made (unless the Required Lenders shall have consented to a later date for demand). Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Without limitation of its obligations hereunder, each Revolving A Loan Lender or each Revolving Loan B Lender, as applicable, agrees that it shall make available to Agent, upon Agent’s demand, in immediately available funds, the amount equal to such Lender’s Percentage of each such Special Agent Advance. For purposes of the immediately preceding sentence and for purposes of Section 3.2 hereof, if, as of the date of any Special Agent Advance, the then outstanding principal amount of the Revolving B Loans plus the then outstanding principal amount of the Revolving Loans made pursuant to Section 10.20 hereof is less than the Revolving B Loan Formula Amount, such Special Agent Advance shall be deemed to constitute Revolving B Loans to the extent that such Special Agent Advance, together with the then outstanding principal amount of the Revolving B Loans and the then outstanding principal amount of the Revolving Loans made pursuant to Section 10.20 hereof, is less than or equal to the Revolving B Loan Formula Amount, and if, as of the date of any such Special Agent Advance, the then outstanding principal amount of the Revolving B Loans plus the then outstanding principal amount of the Revolving Loans made pursuant to Section 10.20 hereof plus the then outstanding principal amount of Special Agent Advances equals the Revolving B Loan Formula Amount, such Special Agent Advance in excess of the Revolving B Loan Formula Amount shall be deemed to constitute Revolving A Loans.

(f) On the terms and subject to the conditions hereof, each Borrower may from time to time borrow, prepay and reborrow Revolving Loans and Swing Line Loans. No Revolving A Loan Lender shall be required to make any Revolving A Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Revolving A Loans of such Revolving A Loan Lender, together with such Revolving A Loan Lender’s Percentage of the aggregate amount of all Swing Line Loans and Subfacility Letter of Credit Outstandings, would exceed such Revolving A Loan Lender’s Percentage of the Revolving A Loan Limit and no Revolving B Loan Lender shall be required to make any Revolving B Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Revolving B Loans of such Revolving B Loan Lender would exceed such Revolving B Loan Lender’s Percentage of the Revolving B Loan Limit. Furthermore, the Swing Line Lender shall not be required to make Swing Line Loans if, after giving effect thereto, (i) the aggregate outstanding principal amount of all Swing Line Loans would exceed the Swing Line Loan Limit or (ii) unless otherwise agreed to by the Swing Line Lender, in its sole discretion, the sum of all Swing Line Loans and Revolving Loans made by the Swing Line Lender plus the Swing Line Lender’s Percentage of the aggregate amount of Subfacility Letter of Credit Outstandings would exceed the Swing Line Lender’s Percentage of the Revolving Loan Limit.

SECTION 2.1.2 Subfacility Letter of Credit Commitment; Existing Letters of Credit.

(a) From time to time on any Business Day occurring from and after the Closing Date but prior to the Commitment Termination Date, the Issuer agrees that it will

(i) issue one or more import letters of credit (relative to such Issuer, its “Subfacility Letter of Credit”) for the account of any Borrower or any Guarantor in the Stated Amount requested by such Borrower or Guarantor (or the Administrative Borrower on behalf of such Borrower or Guarantor) on such day; provided that (A) the aggregate principal amount of Revolving Loans, Swing Line Loans and Total Letter of Credit Outstandings outstanding at any time shall not exceed the Borrowing Base at such time, and (B) the aggregate amount of Subfacility Letter of Credit Outstandings plus the aggregate amount of Standby Letter of Credit Outstandings to all Borrowers and Guarantors at any time shall not exceed the Letter of Credit Limit; or

(ii) extend the Stated Expiry Date of an existing Subfacility Letter of Credit previously issued hereunder.

(b) No Stated Expiry Date shall extend beyond the earlier of (A) the Commitment Termination Date and (B) one year from the date of such initial issuance or, if applicable, most recent extension, in each case unless otherwise agreed to by the Issuer in its sole discretion; provided that in the case of a Stated Expiry Date that extends beyond the Commitment Termination Date, such Subfacility Letter of Credit is fully Cash Collateralized in a manner satisfactory to the Issuer (or the Issuer has received, in form and substance satisfactory to Agent and the Issuer, a supporting letter of credit in an amount equal to the Stated Amount of such Subfacility Letter of Credit and all related fees and other amounts) on the date of the issuance of such Subfacility Letter of Credit (or the date of extension thereof, if prior to such extension the Stated Expiry Date was prior to the Commitment Termination Date). The Issuer shall not be required to issue or extend the Stated Expiry Date of any Subfacility Letter of Credit if, after giving effect thereto, (1) the sum of the aggregate amount of all Revolving Loans, Swing Line Loans and Total Letter of Credit Outstandings would exceed the Borrowing Base, and (2) the aggregate amount of all Subfacility Letter of Credit Outstandings plus all Standby Letter of Credit Outstandings would exceed the Letter of Credit Limit. For the avoidance of doubt, no Stated Expiry Date shall in any event extend beyond the date which is one year after the Commitment Termination Date, even if the applicable Letter of Credit is fully Cash Collateralized. In no event shall the term “Subfacility Letter of Credit” as used in this Agreement be deemed to include any Standby Letter of Credit.

(c) The Issuer shall not be required to issue any Subfacility Letter of Credit for the account of a Borrower or a Guarantor or extend the Stated Expiry Date of an existing Subfacility Letter of Credit for the account of a Borrower or a Guarantor unless the Excess Availability, prior to giving effect to any Reserves with respect to such Subfacility Letter of Credit, on the date of the proposed issuance of any Subfacility Letter of Credit, shall be equal to or greater than: (i) if the proposed Subfacility Letter of

Credit is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the Issuer, the sum of (A) the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term Borrowing Base A, multiplied by the Value of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts which Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower’s or Guarantor’s locations for Eligible Inventory within the United States of America and (ii) if the proposed Subfacility Letter of Credit is for any other purpose or the documents of title are not consigned to the Issuer in connection with a Subfacility Letter of Credit for the purpose of purchasing Inventory, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Agent with respect thereto. Effective on the issuance of each Subfacility Letter of Credit, a Reserve shall be established in the applicable amount set forth clause (i) or (ii) of this Section 2.1.2(c), except to the extent such Subfacility Letter of Credit is fully Cash Collateralized pursuant to Section 2.1.2(b) hereof.

(d) In connection with Inventory purchased with Subfacility Letters of Credit, Borrowers and Guarantors shall, at Agent’s request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver them to the applicable Agent and/or subject to Agent’s order, and if they shall come into such Borrower’s or Guarantor’s possession, to deliver them, upon Agent’s request, to Agent in their original form. Borrowers and Guarantors shall also, at Agent’s request, designate Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

(e) All Existing Letters of Credit listed in Part I of Item 7.2.2(a) of the Disclosure Schedule shall be deemed to have been issued as Subfacility Letters of Credit under this Agreement, shall constitute a Subfacility Letter of Credit and shall be governed by, and participated in by the Lenders pursuant to, the terms of this Agreement.

(f) Any payments made by or on behalf of Agent or any Lender to any issuer thereof and/or related parties in connection with the Subfacility Letters of Credit provided to or for the benefit of a Borrower shall first constitute additional Revolving B Loans to such Borrower and thereafter Revolving A Loans (or Special Agent Advances, as the case may be) in accordance with Section 2.1.1 hereof.

SECTION 2.1.3 Standby Letter of Credit Commitment.

(a) From time to time on any Business Day occurring from and after the Closing Date but prior to the Commitment Termination Date, the Issuer agrees that it will

(i) issue one or more standby letters of credit (relative to such Issuer, its “Standby Letter of Credit”) for the account of any Borrower or any Guarantor in the Stated Amount requested by such Borrower or Guarantor (or the Administrative Borrower on behalf of such Borrower or Guarantor) on such day; provided that (A) Standby Letters of Credit shall be issued only to support workers compensation obligations and bankers acceptances and performance bonds, surety bonds, appeal bonds and performance guarantees of a Borrower or any Guarantor, in each case, in the ordinary course of business of such Borrower or such Guarantor consistent with past practice, (B) the aggregate principal amount of Revolving Loans, Swing Line Loans and Total Letter of Credit Outstandings outstanding at any time shall not exceed the Borrowing Base at such time and (C) the aggregate principal amount of Standby Letter of Credit Outstandings to all Borrowers and Guarantors at any time, plus the Subfacility Letter of Credit Outstandings shall not exceed the Letter of Credit Limit; or

(ii) extend the Stated Expiry Date of an existing Standby Letter of Credit previously issued hereunder.

(b) No Stated Expiry Date shall extend beyond the earlier of (A) the Commitment Termination Date and (B) one year from the date of initial issuance or, if applicable, most recent extension, in each case unless otherwise agreed to by the Issuer in its sole discretion; provided that in the case of a Stated Expiry Date that extends beyond the Commitment Termination Date, such Standby Letter of Credit is fully Cash Collateralized in a manner satisfactory to the Issuer on the date of its issuance (or extension, if prior to such extension the Stated Expiry Date was prior to the Commitment Termination Date). The Issuer shall not be required to issue or extend the Stated Maturity Date of any Standby Letter of Credit if, after giving effect thereto, (1) the aggregate amount of all Standby Letter of Credit Outstandings plus the Subfacility Letter of Credit Outstandings would exceed the Letter of Credit Limit or (2) the sum of the aggregate amount of the Total Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the Revolving Loan Limit. For the avoidance of doubt, no Stated Expiry Date shall in any event extend beyond the date which is one year after the Commitment Termination Date, even if the applicable Letter of Credit is fully Cash Collateralized.

(c) The Issuer shall not be required to issue any Standby Letter of Credit for the account of a Borrower or extend the Stated Expiry Date of an existing Standby Letter of Credit for the account of a Borrower unless the Excess Availability, prior to giving effect to any Reserves with respect to such Standby Letter of Credit, on the date of the proposed issuance of any Standby Letter of Credit, shall be equal to or greater than an amount equal to the sum (the “Applicable Amount”) of (i) one hundred (100%) percent of the face amount thereof plus (ii) all other commitments and obligations made or incurred by Agent with respect thereto. Effective on the issuance of each Standby Letter of Credit, a Reserve shall be established in the Applicable Amount for such Standby Letter of Credit, except to the extent such Standby Letter of Credit is fully Cash Collateralized pursuant to Section 2.1.3(b) hereof.

(d) The Issuer shall not be required to issue any Standby Letter of Credit if it is to be used other than as set forth in Section 2.1.3(a)(i)(A) hereof.

(e) All Existing Letters of Credit listed in Part II of Item 7.2.2(a) of the Disclosure Schedule shall be deemed to have been issued as Standby Letters of Credit under this Agreement, shall constitute a Standby Letter of Credit and shall be and shall be governed by, and participated in by the Lenders pursuant to, the terms of this Agreement.

(f) Any payments made by or on behalf of Agent or any Lender to any issuer thereof and/or related parties in connection with the Standby Letters of Credit provided to or for the benefit of a Borrower shall first constitute additional Revolving B Loans to such Borrower and thereafter Revolving A Loans (or in any event Special Agent Advances as the case may be) in accordance with Section 2.1.1 hereof.

SECTION 2.2 Increase and Reduction of Revolving Loan Limit and Maximum Credit.

SECTION 2.2.1 Option to Increase the Maximum Credit.

(a) Administrative Borrower may, at any time, deliver a written request to Agent to increase the Maximum Credit. Any such written request shall specify the amount of the increase in the Maximum Credit that Administrative Borrower is requesting, provided, that, (i) in no event shall the aggregate amount of any such increase in the Maximum Credit cause the Maximum Credit to exceed $825,000,000 (less the amount of any reduction in the Maximum Credit under Section 2.2.2 hereof), (ii) any such request shall be for an increase of not less than $25,000,000, (iii) any such request shall be irrevocable, and (iv) in no event shall more than three (3) such written requests be delivered to Agent during the term of this Agreement.

(b) Upon the receipt by Agent of any such written request, Agent shall notify each of the Lenders of such request. Agent may seek increases in Revolving A Loan Commitments from Lenders or new Revolving A Loan Commitments from such Eligible Assignees as it may determine, in each case after consultation with Administrative Borrower. In the event that the Lenders and any such Eligible Assignees, as the case may be, have committed in writing to provide increases in their Revolving A Loan Commitments or new Revolving A Loan Commitments, as the case may be, in an aggregate amount in excess of the increase in the Maximum Credit requested by Administrative Borrower or permitted hereunder, Agent shall then have the right to allocate such increased or new Revolving A Loan Commitments to accomplish the increase in the Maximum Credit requested by Administrative Borrower in such amounts and manner as Agent may determine, after consultation with Administrative Borrower.

(c) The Maximum Credit shall be increased by the amount of the increase in Revolving A Loan Commitments from Lenders or new Revolving A Loan Commitments from Eligible Assignees, in each case selected in accordance with Section 2.2.1(b) hereof, for which Agent has received a Lender Assignment Agreement (or other agreements acceptable to Agent) within thirty (30) days after the date of the request by Administrative Borrower for the increase or such earlier date as Agent and Administrative Borrower may agree (but in each case subject to the satisfaction of the conditions set forth below), whether or not the aggregate amount of the increase in Revolving A Loan Commitments and new Revolving A Loan Commitments, as the case may be, equal or exceed the amount of the increase in the Maximum Credit requested by Administrative Borrower in accordance with the terms hereof, effective on the date that each of the following conditions have been satisfied:

(i) Agent shall have received from each Lender that is providing an additional Revolving A Loan Commitment or Eligible Assignee that is providing a new Revolving A Loan Commitment as part of the increase in the Maximum Credit a Lender Assignment Agreement (or other agreement acceptable to Agent), duly executed by such Lender or Eligible Assignee and Administrative Borrower, provided, that, the aggregate Revolving A Loan Commitments set forth in such Lender Assignment Agreement(s) shall be not less than $5,000,000;

(ii) the conditions precedent to the making of Loans set forth in Section 5.2 hereof shall be satisfied as of the date of the increase in the Maximum Credit, both before and after giving effect to such increase;

(iii) Agent shall have received, in form and substance satisfactory to Agent in good faith, a certificate of the Chief Financial Officer of Administrative Borrower certifying, among other things, that after giving effect to any such increase in the Maximum Credit, the performance of the terms and conditions of this Agreement and the other Loan Documents and the incurrence of Obligations by Borrowers and Guarantors (1) are within each Borrower’s and Guarantor’s corporate or limited liability company powers, (2) have been duly authorized by each Borrower and Guarantor, (3) are not in contravention of law or the terms of any Borrower’s or Guarantor’s Organic Documents, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound, and (4) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or Guarantor, other than the liens in favor of Agent;

(iv) Agent shall have received, in form and substance and from counsel satisfactory to Agent in good faith, an opinion of counsel to Borrowers and Guarantors as to no conflicts with agreements governing other Indebtedness of Borrowers and Guarantors and such other matters as Agent may reasonably request and such counsel shall agree;

(v) such increase in the Maximum Credit on the date of the effectiveness thereof shall not violate any applicable law, regulation or order or decree of any court or other Governmental Authority and shall not be enjoined, temporarily, preliminarily or permanently; and

(vi) in connection with such increase in the Maximum Credit, Agent shall have received for the account of each Lender providing an additional Revolving A Loan Commitment and each Eligible Assignee providing a new Revolving A Loan Commitment (in accordance with the arrangements by and among Agent and each such Lender or Eligible Assignee), a closing fee in the percentage set forth in Section 1 of the Fee Letter with respect to the increased amount of the Maximum Credit and all other fees and expenses (including reasonable fees and expenses of counsel) in each case due and payable to such Person on or before the effectiveness of such increase; and

(d) As of the effective date of any such increase in the Maximum Credit, (i) each reference to the term “Maximum Credit” and “Revolving Loan Limit” herein and in any of the other Loan Documents shall be deemed to have been amended to mean the amount of the Maximum Credit specified in the most recent written notice from Agent to Administrative Borrower of the increase in the Maximum Credit, and (ii) Schedule II hereto shall be deemed to have been amended to reflect the Commitments and Percentages of each Lender and each Eligible Assignee providing a new Revolving A Loan Commitment (if any) after giving effect to such increase in the Maximum Credit.

SECTION 2.2.2 Reduction of Maximum Credit, Swing Line Loan Limit, Revolving B Loan Limit and Letter of Credit Limit.

(a) Optional. Winn-Dixie may, from time to time on any Business Day occurring after the Closing Date, voluntarily reduce the Maximum Credit, the Swing Line Loan Limit, the Revolving B Loan Limit or the unutilized Letter of Credit Limit on the Business Day so specified by Winn-Dixie without premium or penalty (subject to Section 4.4 hereof); provided, however, that (i) all such reductions shall require at least one Business Day’s prior notice to Agent and shall be permanent, (ii) any partial reduction of (A) the Maximum Credit shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000, (B) the Swing Line Loan Limit shall be in a minimum amount of $1,000,000 and in an integral multiple of $100,000, and (C) the Revolving B Loan Limit shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000, and (iii) in no event shall any such reductions result in the reduction of the Maximum Credit to an amount less than $600,000,000. As of the effective date of any reduction in the Maximum Credit, each reference to the terms “Revolving Loan Limit” and “Maximum Credit” herein and in any of the other Loan Documents shall be deemed to have been amended to mean the amount of the Maximum Credit specified in the most recent written notice from Agent to Administrative Borrower of the reduction in the Maximum Credit. As of the effective date of any reduction in the Swing Line Loan Limit, Revolving B Loan Limit or Letter of Credit Limit, each reference to the terms “Swing Line Loan Limit”, “Revolving B Loan Limit” and “Letter of Credit Limit”, as applicable, herein and in any of the other Loan Documents shall be deemed to have been amended to mean the amount of the Swing Line Loan Limit, Revolving B Loan Limit or Letter of Credit Limit, as applicable, specified in the most recent written notice from Agent to Administrative Borrower of the reduction in the Swing Line Loan Limit, Revolving B Loan Limit or Letter of Credit Limit, as applicable.

(b) Mandatory. The Maximum Credit and Revolving Loan Limit shall, without any further action, automatically and permanently be reduced on the Commitment Termination Date so that the Maximum Credit equals $0.

SECTION 2.3 Borrowing Procedures. Loans (other than Swing Line Loans) shall be made by the Lenders in accordance with Section 2.3.1 hereof, and Swing Line Loans shall be made by the Swing Line Lender in accordance with Section 2.3.2 hereof.

SECTION 2.3.1 Borrowing Procedure. In the case of Loans other than Swing Line Loans, by delivering a Borrowing Request to Agent on or before 12:00 noon (New York time) on a Business Day, a Borrower (or the Administrative Borrower on behalf of such Borrower) may from time to time irrevocably request, on the same day as the proposed Borrowing in the case of Base Rate Loans, or three (3) Business Days’ notice in the case of LIBO Rate Loans, and in either case not more than five (5) Business Days’ notice, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, in the case of Base Rate Loans, in a minimum amount of $5,000,000 and an integral multiple of $500,000 or, in either case, in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. In the case of LIBO Rate Loans, on or before 11:00 a.m. (New York time), and in the case of Base Rate Loans other than Swing Line Loans, on or before 3:00 p.m. (New York time), on such specified Business Day each Lender that has a Commitment to make the Loans being requested shall deposit with Agent same day funds in an amount equal to such Lender’s Percentage of the requested Borrowing. Such deposit will be made to an account which Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, Agent shall make such funds available to the applicable Borrower by wire transfer to the accounts such Borrower shall have specified in its Borrowing Request. No Lender’s obligation to make any Loan shall be affected by any other Lender’s failure to make any Loan.

SECTION 2.3.2 Swing Line Loans.

(a) By telephonic notice to the Swing Line Lender on or before 12:00 noon (New York time) on a Business Day (followed (on the same Business Day) by the delivery of a confirming Borrowing Request), a Borrower (or the Administrative Borrower on such Borrower’s behalf) may from time to time irrevocably request that Swing Line Loans be made by the Swing Line Lender in an aggregate minimum principal amount of $500,000 and an integral multiple of $100,000. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender to the applicable Borrower by wire transfer to the account such Borrower shall have specified in its notice therefor by the close of business on the Business Day telephonic notice is received by the Swing Line Lender. Agent shall be entitled to rely upon any certification, notice or other communication permitted to be made by telephone hereunder and Section 3.1.1(b)(ii) hereof believed by it to be genuine and correct. Borrowers shall not request (and shall not be permitted to request) any Swing Line Loans when any Default has occurred and is continuing.

(b) If (i) any Swing Line Loan shall be outstanding for more than four (4) Business Days, (ii) any Swing Line Loan is or will be outstanding on a date when a Borrower requests that a Revolving Loan be made, or (iii) any Default shall occur and be continuing, then each Lender (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender (and the Swing Line Lender agrees to make such request by the fifth Business Day that any Swing Line Loan is outstanding), (A) make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender’s Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding or (B) if, for any reason, it cannot make a Revolving Loan, purchase a participation in an amount equal to such Lender’s Percentage of the aggregate principal amount of all Swing Line Loans outstanding (in either case, such outstanding Swing Line Loans hereinafter referred to as the “Refunded Swing Line Loans”). On or before 11:00 a.m. (New York time) on the first Business Day following receipt by each Lender of a request to make Revolving Loans as provided in the preceding sentence, each Lender shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time the Lenders make the above referenced Revolving Loans the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing

Line Loans, Revolving Loans in an amount equal to the Swing Line Lender’s Percentage of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any Revolving Loans pursuant to this clause, the amount so funded shall become an outstanding obligation to each Lender and shall no longer be owed to the Swing Line Lender. All interest payable with respect to any Revolving Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such Revolving Loans were made. Each Lender’s obligation to make the Revolving Loans (or purchase participations) referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Obligor or any Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of any Obligor; (iv) the acceleration or maturity of any Obligations or the termination of any Commitment after the making of any Swing Line Loan; (v) any breach of any Loan Document by any Person; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

SECTION 2.4 Continuation and Conversion Elections. By delivering a Continuation/ Conversion Notice to Agent on or before 11:00 a.m. (New York time) on a Business Day, a Borrower (or the Administrative Borrower on such Borrower’s behalf) may from time to time irrevocably elect, on not less than one Business Day’s notice in the case of conversions to or continuations of Base Rate Loans, or three (3) Business Days’ notice in the case of conversions to or continuations of LIBO Rate Loans, and in either case not more than five (5) Business Days’ notice, that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 be, in the case of Base Rate Loans, converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three (3) Business Days (but not more than five (5) Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing unless Agent otherwise agrees.

SECTION 2.5 Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of a Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, each Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4 hereof, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office’s interbank eurodollar market.

SECTION 2.6 Issuance Procedures. By delivering to Agent an Issuance Request on or before 11:00 a.m. (New York time) on a Business Day, a Borrower (or the Administrative Borrower on such Borrower’s behalf) may from time to time irrevocably request on not less than three nor more than ten (10) Business Days’ notice, in the case of an initial issuance of a Letter of Credit and not less than three (3) Business Days’ prior notice, in the case of a request for the extension of the Stated Expiry Date of an outstanding Letter of Credit (in each case, unless a shorter notice period is agreed to by the Issuer, in its sole discretion), that the Issuer issue, or extend the Stated Expiry Date of, a Letter of Credit in a minimum amount of $25,000 in such form as may be requested by such Borrower and approved by such Issuer, solely for the purposes described in Section 7.1.7 hereof. Each Letter of Credit shall by its terms be stated to expire on a date (its “Stated Expiry Date”) no later than the earlier to occur of (a) the Commitment Termination Date or (b) one year from the date of its initial issuance or extension, in each case unless otherwise agreed to by the Issuer in its sole discretion; provided that in the case of a Stated Expiry Date that extends beyond the Commitment Termination Date, such Letter of Credit is fully Cash Collateralized in a manner satisfactory to the Issuer on the date of its issuance (or extension, if prior to such extension the Stated Expiry Date was prior to the Commitment Termination Date). Each Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues.

SECTION 2.6.1 Other Lenders’ Participation. Upon the issuance of each Letter of Credit, and without further action, each Lender (other than such Issuer) shall be deemed to have irrevocably purchased, to the extent of its Percentage, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Lender shall, to the extent of its Percentage, be responsible for reimbursing within one (1) Business Day the Issuer for Reimbursement Obligations which have not been reimbursed by Borrowers in accordance with Section 2.6.2 hereof or which have been required to be returned or disgorged by the Issuer or Agent. In addition, such Lender shall, to the extent of its Percentage, be entitled to receive a ratable portion of the Subfacility Letter of Credit fees payable pursuant to Section 3.3.3 hereof with respect to each Subfacility Letter of Credit or the Standby Letter of Credit fees payable pursuant to Section 3.3.4 hereof with respect to each Standby Letter of Credit (in each case other than the Fronting Fee), and of interest payable pursuant to Section 3.2 hereof with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed any Issuer for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from Borrowers or otherwise) in respect of such Disbursement.

SECTION 2.6.2 Disbursements. The Issuer will notify the Administrative Borrower and Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the “Disbursement Date”) such payment shall be made (each such payment, a “Disbursement”). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m. (New York time) on the first Business Day following the Disbursement Date, the applicable Borrower will reimburse Agent, for the account of the applicable Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit together with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans pursuant to Section 3.2 hereof for the period from the Disbursement Date through the date of such reimbursement. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, each Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is a Borrower or a Guarantor).

SECTION 2.6.3 Reimbursement. The obligation (a “Reimbursement Obligation”) of each Borrower under Section 2.6.2 hereof to reimburse the Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of a Borrower to reimburse the Issuer (or upon the disgorgement of any amounts theretofore reimbursed by a Borrower), each Lender’s obligation under Section 2.6.1 hereof to reimburse the Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower or such Lender, as the case may be, may have or have had against the Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer’s good faith opinion, such Disbursement is determined to be appropriate), or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of any Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

SECTION 2.6.4 Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default under Section 8.1.10 hereof or upon notification by Agent (acting at the direction of the Required Lenders) to any Borrower of its obligations under this Section, following the occurrence and during the continuation of any other Event of Default,

(a) the aggregate Stated Amount of all Letters of Credit shall, without demand upon or notice to any Borrower or any other Person, be deemed to have been paid or disbursed by the Issuer of such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed); and

(b) such Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by such Issuer.

Amounts payable by such Borrower pursuant to this Section shall be deposited in immediately available funds with Agent and held as collateral security for the Reimbursement Obligations. When all Events of Default giving rise to the deemed disbursements under this Section have been cured or waived Agent shall promptly return to such Borrower all amounts then on deposit with Agent pursuant to this Section which have not been applied to the satisfaction of the Reimbursement Obligations or other Obligations.

SECTION 2.6.5 Nature of Reimbursement Obligations. Each Borrower, each other Obligor and, to the extent set forth in Section 2.6.1 hereof as to each Lender’s participation interest in such Letter of Credit, each Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence, lack of good faith or willful misconduct) shall not be responsible for:

(a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

(b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit, or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

(c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

(d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

(e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith and without gross negligence or willful misconduct shall be binding upon each Obligor and each such Secured Party, and shall not put the Issuer under any resulting liability to any Obligor or any Secured Party, as the case may be. In any event, if any Obligor fails to object with specificity in writing to any draw under a Letter of Credit, by the close of business on the Business Day following the date notice of such draw is received by a Borrower from the Issuer, such Obligor shall be deemed to have waived any objection to the same.

SECTION 2.7 Register.

(a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder; provided, however, that the failure of any Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of any Borrower or any other Obligor.

(b) Each Borrower hereby designates Agent to serve as such Borrower’s agent, solely for the purpose of this subsection (b), to maintain a register (the “Register”) on which Agent will record each Lender’s Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which Agent shall retain a copy of each Lender Assignment Agreement delivered to Agent pursuant to Section 10.11.1 hereof. Failure to make any recordation, or any error in such recordation, shall not affect any Borrower’s obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, Agent and the Lenders shall treat each Person in whose name a Loan is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender’s Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender’s Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to Agent of a Lender Assignment Agreement duly executed by the Assignor Lender thereof (and a Borrower, when its consent is required hereunder). No assignment or transfer of a Lender’s Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by Agent as provided in this Section 2.7.

SECTION 2.8 Joint and Several Liability. Each Borrower shall be jointly and severally liable for all Loans, Letter of Credit Outstandings and other Obligations of Borrowers. Each Borrower shall have a right of contribution against the other Borrowers to the extent payments made by such Borrower exceed the amount of Credit Extensions and related Obligations directly obtained by such Borrower.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1 Repayments and Prepayments. Each Borrower agrees that the Loans shall be repaid and prepaid pursuant to the following terms.

SECTION 3.1.1 Repayments and Prepayments.

(a) Each Borrower shall repay in full the unpaid principal amount of each Loan upon the applicable Stated Maturity Date therefor. Prior thereto, payments and prepayments of the Loans shall or may be made as set forth below.

(b) At any time and from time to time on any Business Day, each Borrower shall have the right to make a voluntary prepayment without premium or penalty (subject to Section 4.4 hereof), in whole or in part, of the outstanding principal amount of any

(i) Revolving Loans; provided, however, that (A) all such prepayments shall be made pro rata among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans; (B) Borrowers shall not, at any time that any Revolving A Loans are outstanding, prepay all or any of the principal amount of any Revolving B Loans, except to the extent that the outstanding principal amount of the Revolving B Loans exceeds the Revolving B Loan Limit or the Borrowing Base B; (C) all such voluntary prepayments shall require at least one but no more than five (5) Business Days’ prior notice to Agent; and (D) all such voluntary partial prepayments shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000; and

(ii) Swing Line Loans; provided that (A) all such voluntary prepayments shall require prior telephonic notice to the Swing Line Lender on or before 1:00 p.m. (New York time) on the day of such prepayment (such notice to be confirmed in writing within 24 hours thereafter); and (B) all such voluntary partial prepayments shall be in an aggregate minimum amount of $200,000 and an integral multiple of $100,000.

(c) So long as no Default has occurred and is continuing, within five (5) Business Days after any Borrower or any of its Subsidiaries realizes any Net Disposition Proceeds in excess of $2,500,000 (for an individual Disposition or collectively for a related series of Dispositions) or any Net Sale and Leaseback Proceeds, Borrowers shall make a mandatory prepayment of Revolving Loans or Swing Line Loans (or both) in an aggregate amount equal to the amount of such Net Sale and Leaseback Proceeds or Net Disposition Proceeds if any such Revolving Loans or Swing Line Loans are then outstanding; provided, that if the making of such prepayment would result in the breakage of any Interest Period, Borrowers may make such prepayment at the end of the then applicable Interest Period. If an Event of Default has occurred and is continuing, any Net Sale and Leaseback Proceeds or Net Disposition Proceeds realized by any Borrower or any of its Subsidiaries shall be applied in accordance with Section 8.4 hereof.

(d) Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3 hereof, each Borrower shall repay all the Loans, unless, pursuant to Section 8.3 hereof, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

(e) Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4 hereof.

SECTION 3.2 Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with the terms set forth below.

SECTION 3.2.1 Rates. Subject to Section 2.3.2 hereof, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, Administrative Borrower may elect that Loans comprising a Borrowing accrue interest as either a Base Rate Loan or LIBO Rate Loan as follows:

(a) Revolving A Loans comprising a Borrowing accrue interest at a rate per annum:

(i) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the then Applicable Margin on a per annum basis for Revolving A Loans that are Base Rate Loans; and

(ii) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the then Applicable Margin on a per annum basis for Revolving A Loans that are LIBO Rate Loans; and

(b) Revolving B Loans comprising a Borrowing accrue interest at a rate per annum:

(i) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus two (2%) percent per annum; and

(ii) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus three and three-quarters (3 3/4%) percent per annum.

(c) All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

SECTION 3.2.2 Default Rates. Upon the occurrence and during the continuance of an Event of Default, if demanded by Agent (or automatically in the case of the occurrence of an event described in Section 8.1.10 hereof), Borrowers shall pay to the extent permitted by law:

(a) in the case of LIBO Rate Loans only, (i) interest (after as well as before judgment) on the principal amount of all outstanding LIBO Rate Loans at a rate per annum equal to the LIBO Rate (Reserve Adjusted) from time to time in effect, plus, (A) in the case of Revolving A Loans, the sum of the then Applicable Margin for Revolving A Loans that are LIBO Rate Loans plus two (2%) percent per annum, or (B) in the case of Revolving B Loans, five and three-quarters (5 3/4%) percent per annum, in each case until the expiration of the applicable Interest Period in effect at such time, and (ii) thereafter, in accordance with subsection (b) of this Section 3.2.2; and

(b) in the case of Base Rate Loans, Swing Line Loans and all other amounts payable under this Agreement, interest (after as well as before judgment) on (i) the principal amount of all outstanding Loans, (ii) all unpaid interest and fees payable hereunder and (iii) any other amounts due and payable, in each case at a rate per annum equal to the Alternate Base Rate from time to time in effect, plus (A) in the case of Revolving A Loans, the sum of the then Applicable Margin for Revolving A Loans that are Base Rate Loans plus two (2%) percent per annum, or (B) in the case of Revolving B Loans, four (4%) percent per annum.

SECTION 3.2.3 Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

(a) on the Stated Maturity Date therefor;

(b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

(c) with respect to Base Rate Loans, on each Payment Date in arrears occurring after the Closing Date;

(d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and on each Payment Date occurring after the first day of such Interest Period);

(e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to subsection (c) of this Section 3.2.3, on the date of such conversion; and

(f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3 hereof, immediately upon such acceleration;

Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.3 Fees. Each Borrower agrees to pay the fees set forth below. All such fees shall be non-refundable.

SECTION 3.3.1 Unused Line Fees.

(a) Borrowers agree to pay to Agent, for the account of Revolving A Loan Lenders (in accordance with the arrangements by and among Agent and each Revolving A Loan Lender), for the period (including any portion thereof when the Commitments of Revolving A Loan Lenders are suspended by reason of Borrowers’ inability to satisfy any condition of Article V hereof) commencing on the Closing Date and continuing through the Termination Date, a monthly unused line fee in an amount equal to one quarter of one (0.25%) percent per annum on the amount by which the Revolving A Loan Limit exceeds the average monthly balance of the outstanding Revolving A Loans and Letter of Credit Outstandings during the immediately preceding month (or part thereof).

(b) Borrowers agree to pay to Agent, for the account of Revolving B Loan Lenders (in accordance with the arrangements by and among Agent and each Revolving B Loan Lender), for the period (including any portion thereof when the Commitments of Revolving B Loan Lenders are suspended by reason of Borrowers’ inability to satisfy any condition of Article V hereof) commencing on the Closing Date and continuing through the Termination Date, a monthly unused line fee in an amount equal to one quarter of one (0.25%) percent per annum on the amount by which the Revolving B Loan Limit exceeds the average monthly balance of the outstanding Revolving B Loans during the immediately preceding month (or part thereof).

(c) All unused line fees payable pursuant to this Section shall be calculated on a year comprised of 360 days and payable by Borrowers in arrears on each Payment Date, commencing with the first Payment Date following the Closing Date, and on the Commitment Termination Date.

SECTION 3.3.2 Agent’s Fees. Borrowers agree to pay the fees in the amounts, on the dates and on the terms set forth in the Fee Letter.

SECTION 3.3.3 Subfacility Letter of Credit Fee. Borrowers agree to pay to Agent, for the pro rata account of each Lender, a Subfacility Letter of Credit fee at a rate equal to one (1%) percent per annum on the daily outstanding balance of all Subfacility Letters of Credit for the immediately preceding month (or part thereof), and upon the occurrence and during the continuance of an Event of Default, if demanded by Agent (or automatically in the case of the occurrence of an event described in Section 8.1.10 hereof), at a rate equal to three (3%) percent per annum on the daily outstanding balance of all import Subfacility Letters of Credit for the immediately preceding month (or part thereof), such fees being payable in arrears on each Payment Date following the date of issuance of each such Subfacility Letter of Credit and on the Commitment Termination Date. Borrowers further agree to pay to the applicable Issuer in arrears on each Payment Date following the date of issuance of each Subfacility Letter of Credit and on the Commitment Termination Date, a Fronting Fee for all outstanding Subfacility Letters of Credit, together with the Issuer’s customary administrative, amendment, drawing, transfer and other fees incurred with respect to such Subfacility Letters of Credit.

SECTION 3.3.4 Standby Letter of Credit Fee. Borrowers agree to pay to Agent, for the pro rata account of each Lender, a Standby Letter of Credit fee at a rate equal to the then Applicable Margin on a per annum basis for Standby Letters of Credit on the daily outstanding balance of all Standby Letters of Credit for the immediately preceding month (or part thereof), and upon the occurrence and during the continuance of an Event of Default, if demanded by Agent (or automatically in the case of the occurrence of an event described in Section 8.1.10 hereof), at a rate equal to the sum of the then Applicable Margin for Standby Letters of Credit plus two (2%) percent per annum on the daily outstanding balance of all Standby Letters of Credit for the immediately preceding month (or part thereof), such fees being payable in arrears on each Payment Date following the date of issuance of each such Standby Letter of Credit and on the Commitment Termination Date. Borrowers further agree to pay to the applicable Issuer in arrears on each Payment Date following the date of issuance of each Standby Letter of Credit and on the Commitment Termination Date, a Fronting Fee for all outstanding Standby Letters of Credit, together with the Issuer’s customary administrative, amendment, drawing, transfer and other fees incurred with respect to such Standby Letters of Credit.

ARTICLE IV

CERTAIN LIBO RATE AND OTHER PROVISIONS; COLLECTION AND ADMINISTRATION

SECTION 4.1 LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Administrative Borrower and Agent, be conclusive and binding on Borrowers) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans payable to such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

SECTION 4.2 Deposits Unavailable; Market Disruptions. If Agent shall have determined that

(a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

(b) by reason of circumstances affecting its relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans;

then, upon notice from Agent to the Administrative Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 hereof to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until Agent shall notify the Administrative Borrower and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 4.3 Increased LIBO Rate Loan Costs, etc. Borrowers agree to reimburse each Lender and Issuer for any increase in the cost to such Lender or Issuer of, or any reduction in the amount of any sum receivable by such Secured Party in respect of, such Secured Party’s Commitments and the making of Credit Extensions hereunder (including the making, continuing or maintaining (or of its obligation to make or continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the Closing Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and Taxes which are governed by Sections 4.5 and 4.6 hereof, respectively. Each affected Secured Party shall promptly notify Agent and the Administrative Borrower in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Secured Party for such increased cost or reduced amount. Such additional amounts shall be payable by Borrowers directly to such Secured Party within five (5) days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on Borrowers.

SECTION 4.4 Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

(a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Article III or otherwise (and including without limitation any repayment or prepayment or assignment pursuant to Sections 4.11 or 10.11.1(f) hereof), or Borrowers failing to make a prepayment after giving notice thereof);

(b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

(c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor;

then, upon the written notice of such Lender to the Administrative Borrower (with a copy to Agent), the Administrative Borrower shall, within five (5) days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding on Borrowers.

SECTION 4.5 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Secured Party or any Person controlling such Secured Party, and such Secured Party determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of the Commitments or the Credit Extensions made, or the Letters of Credit participated in, by such Secured Party is reduced to a level below that which such Secured Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Secured Party to the Administrative Borrower, Borrowers shall within five (5) days following receipt of such notice pay directly to such Secured Party additional amounts sufficient to compensate such Secured Party or such controlling Person for such reduction in rate of return. A statement of such Secured Party as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on Borrowers. In determining such amount, such Secured Party may use any method of averaging and attribution that it (in its sole and good faith discretion) shall deem applicable.

SECTION 4.6 Taxes. Borrowers covenant and agree as follows with respect to Taxes.

(a) Any and all payments by Borrowers under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes, except to the extent any such Taxes are imposed by applicable law. In the event that any Taxes are imposed and required by applicable law to be deducted or withheld from any payment required to be made by any Obligor to or on behalf of any Secured Party under any Loan

Document, then:

(i) subject to subsection (f) of this Section 4.6, if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary so that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for in such Loan Document; and

(ii) the applicable Borrower shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (i) of this subsection (a)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

(b) In addition, Borrowers shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

(c) As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within forty-five (45) days of any such payment being due, Borrowers shall furnish to Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes. Agent shall make copies thereof available to any Lender upon request therefor.

(d) Subject to subsection (f) of this Section 4.6, Borrowers shall indemnify each Secured Party for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Secured Party whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority. Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Secured Party, the applicable Borrower shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided, however, that no Secured Party shall be under any obligation to provide any such notice to Borrowers). In addition, Borrowers shall indemnify each Secured Party for any incremental Taxes that may become payable by such Secured Party as a result of any failure of any Borrower to pay any Taxes when due to the appropriate Governmental Authority or to deliver to Agent, pursuant to subsection (c) of this Section 4.6, documentation evidencing the payment of Taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Secured Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within thirty (30) days after the date such Secured Party makes written demand therefor. Borrowers acknowledge that any payment made to any Secured Party or to any Governmental Authority in respect of the indemnification obligations of Borrowers provided in this subsection (d) shall constitute a payment in respect of which the provisions of subsection (a) of this Section 4.6 and this subsection (d) shall apply.

(e) Each Non-U.S. Lender, on or prior to the date on which such Non-U.S. Lender becomes a Lender hereunder (and from time to time thereafter upon the request of the Administrative Borrower or Agent, but only for so long as such Non-U.S. Lender is legally entitled to do so), shall deliver to the Administrative Borrower and Agent either (i) two duly completed copies of either (x) Internal Revenue Service Form W-8BEN claiming eligibility of Non-U.S. Lenders to the benefits of an income tax treaty to which the United States is party or (y) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form; or (ii) in the case of a Non-U.S. Lender that is not legally entitled to deliver either form listed in clause (i) of this subsection (e), (x) a certificate to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (referred to as an “Exemption Certificate”) and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or applicable successor form.

(f) Borrowers shall not be obligated to pay any additional amounts to any Lender pursuant to subsection (a)(i) of this Section 4.6, or to indemnify any Lender pursuant to subsection (d) of this Section 4.6, in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to a Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to subsection (e) of this Section 4.6, (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that Borrowers shall be obligated to gross up any payments to any such Lender pursuant to subsection (a)(i) of this Section 4.6, and to indemnify any such Lender pursuant to subsection (d) of this Section 4.6, in respect of United States federal withholding taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the Closing Date, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender’s lending office was made at the request of any Borrower or (iii) the obligation to pay any additional amounts to any such Lender pursuant to subsection (a)(i) of this Section 4.6 or to indemnify any such Lender pursuant to subsection (d) of this Section 4.6 is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the request of any Borrower.

SECTION 4.7 Payments, Computations, etc. Unless otherwise expressly provided in a Loan Document, all payments by Borrowers pursuant to each Loan Document shall be made by Borrowers to Agent for the pro rata account of the Secured Parties entitled to receive such payment. All payments shall be made without setoff, deduction or counterclaim not later than 11:00 a.m. (New York time) on the date due in same day or immediately available funds to such account as Agent shall specify from time to time by notice to the Administrative Borrower. Funds received after that time shall be deemed to have been received by Agent on the next succeeding Business Day. Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by Agent for the account of such Secured Party. All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Payments due on other than a Business Day shall (except as otherwise required by clause (d) of the definition of “Interest Period”) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment. Agent shall apply amounts contained in the accounts of Borrowers maintained with Agent to amounts due to Agent and the Lenders under the Loan Documents when due.

SECTION 4.8 Sharing of Payments. If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 or 4.6 hereof) in excess of its pro rata share of payments obtained by all Secured Parties, such Secured Party shall purchase from the other Secured Parties such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party’s ratable share (according to the proportion of (a) the amount of such selling Secured Party’s required repayment to the purchasing Secured Party to (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. Borrowers agree that any Secured Party purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9 hereof) with respect to such participation as fully as if such Secured Party were the direct creditor of the applicable Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

SECTION 4.9 Setoff. Each Secured Party shall, upon the occurrence and during the continuance of any Event of Default described in Section 8.1.10 hereof or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) Borrowers hereby grant to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of Borrowers then or thereafter maintained with such Secured Party; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8 hereof. Each Secured Party agrees promptly to notify the Administrative Borrower and Agent after any such setoff and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

SECTION 4.10 Defaulting Lenders. Notwithstanding anything in this Agreement to the contrary, as to any Lender which (a) has refused (which refusal has not been retracted) to make available its portion of any Borrowing or to fund its portion of any unreimbursed (or disgorged) payment under Section 2.6.1 hereof or (b) has given notice to Agent and/or the Administrative Borrower that it does not intend to comply with its obligations under Section 2.1 or Section 2.6.1 hereof:

(a) such Lender shall not be deemed a Required Lender hereunder and such Lender’s (i) Revolving Loan Commitments, (ii) Loans and (iii) Letter of Credit Outstandings shall be excluded from the calculations set forth in the definition of Required Lenders above;

(b) such Lender shall not be entitled to receive any portion of (i) Subfacility Letter of Credit fees, (ii) Standby Letter of Credit Fees, (iii) interest payable with respect to any Disbursements or (iv) amounts received in respect of Disbursements; and

(c) such Lender shall not be entitled to receive any unused line fee.

In addition to the foregoing, and notwithstanding Section 2.1.2 hereof, if any Lender shall fall within the description set forth in subsections (a) or (b) of this Section 4.10, the Issuer shall not be required to issue any Letter of Credit, unless arrangements reasonably satisfactory to the Issuer have been entered into to eliminate the Issuer’s risk with respect to the participation in Letters of Credit by such Lender, including Cash Collateralizing such Lender’s Subfacility Letter of Credit Commitment or such Lender’s Standby Letter of Credit Commitment, as the case may be.

SECTION 4.11 Replacement of Lenders. (a) If (i) the Administrative Borrower receives notice from any Lender requesting increased costs or additional amounts under Sections 4.3, 4.5 or 4.6 hereof not being requested generally by other Lenders, (ii) any Lender is affected in the manner described in Section 4.1 hereof, or (iii) a Lender becomes a Defaulting Lender, or (b) with respect to any Non-Consenting Lender under Section 10.1(c) hereof, then, in each case, Borrowers shall have the right, so long as no Default shall have occurred and be continuing, and unless, in the case of subsection (a)(i) above, such Lender has removed or cured the conditions which resulted in the obligation to pay such increased costs or additional amounts or agreed to waive and otherwise forego any right it may have to any payments provided for under Sections 4.3, 4.5 or 4.6 hereof in respect of such conditions, to replace in its entirety such Lender (the “Replaced Lender”), upon prior written notice to Agent and such Replaced Lender, with one or more Eligible Assignees designated by Winn-Dixie and acceptable to Agent, such acceptance not to be unreasonably withheld, that agree to accept all of the rights and obligations of the Replaced Lender (each a “Replacement Lender”); provided, however, that, at the time of any replacement pursuant to this Section 4.11, the Replaced Lender and the Replacement Lenders shall enter into (and each Replaced Lender hereby unconditionally agreeing to enter into) one or more Lender Assignment Agreement(s) (appropriately completed), pursuant to which (i) the Replacement Lender shall acquire all of the Commitments and outstanding Revolving Loans of the Replaced Lender and, in connection therewith, shall pay (x) to the Replaced Lender in respect thereof an amount equal to the sum of (a) an amount equal to the principal of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender and (b) an amount equal to all accrued but theretofore unpaid fees owing to the Replaced Lender pursuant to Sections 3.3.1 and 3.3.3 hereof, and (y) to the Issuer, an amount equal to any portion of the Replaced Lender’s funding of an unpaid drawing under a Letter of Credit as to which the Replaced Lender is then in default; and (ii) Borrowers shall pay to the Replaced Lender any other amounts payable to the Replaced Lender under this Agreement (including amounts payable under Sections 4.1, 4.3, 4.4, 4.5 and 4.6 hereof which have accrued to the date of such replacement). Upon the execution of the Lender Assignment Agreement(s), the payment of the amounts referred to in the preceding sentence, the Replacement Lenders shall automatically become Lenders hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender. It is understood and agreed that if any Replaced Lender shall fail to enter into a Lender Assignment Agreement in accordance with the foregoing, it shall be deemed to have entered into such a Lender Assignment Agreement.

SECTION 4.12 Bank Products.

(a) Any Borrower may (but is not required to) request that any Bank Product Provider provide or arrange for such Borrower to obtain Bank Products from such Bank Product Provider, and such Bank Product Provider may, in its sole discretion, provide or arrange for such Borrower to obtain the requested Bank Products. Borrowers shall indemnify and hold Agent, each Lender and their respective Affiliates harmless from any and all obligations now or hereafter owing to any other Person by such Bank Product Provider in connection with any Bank Products other than for gross negligence or willful misconduct on the part of any such indemnified Person. This Section 4.12(a) shall survive the payment of the Obligations and the termination of this Agreement.

(b) Notwithstanding anything to the contrary contained herein, Borrowers shall not be required to pre-fund ACH Transactions provided by a Bank Product Provider up to the aggregate amount of the ACH Limit, subject to the terms and conditions set forth in each ACH Agreement. For purposes of this Agreement, the term “pre-fund” means the deposit by Borrowers with a Bank Product Provider providing ACH Transactions to a Borrower or the segregation by such Bank Product Provider of cash in such account as such Bank Product Provider may specify in the amount of any transfers requested by Borrowers in connection with ACH Transactions for the express purpose of securing payment of any Obligations to such Bank Product Provider that might arise from such ACH Transactions prior to such Bank Product Provider making any such transfers.

(c) Borrowers acknowledge and agree that (i) the obtaining of Bank Products from a Bank Product Provider (A) is in the sole discretion of such Bank Product Provider, and (B) is subject to all rules and regulations of such Bank Product Provider and (ii) the obligations, liabilities and indebtedness owing by Borrowers to Agent or such Bank Product Provider arising under or pursuant to any Bank Products shall be secured by, among other things, the Mortgages and the Leasehold Mortgages (other than the Mortgages and Leasehold Mortgages with respect to the Real Property and Leasehold Property of Real Estate Borrowers located in the State of Alabama) and the liens created thereby.

SECTION 4.13 Application of Proceeds Prior to an Event of Default.

    SECTION 4.13.1 Any moneys received or collected by Agent or any Lender from any Borrower or Guarantor prior to the occurrence of an Event of Default (including the monetary proceeds of collections or of realization upon any Collateral) shall be applied as follows:

(a) First, to pay any costs and expenses or other liabilities of any kind incurred by Agent in connection with any actions relating to any Collateral (including without limitation, audit and monitoring expenses and any expenses and liabilities in connection with foreclosing upon any Collateral) or the enforcement of any Loan Document,

(b) Second, to pay any other fees, indemnities or expense reimbursements then due to Agent and Issuer from any Borrower or Guarantor,

(c) Third, ratably, to pay all accrued (i) interest in respect of any Loans (and including any Special Agent Advances), (ii) Subfacility Letter of Credit Fees, (iii) Standby Letter of Credit Fees and (iv) unused line fees,

(d) Fourth, to pay or prepay principal in respect of Special Agent Advances and Revolving A Loans made pursuant to (and to Cash Collateralize all Letters of Credit issued pursuant to) Section 10.20 hereof,

(e) Fifth, ratably, to (i) pay principal due in respect of Revolving A Loans, (ii) pay Obligations outstanding under Rate Protection Agreements (but only up to the amount of any then effective Reserve established in respect of such Obligations), (iii) pay any reimbursement amounts outstanding with respect to, and Cash Collateralize all other obligations (including contingent obligations) in respect of, Subfacility Letters of Credit, and (iv) pay any reimbursement amounts outstanding with respect to, and Cash Collateralize all other obligations (including contingent obligations) in respect of, Standby Letters of Credit,

(f) Sixth, to pay principal due in respect of Revolving B Loans,

(g) Seventh, to pay or prepay any Obligations arising under or pursuant to any Bank Products consisting of ACH Transactions,

(h) Eighth, to pay or prepay any Obligations arising under or pursuant to any Bank Products (other than to the extent provided for in clauses (e) and (g) above), and

(i) Ninth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines.

provided, that, in each instance set forth in this Section 4.13.1, so long as no Event of Default has occurred and is continuing, this Section 4.13.1 shall not be deemed to apply to (i) the application of Net Sale and Leaseback Proceeds or Net Disposition Proceeds in accordance with Section 3.1.1(c) hereof, or

(ii) any payment by a Borrower specified by such Borrower to be for the payment of specific Obligations then due and payable (or then due and prepayable) under and in accordance with any provision of this Agreement.

SECTION 4.13.2 Notwithstanding anything to the contrary contained in this Agreement, (a) unless so directed by Administrative Borrower, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any LIBO Rate Loans, except (i) on the expiration date of the Interest Period applicable to any such LIBO Rate Loans or (ii) in the event that there are no outstanding Base Rate Loans and (b) to the extent any Borrower uses any proceeds of the Loans or Letters of Credit to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letters of Credit that were not used for such purposes and second to the Obligations arising from Loans and Letters of Credit the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral.

SECTION 4.14 Borrowers’ Loan Account; Statements.

(a) Agent shall maintain one or more loan account(s) on its books in which shall be recorded (i) all Loans, Letter of Credit Outstandings and other Obligations and the Collateral, (ii) all payments made by or on behalf of any Borrower or Guarantor and (iii) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent’s customary practices as in effect from time to time.

(b) Agent shall render to Administrative Borrower each month a statement setting forth the balance in the Borrowers’ loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Agent receives a written notice from Administrative Borrower of any specific exceptions of Administrative Borrower thereto within thirty (30) days after the date such statement has been received by Winn-Dixie. Until such time as Agent shall have rendered to Administrative Borrower a written statement as provided above, the balance in any Borrower’s loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers.

(c) At Agent’s option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of any Borrower maintained by Agent. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent, any Lender or Issuer is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Borrowers shall be liable to pay to Agent, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 4.14(c) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 4.14 shall survive the payment of the Obligations and the termination of this Agreement.

ARTICLE V

CONDITIONS TO EFFECTIVENESS AND INITIAL CREDIT EXTENSIONS

SECTION 5.1 Effectiveness and Initial Credit Extension. The effectiveness of this Agreement (and the amendment and restatement of the Existing Credit Agreement), and the obligations of the Lenders and, if applicable, the Issuer to fund the initial Credit Extension hereunder, shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article (or waiver thereof in accordance with Section 10.1 hereof).

SECTION 5.1.1 Executed Counterparts. This Agreement shall have been duly executed and delivered by Borrowers, Agent and Lenders and the other Loan Documents shall have been executed and delivered by each of the parties thereto.

SECTION 5.1.2 Refinancing of Outstanding Indebtedness, etc. All Pre-Effective Date Obligations (other than in respect of Existing Letters of Credit) outstanding under the Existing Credit Agreement together with all interest and other amounts due and payable with respect thereto to the Existing Lenders that are not Lenders party hereto, shall have been refinanced in full from the proceeds of Revolving Loans made by Lenders party hereto and the commitments of such Existing Lenders shall have been assigned to and assumed by Lenders party hereto in accordance with the provisions of Section 10.11.1 hereof.

SECTION 5.1.3 Resolutions, etc. Agent shall have received from each Borrower and each Guarantor:

(a) a copy of a good standing (or the equivalent) certificate and certificates of authority to do business (or the equivalent) from all appropriate jurisdictions, each dated a date reasonably close to the Closing Date, for each such Person; and

(b) a certificate, dated the Closing Date, duly executed and delivered by such Person’s Secretary or Assistant Secretary, managing member or general partner, as applicable, as to

(i) resolutions of each such Person’s Board of Directors (or other managing body, in the case of other than a corporation) then in full force and effect expressly and specifically authorizing, to the extent relevant, the execution, delivery and performance of each Loan Document to be executed by each Person and the transactions contemplated hereby and thereby;

(ii) the incumbency and signatures of those of its officers, managing members or general partners, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and

(iii) the full force and validity of each Organic Document of such Person and copies thereof;

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

SECTION 5.1.4 Closing Fees, Expenses, etc. Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to the Fee Letter, Section 3.3 hereof and, to the extent invoiced, Section 10.3 hereof.

SECTION 5.1.5 Financial Information. Agent shall have received, in form and substance satisfactory to Agent in good faith, all financial information, projections, budgets, business plans, cash flows and such other information as Agent shall have requested prior to the Closing Date, including updates or modifications to the projected financial statements of Borrowers and Guarantors previously received by Agent.

SECTION 5.1.6 Collateral Information. Agent shall have completed its field review of and due diligence with respect to the Records of Borrowers and Guarantors and the Collateral, the results of which shall be satisfactory to Agent in good faith, including:

(a) receipt and review of third party appraisals with respect to Inventory and Pharmacy Scripts, in each case in form and containing assumptions and appraisal methods satisfactory to Agent in good faith and performed by appraisers acceptable to Agent, addressed to Agent and upon which Agent and Lenders are expressly permitted to rely;

(b) receipt and review of the Initial Leasehold Report, in form, scope and methodology acceptable to Agent in good faith, addressed to Agent and the Lenders and upon which Agent and the Lenders are expressly permitted to rely;

(c) receipt and review of third party appraisals with respect to the Real Property, in form and containing assumptions and appraisal methods satisfactory to Agent in good faith and performed by appraisers acceptable to Agent, addressed to Agent and upon which Agent and Lenders are expressly permitted to rely;

(d) an updated and current field examination of the business of Borrowers and Guarantors and the Collateral in accordance with Agent’s customary procedures and practices and as otherwise required by the nature and circumstances of the businesses of Borrowers and Guarantors; and

(e) such other information with respect to the Borrowing Base Assets as Agent may require to determine the amount of Loans available to Borrowers (including, without limitation, current perpetual Inventory records and/or roll-forwards of Inventory, Pharmacy Scripts and Pharmacy Receivables through the Closing Date and test counts of Inventory and Pharmacy Scripts in a manner satisfactory to Agent, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Borrowing Base Assets).

SECTION 5.1.7 Collateral Access Agreements. Agent shall have received, in form and substance satisfactory to Agent in good faith, all consents, waivers, acknowledgments and other agreements from third persons which Agent in good faith may deem necessary or desirable in order to permit, protect and perfect the security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Loan Documents, including, without limitation, Collateral Access Agreements by lessors, mortgagees and warehousemen used by Borrowers (other than in respect of leased retail stores operated by Borrowers).

SECTION 5.1.8 Blocked Account Agreements. Agent shall have received, in form and substance satisfactory to Agent in good faith, a Blocked Account Agreement with respect to each Majority Account, duly authorized, executed and delivered by each Majority Account Bank, Agent and each applicable Borrower and Guarantor.

SECTION 5.1.9 Securities Control Agreements. Agent shall have received, in form and substance satisfactory to Agent in good faith, Securities Control Agreements with respect to the Qualified Cash Account and each of the securities accounts and uncertificated securities listed in Item 6.25(c) of the

Disclosure Schedule, in each case duly executed and delivered by the applicable Borrower or Guarantor, Agent and the applicable securities intermediary or, to the extent that any such Securities Control Agreements is not delivered on or prior to the Closing Date, Borrowers and Guarantors shall not hold any financial assets in any securities account, or hold any uncertificated securities (other than of direct Wholly Owned Subsidiaries), in respect of which such Securities Control Agreement has not been delivered to Agent.

SECTION 5.1.10 Processor Letters. Agent shall have received, in form and substance satisfactory to Agent in good faith, Processor Letters duly authorized, executed and delivered by each applicable Borrower or Guarantor to each Credit Card Issuer and Credit Card Processor listed in Item 6.28 of the Disclosure Schedule, pursuant to the terms of this Agreement

SECTION 5.1.11 Security Agreement. Agent shall have received the Security Agreement, duly authorized executed and delivered by each Borrower and Guarantor in favor of Agent, and Agent shall be satisfied that (i) the Lien granted to Agent, for the benefit of the Secured Parties, in the Collateral described in the Security Agreement is a first (subject to Permitted Liens) priority (or local equivalent thereof) security interest (except with respect to Collateral described in the Security Agreement constituting money, letter-of-credit rights, motor vehicles, motor vehicle trailers, Florida liquor licenses, fixtures and deposit accounts that are not Majority Accounts) and (ii) no Lien (other than Permitted Liens) exists on any of the Collateral described in any Security Agreement other than the Lien created in favor of Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents.

SECTION 5.1.12 Pledge Agreements. (a) Agent shall have received, in form and substance satisfactory to Agent in good faith, each Pledge Agreement, duly authorized executed and delivered by the applicable Borrower or Guarantor, (b) Agent shall have received originals of the shares of the stock certificates representing all of the issued and outstanding shares of the Capital Securities of each Borrower and Guarantor (other than Winn-Dixie) pledged pursuant to a Pledge Agreement and owned by any Borrower or Guarantor, in each case together with stock powers duly executed in blank with respect thereto; and (c) Agent shall be satisfied that (i) the Lien granted to Agent, for the benefit of the Secured Parties, in the Pledged Collateral described in each Pledge Agreement is a duly perfected, first priority (or local equivalent thereof) security interest; and (ii) no Lien exists on any of the Pledged Collateral described in any Pledge Agreement other than the Lien created in favor of Agent, for the benefit of the Secured Parties, except to the extent consented to by Agent and subject to Permitted Liens.

SECTION 5.1.13 Evidence of Transfer of Real Property and Leasehold Property to Real Estate Borrowers. Agent shall have received, in form and substance satisfactory to Agent in good faith, (a) such agreements, documents, instruments and orders of the Bankruptcy Court required (i) to convey all of the Real Property to W-D Properties and (ii) to evidence the assignment to and assumption by Stores Leasing, Raleigh Leasing, Montgomery Leasing or Warehouse Leasing, as applicable, of all of the Leasehold Property and (b) the operating agreements between Real Estate Borrowers, on the one hand, and each other Borrower that operates a retail store, warehouse, distribution center or other business on any Real Property or Leasehold Property, on the other hand, duly authorized, executed and delivered by the parties thereto.

SECTION 5.1.14 Mortgages and Related Documents. On or prior to the Closing Date (or such later date as Agent, in its sole discretion, may permit), Agent shall have received the following items with respect to each Real Property of W-D Properties, each in form and substance satisfactory to Agent in good faith:

(a) a valid and perfected first priority Mortgage (subject to Permitted Liens) in favor of Agent upon such Real Property (whether pursuant to a modification agreement as to Real Property subject to a mortgage in favor of Agent in connection with the Existing Credit Agreement or a new

Mortgage as to Real Property not subject to a mortgage in favor of Agent in connection with the Existing Credit Agreement) in a form suitable for recording or filing, duly authorized, executed and delivered by W-D Properties;

(b) if required in the jurisdiction in which such Real Property is located, evidence that (A) an amendment to an existing fixture filing naming Agent, as secured party, and the applicable Borrower or Guarantor, as debtor, to reflect W-D Properties as the debtor, or (B) a fixture filing naming Agent, as secured party, and W-D Properties, as debtor, have been filed with respect to such Real Property;

(c) either (A) mortgagee title insurance policies or (B) an endorsement to the existing mortgagee title insurance policies, in each case in favor of Agent in amounts satisfactory to Agent in good faith and issued by insurers satisfactory to Agent, insuring that title to such Real Property is marketable and that the interests created by the applicable Mortgage constitutes a valid first Lien (subject to Permitted Liens) thereon free and clear of all material defects and encumbrances (other than Permitted Liens) other than as approved by Agent, and, if required by Agent and if available under then applicable state law, revolving credit endorsement, comprehensive endorsement, variable rate endorsement, access and utilities endorsements, mechanic’s lien endorsement and such other endorsements as Agent shall reasonably request and accompanied by evidence of the payment in full of all premiums thereon;

(d) all consents, waivers, acknowledgments, agreements and approvals from other third parties which Agent in good faith may deem necessary or desirable in order to permit, protect and perfect the Mortgage of Agent in any such Real Property and related assets subject to the Mortgage with respect thereto; and

(e) with respect to Real Property located in a state that assesses a mortgage recordation tax or similar tax, if applicable, a mortgage tax endorsement to the applicable mortgagee title insurance policy or either (i) an opinion of counsel or local counsel with respect to the proper payment of any applicable mortgage recordation taxes or (ii) the Confirmation Order shall provide for the exempt status from payment of any applicable mortgage recording taxes as Agent may require in good faith.

SECTION 5.1.15 Leasehold Mortgages and Related Documents. On or prior to the Closing Date (or such later date as Agent, in its sole discretion, may permit), Agent shall have received the following items with respect to each Leasehold Property of Stores Leasing, Raleigh Leasing, Montgomery Leasing and Warehouse Leasing, each in form and substance satisfactory to Agent in good faith:

(a) a valid and perfected first priority Leasehold Mortgage (subject to Permitted Liens) in favor of Agent upon such Leasehold Property (whether pursuant to a modification agreement as to Leasehold Property subject to a leasehold mortgage in favor of Agent in connection with the Existing Credit Agreement or a new Leasehold Mortgage as to Leasehold Property not subject to a leasehold mortgage in favor of Agent in connection with the Existing Credit Agreement) in a form suitable for recording or filing, duly authorized, executed and delivered by Stores Leasing, Raleigh Leasing, Montgomery Leasing or Warehouse Leasing, as applicable; provided that (i) the delivery of a Leasehold Mortgage shall not be required at any time with respect to (A) the Leasehold Property identified on Item 5.1.15(a) of the Disclosure Schedule, and (B) any Leasehold Property, the lease of which is subject to a valid and enforceable prohibition on the granting of a leasehold mortgage by the lessee, and (ii) the delivery of a Leasehold Mortgage with respect to such of the Leasehold Property to which no value has been given under the Initial Leasehold Report shall be delivered pursuant to Section 7.1.15(a) hereof;

(b) if required in the jurisdiction in which the Leasehold Property is located, evidence that (A) an amendment to an existing fixture filing naming Agent, as secured party, and the applicable Borrower or Guarantor, as debtor, to reflect Stores Leasing, Raleigh Leasing, Montgomery Leasing or Warehouse Leasing, as applicable, as debtor, or (B) a fixture filing naming Agent, as secured party, and Stores Leasing, Raleigh Leasing, Montgomery Leasing or Warehouse Leasing, as applicable, as debtor, have been filed with respect to such Leasehold Property;

(c) either (A) leasehold title insurance policies or (B) an endorsement to the existing leasehold title insurance policies, in each case in favor of Agent issued by insurers satisfactory to Agent, insuring that title to such Leasehold Property (together with all other Leasehold Property having an aggregate appraised value of not less than $100,000,000) is marketable and that the interests created by the Leasehold Mortgages constitute valid first Liens (subject to Permitted Liens) thereon free and clear of all material defects and encumbrances (other than Permitted Liens) other than as approved by Agent, and, if required by Agent and if available under then applicable state law, revolving credit endorsement, comprehensive endorsement, variable rate endorsement, access and utilities endorsements, mechanic’s lien endorsement and such other endorsements as Agent shall reasonably request and accompanied by evidence of the payment in full of all premiums thereon, or (B) to the extent that a leasehold title insurance policy is not requested by Agent for such Leasehold Property and Agent has not received evidence of a lease or memorandum of lease with respect to such Leasehold Property appearing in the applicable real estate records for such Leasehold Property, a title search for such Leasehold Property showing that the applicable mortgagor is the current record title holder of the leasehold interest;

(d) all consents, waivers, acknowledgments, agreements and approvals from other third parties which Agent in good faith may deem necessary or desirable in order to permit, protect and perfect the Leasehold Mortgage of Agent in any such Leasehold Property and related assets subject to the Leasehold Mortgage with respect thereto; and

(e) with respect to Leasehold Property located in a state that assesses a mortgage recordation tax or similar tax, if applicable, a mortgage tax endorsement to the applicable leasehold title insurance policy or either (i) an opinion of counsel or local counsel with respect to the proper payment of any applicable mortgage recordation taxes or (ii) the Confirmation Order shall provide for the exempt status from payment of any applicable mortgage recording taxes as Agent may require in good faith.

SECTION 5.1.16 Opinions of Counsel. Agent shall have received, in form and substance satisfactory to Agent in good faith, such opinion letters of special counsel and real estate counsel to Borrowers and Guarantors as Agent may request in good faith, each dated the Closing Date and addressed to Agent and all Lenders with respect to the Loan Documents and such other matters as Agent may request in good faith.

SECTION 5.1.17 Filings. All Uniform Commercial Code financing statements, amendments thereto or other similar financing statements and UCC termination statements required pursuant to the Loan Documents (collectively, the “Filing Statements”) shall have been prepared and available for delivery to a filing service company acceptable to Agent, including “in lieu” financing statements in accordance with revised Article 9 of Uniform Commercial Code.

SECTION 5.1.18 Solvency, etc. Agent shall have received, in form and substance satisfactory to Agent in good faith, a certificate duly executed and delivered by the treasurer or other Authorized Officer of each Borrower, dated as of the Closing Date as to the matters described in Section 6.15 hereof.

SECTION 5.1.19 UCC Searches. Agent shall have received and reviewed UCC and other lien search results for the jurisdiction of the chief executive office of each Borrower and the jurisdiction of incorporation or formation for each Borrower, which search results shall be in form and substance satisfactory to Agent in good faith.

SECTION 5.1.20 Insurance. Agent shall have received, in form and substance satisfactory to Agent in good faith, evidence of insurance and loss payee endorsements and certificates of insurance policies and/or endorsements naming Agent as loss payee.

SECTION 5.1.21 Excess Availability. On the Closing Date, the Excess Availability as determined by Agent shall be not less than $200,000,000 after giving effect to the initial Loans made or to be made and the Letters of Credit issued or to be issued on the Closing Date.

SECTION 5.1.22 No Material Adverse Change. Except to the extent reflected in Item 6.6 of the Disclosure Schedule, no Material Adverse Change shall have occurred.

SECTION 5.1.23 Inactive Subsidiaries. Agent shall have received, in form and substance satisfactory to Agent in good faith, (a) evidence that the assets and properties (if any) of each Inactive Subsidiary have been validly transferred and assigned to Winn-Dixie or another Borrower (other than a Real Estate Borrower) or to a Guarantor free and clear of any Liens, other than the Liens of Agent and Permitted Liens, including such deeds, assignments or other agreements as Agent may request in good faith to evidence and confirm the transfers of such assets and properties, (b) evidence that the Bank Accounts of each Inactive Subsidiary have been closed, and (c) evidence that each Inactive Subsidiary (other than Dixie Stores, Dixon Realty and Sundown Sales) has been liquidated and dissolved or consolidated or merged with and into Winn-Dixie or any other Borrower (other than a Real Estate Borrower) or a Guarantor, in each case in accordance with applicable law, including all agreements, documents and instruments filed with any Governmental Authority or as are otherwise required to effectuate such liquidation, dissolution, consolidation or merger. Notwithstanding the foregoing, the final tax returns for the Inactive Subsidiaries may be filed in the ordinary course of business.

SECTION 5.1.24 Bankruptcy Matters.

(a) Agent shall have received a certified copy of the Confirmation Order, as duly entered by the Bankruptcy Court and entered on the docket of the Clerk of the Bankruptcy Court in the Chapter 11 Case;

(b) each of the Plan of Reorganization and the Confirmation Order shall be in form and substance satisfactory to Agent in good faith (it being acknowledged that the Plan of Reorganization dated August 9, 2006 is satisfactory to Agent);

(c) the Confirmation Order shall provide that, among other things (i) the Existing Loan Documents and the Final Financing Order shall continue in full force and effect through the Plan Effective Date, (ii) as of and after the Plan Effective Date, any and all loans, advances, financial accommodations, borrowings and obligations outstanding under the Existing Loan Documents shall continue in effect on and after the Plan Effective Date and be deemed loans, advances, financial accommodations, borrowings and obligations of or to be assumed by Borrowers, (iii) the security interests and liens in favor of Agent granted by the Final Financing Order and the Existing Loan Documents (as amended and restated hereby) shall continue in effect in favor of Agent on and after the Plan Effective Date and shall not be discharged, released or terminated, and (iv) on the Plan Effective Date, Borrowers and Guarantors are authorized to enter into this Agreement and the other Loan Documents and perform all of their obligations hereunder and thereunder;

(d) Borrowers and Guarantors shall have complied in full with the notice requirements as provided for in the order of the Bankruptcy Court entered on August 4, 2006 approving the Disclosure Statement with respect to the Plan of Reorganization;

(e) the Confirmation Order shall have been entered by the Bankruptcy Court and shall be valid, subsisting and continuing in full force and effect;

(f) on the Closing Date, either (i) the Confirmation Order shall have become a Final Order, or (ii) either (A) each of the following conditions precedent shall have been satisfied: (1) no notice of appeal, petition for certiorari, or application or motion for reversal, rehearing, reargument, stay or modification with respect to the Confirmation Order shall have been filed on or prior to the Closing Date, and (2) either (x) no objections to the Confirmation Order shall have been filed or raised prior to the entry of the Confirmation Order, or (y) if any objections to the Confirmation Order shall have been filed or raised prior to the entry of the Confirmation Order, all of such objections shall have been withdrawn or shall have been settled on or prior to the Closing Date on terms and conditions satisfactory to Agent or (B) Agent shall have waived the conditions precedent set forth in clauses (ii)(A)(1) and (2) of this subsection (f) in its sole and absolute discretion;

(g) the Plan of Reorganization shall have been consummated and shall be effective (or shall become effective simultaneously with the effectiveness of this Agreement), all agreements and undertakings of the parties thereunder to be satisfied or performed on or before the Closing Date shall have been satisfied and performed, all consents, approvals or withholding of objections which are necessary to consummate the Plan of Reorganization and the transactions contemplated hereby have been obtained, all of the conditions precedent to the effectiveness of the Plan of Reorganization (other than conditions consisting of the execution, delivery or effectiveness of this Agreement) shall have been satisfied, or with the consent of Agent and the Creditors’ Committee waived in accordance with the terms thereof, and the Plan Effective Date shall have occurred (or shall occur simultaneously with the effectiveness of this Agreement);

(h) the Confirmation Order shall not have been modified, reversed, stayed or vacated without the express written consent of Agent, and except as otherwise consented to by Agent at any time, no application or motion shall have been made to the Bankruptcy Court for any modification or stay of the Confirmation Order and no stay with respect to same shall have been entered;

(i) no court of competent jurisdiction shall have issued any injunction, restraining order or other order with respect to the Confirmation Order which otherwise prohibits the consummation of the transactions contemplated hereby or (except for changes consented to by Agent) modifies such transactions; and

(j) no motion, action or proceeding shall be pending against any Borrower or Guarantor by any creditor or other party-in-interest in the Chapter 11 Case in the Bankruptcy Court or in any other court of competent jurisdiction which adversely affects or may reasonably be expected to adversely affect the consummation of the Plan of Reorganization or could reasonably be expected to result in a Material Adverse Change.

SECTION 5.2 All Credit Extensions. The obligation of each Lender and each Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to and the satisfaction of each of the conditions precedent set forth below.

SECTION 5.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension, the following statements shall be true and correct:

(a) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(b) no Default shall have then occurred and be continuing.

SECTION 5.2.2 Credit Extension Request, etc. Subject to Section 2.3.2 hereof, Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by any Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by each Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 hereof are true and correct in all material respects.

SECTION 5.2.3 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Obligor shall be reasonably satisfactory in form and substance to Agent and its counsel, and Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as Agent and its counsel may reasonably request.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into this Agreement and to make Credit Extensions hereunder, each Borrower represents and warrants to each Secured Party as set forth in this Article.

SECTION 6.1 Organization, etc. Such Borrower and each other Obligor is validly organized and existing and in good standing or has active status under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, and, upon the entry of the Confirmation Order, has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party, to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except where the failure to be so qualified or in good standing or to have such power or authority as to licenses, permits or approvals would not be reasonably expected to cause a Material Adverse Change.

SECTION 6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by such Borrower of each Loan Document executed or to be executed by it, the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, such Borrower’s and each such Obligor’s participation in the consummation of all aspects of the transactions contemplated herein, and the execution, delivery and performance by such Borrower or (if applicable) any other Obligor of the agreements executed and delivered by it in connection with the transactions contemplated herein are in each case within such Person’s powers, upon the entry of the Confirmation Order, have been duly authorized by all necessary action, and do not

(a) contravene or result in a default under (i) such Borrower’s or any other Obligor’s Organic Documents, (ii) any contractual restriction binding on or affecting such Borrower or any other Obligor, (iii) any court decree or order binding on or affecting such Borrower or any other Obligor or (iv) any law or governmental regulation binding on or affecting such Borrower or any other Obligor; or

(b) result in, or require the creation or imposition of, any Lien on such Borrower’s or any other Obligor’s properties (except as permitted by this Agreement).

SECTION 6.3 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, regulatory body or other Person (other than those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect) is required for the consummation of the transactions contemplated herein or the due execution, delivery or performance by such Borrower or any other Obligor of any Loan Document to which it is a party, or for the due execution, delivery and/or performance of the documents evidencing the transactions contemplated herein, in each case by the parties thereto. No Borrower nor any of their respective Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 6.4 Validity, etc. Subject to the entry of the Confirmation Order, this Agreement and the other documents which evidence the transactions contemplated herein have been duly executed and delivered and constitute, and each other Loan Document executed by each Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms and the Confirmation Order; and subject to the entry of the Confirmation Order, each Loan Document executed by each other Obligor will, on the due execution and delivery thereof by such Obligor, constitute the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms and the Confirmation Order (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws from time to time in effect affecting creditors’ rights generally and by general principles of equity).

SECTION 6.5 Financial Information. The consolidated financial statements of Winn-Dixie and its Subsidiaries furnished to Agent and each Lender hereunder have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All consolidated balance sheets, all statements of income and of cash flow and all other financial information of each of Winn-Dixie and its Subsidiaries furnished pursuant to Sections 7.1.1(a) and (b) hereof have been and will for periods following the Closing Date be prepared in accordance with GAAP (except as disclosed therein and except, with respect to unaudited financial information, for the absence of footnotes, normal year-end audit adjustment and goodwill or other asset impairment adjustments), and do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

SECTION 6.6 No Material Adverse Change. Except to the extent reflected in Item 6.6 of the Disclosure Schedule, no Material Adverse Change has occurred.

SECTION 6.7 Litigation. There is no pending or, to the best knowledge of any Borrower or any of their Subsidiaries, material real or threatened litigation, action, proceeding or labor controversy:

(a) except as disclosed in Item 6.7 of the Disclosure Schedule, the Quarterly Reports on Form 10-Q filed with the SEC prior to the Closing Date by Winn-Dixie since the end of Fiscal Year 2005 or in Winn-Dixie’s most recent public filings, which could materially affect Winn-Dixie, any of its Subsidiaries or any other Obligor, or any of their respective properties, businesses, assets or revenues, or which could reasonably be expected to result in a Material Adverse Change; or

(b) which purports to affect the legality, validity or enforceability of any Loan Document, the other documents evidencing the transactions contemplated herein and the other transactions contemplated herein (including the Credit Extensions).

SECTION 6.8 Subsidiaries. Winn-Dixie has (a) no Subsidiaries, except those Subsidiaries (i) which are U.S. Subsidiaries and are identified in Item 6.8(a) of the Disclosure Schedule (including those identified thereon as “Inactive Subsidiaries” which conduct no material business and own no material property or assets), or (ii) which are permitted to have been organized or acquired in accordance with Sections 7.2.5 or 7.2.10 hereof and (b) as of the Closing Date, no Material Subsidiaries, except those

Material Subsidiaries which are identified in Item 6.8(b) of the Disclosure Schedule. None of Dixie Stores, Dixon Realty or Sundown Sales engages in any business or commercial activity or owns or holds any assets or properties.

SECTION 6.9 Ownership of Properties.

(a) Except as set forth in subsection (b) or in Item 6.9 to the Disclosure Schedule, such Borrower and each of its Subsidiaries owns in the case of owned personal property, good and valid title to, or, in the case of leased personal property, valid and enforceable leasehold interests in, all of its properties and assets, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Permitted Liens.

(b) W-D Properties owns good and marketable fee title to all of the Real Property (including without limitation the Real Property listed in Item 6.9 of the Disclosure Schedule).

(c) Stores Leasing, Raleigh Leasing, Montgomery Leasing and Warehouse Leasing, as applicable, own valid and enforceable leasehold interests in all of the Leasehold Property, free and clear in each case of all Liens or claims, except for Permitted Liens.

SECTION 6.10 Taxes. Except as set forth on Item 6.10 of the Disclosure Schedule, such Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all Taxes thereby shown to be due and owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP shall have been set aside on its books.

SECTION 6.11 Pension and Welfare Plans. During the twelve (12) consecutive month period prior to the date hereof and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan (other than the MSP Pension Plan and the SRP Pension Plan which have been or will be rejected pursuant to the Plan of Reorganization), and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by Winn-Dixie or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 of the Disclosure Schedule, neither Winn-Dixie nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA which could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

SECTION 6.12 Environmental Warranties. Except as set forth in Item 6.12 of the Disclosure Schedule and except to the extent that the failure to comply with any of the requirements listed below could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, to each Borrower’s knowledge and belief, after due investigation:

(a) all facilities and property (including underlying groundwater) owned or leased by any Borrower or any of their Subsidiaries have been, and continue to be, owned or leased by such Borrower and such Subsidiaries in compliance with all Environmental Laws;

(b) there have been no past, and there are no pending or, to the best of Borrowers’ knowledge, threatened (i) claims, complaints, notices or requests for information received by any Borrower or any of their Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to any Borrower or any of their Subsidiaries regarding potential liability under any Environmental Law;

(c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by any Borrower or any of their Subsidiaries;

(d) each Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters;

(e) no property now or previously owned or leased by any Borrower or any of their Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

(f) except as set forth in Item 6.12 of the Disclosure Schedule, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by any Borrower or any of their Subsidiaries;

(g) except as set forth in Item 6.12 of the Disclosure Schedule, neither any Borrower nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Borrower or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

(h) except as set forth in Item 6.12 of the Disclosure Schedule, there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by any such Borrower or any Subsidiary; and

(i) no conditions exist at, on or under any property now or previously owned or leased by any Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

SECTION 6.13 Accuracy of Information. None of the factual information heretofore or contemporaneously furnished in writing to any Secured Party by or on behalf of any Borrower or Guarantor in connection with any Loan Document or any transaction contemplated hereby contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading, and no other factual information hereafter furnished in connection with any Loan Document by or on behalf of any Borrower or Guarantor to any Secured Party will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not misleading on the date as of which such information is dated or certified.

SECTION 6.14 Regulations U and X. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

SECTION 6.15 Solvency. After giving effect to the consummation of the transactions contemplated hereby and both before and immediately after giving effect to any Borrowing requested hereunder, Borrowers (taken as a whole):

(a) have capital sufficient to carry on their businesses as presently conducted and as proposed to be conducted;

(b) have assets with a fair saleable value (as defined below), determined on a going-concern basis, (i) not less than the amount required to pay the probable liabilities (including identified contingent, subordinated, unmatured and unliquidated liabilities, valued at the amount that could reasonably be expected to become absolute and matured) on their existing debts as they become absolute and matured; and (ii) greater than the total amount of their liabilities (including identified contingent, subordinated, unmatured and unliquidated liabilities, valued at the amount that could reasonably be expected to become absolute and matured); and

(c) do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature and become due.

For purposes of this Section, the “fair saleable value” of a Borrower’s assets means the amount which may be obtained for such assets within a reasonable time by a capable and diligent seller from an interested buyer who is willing (but is under no compulsion) to purchase under ordinary selling conditions.

SECTION 6.16 Capitalization. Attached as Schedule III hereto is a true, complete and accurate description as of the Closing Date of the equity capital structure of Winn-Dixie showing accurate ownership percentages of the equityholders of record holding ten (10%) percent or more of the outstanding Capital Securities of Winn-Dixie and accompanied by a statement of authorized and issued Capital Securities for Winn-Dixie as of the date hereof. Except as set forth on Schedule III hereto, there are no (a) preemptive rights, outstanding subscriptions, warrants or options to purchase any Capital Securities, (b) obligations of any Person to redeem or repurchase any of its securities and (c) other agreements, arrangements or plans to which any Person is a party or of which Winn-Dixie has knowledge that could directly or indirectly affect the capital structure of Winn-Dixie. All such Capital Securities (i) are validly issued and fully paid and non-assessable and (ii) are owned of record and beneficially as set forth on Schedule III hereto or as otherwise disclosed in writing to Agent, free of any Lien, except for Liens granted to the Secured Parties or otherwise permitted under this Agreement or the Confirmation Order.

SECTION 6.17 Compliance with Laws; Authorizations. Except as disclosed in Item 6.17 of the Disclosure Schedule, each Borrower and its Subsidiaries have complied in all respects with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of its businesses or the ownership of its properties, including, without limitation, the Patriot Act and those relating to public health and safety and those relating to sales of Inventory comprising tobacco, alcohol and pharmaceuticals, except to the extent such compliance could not reasonably be expected to result in a Material Adverse Change. Neither any Borrower nor any of their respective Subsidiaries has received any notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state and local health and safety statutes and regulations which non-compliance could be reasonably expected to result in a Material Adverse Change. Each Borrower and its Subsidiaries have obtained all authorizations necessary and appropriate to own and operate their businesses (including those relating to sales of Inventory comprising tobacco, alcohol and pharmaceuticals) and all such authorizations are in full force and effect, except where the failure to so obtain such authorizations or to so keep such authorizations in full force and effect could not be reasonably expected to result in a Material Adverse Change.

SECTION 6.18 No Contractual or Other Restrictions. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of any Borrower or Guarantor permitted hereunder as in effect on the Closing Date, there are no contractual or consensual restrictions on any

Borrower or Guarantor or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower or Guarantor and any of its or their Subsidiaries (other than the Insurance Captive) or (ii) between any Subsidiaries of any Borrower or Guarantor (other than the Insurance Captive) or (b) the ability of any Borrower or Guarantor or any of its or their Subsidiaries (other than the Insurance Captive) to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.

SECTION 6.19 Absence of Any Undisclosed Liabilities. There are no liabilities of any Borrower or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances, which could reasonably be expected to result in a Material Adverse Change, other than those liabilities provided for or disclosed in the most recently delivered financial statements.

SECTION 6.20 Intellectual Property. Each of Borrowers and their respective Subsidiaries owns and possesses or licenses (as the case may be) all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as Borrowers consider necessary for the conduct of the businesses of Borrowers and their respective Subsidiaries as now conducted without, individually or in the aggregate, any infringement upon rights of other Persons, in each case except as could not reasonably be expected to result in a Material Adverse Change, and there is no individual patent, patent right, trademark, trademark right, trade name, trade name right, service mark, service mark right or copyright the loss of which could reasonably be expected to result in a Material Adverse Change, except as may be disclosed in Item 6.20 of the Disclosure Schedule.

SECTION 6.21 Priority of Security Interests. The Liens granted to Agent in the Collateral (as defined in the Security Agreement), the Pledged Collateral (as defined in the Pledge Agreements) and the Trademark Collateral (as defined in the Trademark Security Agreements) are, subject to the entry of the Confirmation Order, first (subject to Permitted Liens, and other than money, letter-of-credit rights, motor vehicles, motor vehicle trailers, fixtures, and deposit accounts that are not Majority Accounts) priority (or the local equivalent thereof) security interests and no Liens exist on any of the Collateral described above other than the Liens created in favor of Agent pursuant to the Loan Documents and Permitted Liens.

SECTION 6.22 Material Contracts. Except as set forth on Item 6.22 of the Disclosure Schedule, as of the Closing Date, neither Borrowers nor any of their respective Subsidiaries is party to any Material Contract. Neither Borrowers nor any of their respective Subsidiaries are in breach or in default in any material respect of or under any Material Contract. Except as set forth on Item 6.22 of the Disclosure Schedule, as of the date hereof, no notice of the intention of any other party thereto to terminate any Material Contract has been received by or on behalf of any Borrower or any of its Subsidiaries.

SECTION 6.23 Intentionally Deleted.

SECTION 6.24 Accounts.

(a) By the close of business on each day, substantially all of the cash of Borrowers and their Subsidiaries (other than In Store Cash) will be held in, or wired to and expected to be received on the next Business Day in, Bank Accounts maintained with Agent.

(b) As of the Closing Date, set forth in Item 6.24(b) of the Disclosure Schedule is a true and correct list of Majority Account Banks. A majority of the cash of Borrowers and Guarantors is held in Bank Accounts with Majority Account Banks.

(c) As of the Closing Date, none of Borrowers or Guarantors own any investment property, other than securities pledged pursuant to the Pledge Agreements and the securities accounts and uncertificated securities listed in Item 6.24(c) of the Disclosure Schedule.

SECTION 6.25 Intentionally Deleted.

SECTION 6.26 Labor Disputes.

(a) Set forth in Item 6.26 of the Disclosure Schedule is a true and correct list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each Borrower and Guarantor and any union, labor organization or other bargaining agent in respect of the employees of any Borrower or Guarantor on the date hereof.

(b) There is (i) no significant unfair labor practice complaint pending against any Borrower or Guarantor or, to the best of any Borrower’s or Guarantor’s knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of our under any collective bargaining agreement is pending on the date hereof against any Borrower or Guarantor or, to best of any Borrower’s or Guarantor’s knowledge, threatened against it, and (ii) no material strike, labor dispute, slowdown or stoppage is pending against any Borrower or Guarantor or, to the best of any Borrower’s or Guarantor’s knowledge, threatened against any Borrower or Guarantor.

SECTION 6.27 Distribution Centers. Set forth in Item 6.27 of the Disclosure Schedule is a true and correct list of all distribution centers leased by the Obligors as of the Closing Date.

SECTION 6.28 Credit Card Issuers and Credit Card Processors. Set forth in Item 6.28 of the Disclosure Schedule is a true and correct list of all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among any Borrower, any of its Affiliates, the Credit Card Issuers, the Credit Card Processors and any of their Affiliates as of the Closing Date. The Credit Card Agreements constitute all of such agreements necessary for each Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Accounts of any Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers or Credit Card Processors to whom such Borrower has sent a Processor Letter. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of the Borrower that is party thereto and, to the best of each Borrower’s knowledge, the other parties thereto, enforceable in accordance with their respective terms and is in full force and effect. No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred and is continuing. Each Borrower and the other parties thereto have complied in all material respects with all of the terms and conditions of the Credit Card Agreements to the extent necessary for such Borrower to be entitled to receive all payments thereunder. Borrowers have delivered, or caused to be delivered to Agent, true, correct and complete copies of all of the Credit Card Agreements in effect as of the date hereof.

SECTION 6.29 Payable Practices. Each Borrower and Guarantor have not made any material change in the historical accounts payable practices from those in effect immediately prior to the Closing Date.

SECTION 6.30 Borrowing Base Assets. All Borrowing Base Assets included in the Borrowing Base at any time are owned or leased by Borrowers at such time under this Agreement.

SECTION 6.31 Anti-Terrorism Laws. None of Borrowers, nor any of their respective Subsidiaries, is in material violation of any laws relating to terrorism or money laundering, including, without limitation, the Patriot Act.

SECTION 6.32 HIPAA Compliance.

(a) To the extent that and for so long as any Borrower is a “covered entity” within the meaning of HIPAA, such Borrower (i) has undertaken or will promptly undertake all appropriate surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by HIPAA; (ii) has developed or will promptly develop an appropriate plan and time line for becoming HIPAA Compliant (a “HIPAA Compliance Plan”); and (iii) has implemented or will implement those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that such Borrower is or becomes HIPAA Compliant.

(b) For purposes hereof, “HIPAA Compliant” shall mean that a Borrower (i) is or will be in compliance in all material respects with each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a “HIPAA Compliance Date”) and (ii) is not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could result in any of the foregoing or that has or could reasonably be expected to result in a Material Adverse Change.

SECTION 6.33 Compliance with Health Care Laws. Without limiting the generality of or any other representation or warranty made herein or in any of the other Loan Documents:

(a) Each Borrower is in compliance in all material respects with all applicable Health Care Laws, including all Medicare and Medicaid program rules and regulations applicable to them. Without limiting the generality of the foregoing, no Borrower has received notice by a Governmental Authority of any violation of any provisions of the Medicare and Medicaid Anti-Fraud and Abuse or Anti-Kickback Amendments of the Social Security Act (presently codified in Section 1128(B)(b) of the Social Security Act) or the Medicare and Medicaid Patient and Program Protection Act of 1987.

(b) Each Borrower has maintained in all material respects all records required to be maintained by the Joint Commission on Accreditation of Healthcare Organizations, the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the Federal and State Medicare and Medicaid programs and each Borrower and has all necessary permits, licenses, franchises, certificates and other approvals or authorizations of Governmental Authority as are required under applicable Health Care Laws.

(c) Each Borrower which is a Medicare provider or Medicaid provider with a valid provider agreement or operating under a temporary agreement in accordance with all applicable laws, has in a timely manner filed all requisite cost reports, claims and other reports required to be filed in connection with all Medicare and Medicaid programs due on or before the date hereof, all of which are complete and correct in all material respects. There are no known claims, actions or appeals pending before any Third Party Payor or Governmental Authority, including without limitation, any Fiscal Intermediary, the Provider Reimbursement Review Board or the Administrator of the Centers for Medicare and Medicaid Services, with respect to any Medicare or Medicaid cost reports or claims filed by any Borrower on or before the date hereof. There currently exist no restrictions, deficiencies, required plans of correction actions or other such remedial measures with respect to Federal and state Medicare and Medicaid certifications or licensure.

SECTION 6.34 Farm Products, etc.

(a) None of the Inventory or other Collateral constitutes Farm Products (as defined in the UCC) or the proceeds thereof.

(b) Each Borrower has not, within the two (2) year period prior to the date hereof, received any written notice in respect of any claim greater than $100,000 individually or written notices in respect of claims greater than $250,000 in the aggregate pursuant to the applicable provisions of the PSA, PACA, the Food Security Act, the UCC or any other applicable local laws from (i) any Farm Products Seller or (ii) any lender to any Farm Products Seller or any other Person with a security interest in the assets of any Farm Products Seller or (iii) the Secretary of State (or equivalent official) or other Governmental Authority of any State, Commonwealth or political subdivision thereof in which any Farm Products purchased by such Borrower are produced, in any case advising or notifying such Borrower of the intention of such Farm Products Seller or other Person to preserve the benefits of any trust applicable to any assets of any Borrower established in favor of such Farm Products Seller or other Person under the provisions of any law or claiming a security interest in or lien upon or other claim or encumbrance with respect to any perishable agricultural commodity or any other Farm Products which may be or have been purchased by a Borrower or any related or other assets of such Borrower (all of the foregoing, together with any such notices as any Borrower may at any time hereafter receive, collectively, the “Food Security Act Notices”).

(c) No Borrower is a “live poultry dealer” (as such term is defined in the PSA) or otherwise purchases or deals in live poultry of any type whatsoever. Borrowers do not purchase livestock pursuant to cash sales as such term is defined in the PSA. Borrowers are not subject to the trust provisions of PSA because Borrowers have written agreements providing for the extension of credit to them for all purchases of meat, poultry, meat products, poultry products and livestock products by Borrowers. Each Borrower is not engaged in, and shall not engage in, raising, cultivating, propagating, fattening, grazing or any other farming, livestock or aquacultural operations.

SECTION 6.35 Plan of Reorganization and Confirmation Order.

(a) Borrowers have delivered to Agent a complete and correct copy of the Plan of Reorganization and the Confirmation Order (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). Borrowers are not in default in the performance of or compliance with any provisions of the Plan of Reorganization. The Plan of Reorganization is in full force and effect as of the date hereof and has not been terminated, rescinded or withdrawn. The Confirmation Order is either (i) a Final Order or (ii) in full force and effect, and has not been amended, modified, stayed, vacated or reversed. All conditions to confirmation and consummation of the Plan of Reorganization have been satisfied or validly waived pursuant to the Plan of Reorganization (other than conditions consisting of the execution, delivery and effectiveness of this Agreement) and the Plan Effective Date has occurred (or shall occur simultaneously with the effectiveness of this Agreement).

(b) Set forth on Item 6.35 of the Disclosure Schedule hereto is a true and correct (i) list of the uses with respect to all amounts to be paid by Borrowers and Guarantors in cash on the Plan Effective Date pursuant to the Plan of Reorganization and (ii) list of all classes and categories of claims (including, without limitation, administrative claims, priority tax claims, secured tax claims, convenience claims and small claims) and the estimated aggregate amounts which, based upon Borrowers’ knowledge on the Closing Date, may be required to be paid by Borrowers and Guarantors pursuant to the Plan of Reorganization after the Plan Effective Date in respect thereof and whether such claims are or purport to be secured claims.

(c) No court of competent jurisdiction has issued any injunction, restraining order or other order prior to the date hereof which prohibits consummation of the transactions described in the Confirmation Order and no governmental or other action or proceeding has been commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Confirmation Order.

ARTICLE VII

COVENANTS

SECTION 7.1 Affirmative Covenants. Each Borrower agrees with each Lender, each Issuer and Agent that until the Termination Date has occurred, each Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

SECTION 7.1.1 Financial Information, Reports, Notices, etc. Winn-Dixie will furnish or cause to be furnished to Agent (with sufficient copies for each Lender) copies of the following financial statements, reports, notices and information (all in form reasonably satisfactory to Agent):

(a)(i) promptly after becoming available and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, an unaudited consolidated balance sheet of Winn-Dixie and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of Winn-Dixie and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct in accordance with GAAP as described in Section 1.4 hereof by the chief financial or accounting Authorized Officer of Winn-Dixie;

(ii) promptly after becoming available and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year and within ninety (90) days after the end of each Fiscal Year, an unaudited balance sheet of each Real Estate Borrower as of the end of each Fiscal Quarter and statements of income and cash flow of each Real Estate Borrower for such Fiscal Quarter and, commencing with end of the first Fiscal Year of each Real Estate Borrower, for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case) in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct in accordance with GAAP as described in Section 1.4 hereof by the chief financial or accounting Authorized Officer of such Real Estate Borrower; and

(iii) promptly after becoming available and in any event within twenty-five (25) days after the end of each Fiscal Month that is not an end of a Fiscal Quarter or the end of a Fiscal Year, an unaudited consolidated balance sheet of Winn-Dixie and its Subsidiaries as of the end of such Fiscal Month and consolidated statements of income and cash flow of Winn-Dixie and its Subsidiaries for the Fiscal Month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Month, and including (in each case) in comparative form the figures for the corresponding Fiscal Month of, and year to date portion of, the preceding Fiscal Year, certified as complete and correct in accordance with GAAP as described in Section 1.4 hereof by the chief financial or accounting Authorized Officer of Winn-Dixie;

(b) promptly after becoming available and in any event within ninety (90) days after the end of each Fiscal Year, a copy of the consolidated balance sheet of Winn-Dixie and its Subsidiaries, and the related consolidated statements of income and cash flow of Winn-Dixie and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants acceptable to Agent and as prepared in accordance with GAAP, which shall be accompanied by a calculation of the financial covenants set forth in Section 7.2.4 hereof in accordance with GAAP as described in Section 1.4 hereof and stating that, in performing the examination necessary to deliver the audited financial statements of Winn-Dixie, either no knowledge was obtained of any Event of Default or, if such knowledge was obtained, the nature thereof;

(c) concurrently with the delivery of the financial information pursuant to Sections 7.1.1(a) or (b) hereof, a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of Winn-Dixie, showing compliance with the financial covenants set forth in Section 7.2.4 hereof and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that Winn-Dixie or an Obligor has taken or proposes to take with respect thereto);

(d) Borrowers and Guarantors shall furnish or cause to be furnished to Agent, thirty (30) days following the end of each Fiscal Year, projected consolidated financial statements (including in each case, balance sheets and statements of operations and statements of cash flow) of Borrowers and Guarantors for each applicable period, including forecasted income statements, cash flow statements and balance sheets and statements of operations income and loss (collectively, the “Annual Projections”), all in form and substance satisfactory to Agent, together with such supporting information as Agent may request in good faith. The Annual Projections shall be prepared on a Fiscal Monthly basis for the next applicable period. The Annual Projections shall represent the reasonable estimate of Borrowers and Guarantors of the future financial performance of Borrowers and Guarantors for the periods set forth therein and shall have been prepared on the basis of the assumptions set forth therein which Borrowers and Guarantors believe are fair and reasonable as of the date of preparation, in light of then current and reasonably foreseeable business conditions;

(e) promptly after becoming available and in any event within ten (10) days after the end of each calendar month, in each case certified as true and correct by the chief financial or accounting Authorized Officer of Winn-Dixie: (i) a statement (A) confirming the payment of rent and other amounts due to owners and lessors of Eligible Leasehold Property used by Borrowers and Guarantors in the immediately preceding calendar month, subject to year-end or monthly percentage rent payment adjustments, and (B) specifying any payments of rent or other amounts due to owners and lessors of Eligible Leasehold Property which were not made because such payments are being contested by a Borrower or Guarantor in good faith and (ii) the addresses of all new retail store locations and distribution centers of Borrowers and Guarantors opened and existing retail store locations and distribution centers closed or sold, in each case since the date of the most recent certificate delivered to Agent containing the information required under this subsection;

(f) as soon as possible and in any event within three (3) Business Days after a Designated Officer of Winn-Dixie or any other Obligor obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of Winn-Dixie setting forth details of such Default and the action which Winn-Dixie or such Obligor has taken and proposes to take with respect thereto;

(g) as soon as possible and in any event within three (3) Business Days after a Designated Officer of Winn-Dixie or any other Obligor obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Item 6.7 of the Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7 hereof, notice thereof and thereafter, to the extent Agent requests, copies of all documentation relating thereto;

(h) promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which any Borrower or Guarantor files with the SEC or any national securities exchange;

(i) promptly but, in any event, within three (3) Business Days after a Designated Officer becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Obligor of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;

(j) promptly after receipt thereof, copies of all “management letters” submitted to Winn-Dixie or any other Obligor by the independent public accountants referred to in subsection (b) in connection with each audit made by such accountants;

(k) promptly following any Subsidiary becoming a Material Subsidiary, the name and any other information reasonably requested by Agent in respect of any such Subsidiary which has become a Material Subsidiary;

(l) promptly as required, the reports and documents specified in Section 7.3.1 hereof;

(m) promptly following the end of each Fiscal Month period (but in any event within ten (10) Business Days after the end thereof) (i) a certificate executed by the chief financial or accounting Authorized Officer of Winn-Dixie, setting forth the consolidated EBITDA and Capital Expenditures of Winn-Dixie and its Subsidiaries for the most recently ended trailing thirteen Fiscal Month period and (ii) a report as to the Permitted Dispositions made during such Fiscal Month, including, without limitation, a description of each asset Disposed of, such asset’s book value, and the consideration received for such asset;

(n) such budgets, forecasts, projections and other financial or other information respecting the Collateral and the business of Borrowers and Guarantors as any Lender or Issuer through Agent may from time to time reasonably request (including information and reports in such detail as Agent may request with respect to the terms of and information provided pursuant to the applicable Compliance Certificate); and

(o) within ninety (90) days following the Closing Date, an unaudited opening balance sheet of each Real Estate Borrower after giving effect to the transactions contemplated by this Agreement and reflecting, among other things, the transfer of the Real Property, the Leasehold Property and related assets from the applicable Existing Borrower to the applicable Real Estate Borrower for fair market value, certified as complete and correct in accordance with GAAP as described in Section 1.4 hereof by the chief financial or accounting Authorized Officer of such Real Estate Borrower.

Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers and Guarantors to any court or other Governmental Authority or to any Lender or Participant or prospective Lender or Participant or any Affiliate of any Lender or Participant. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrowers’ expense, copies of the financial statements of any Borrower and Guarantor and any management letters prepared by such accountants or auditors on behalf of any Borrower or Guarantor and to disclose to Agent and the Lenders such information as they may have regarding the business of any Borrower and Guarantor. Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by the Administrative Borrower to Agent or such Lender in writing;

SECTION 7.1.2 Maintenance of Existence; Compliance with Laws, etc. Winn-Dixie will, and will cause each of its Subsidiaries to (a) preserve and maintain its legal existence (except as otherwise permitted by Section 7.2.10 hereof), and (b) comply in all respects with all applicable laws, rules, regulations and orders, including (i) any such applicable laws, rules, regulations and orders with respect to any Pension Plan, and (ii) the payment (before the same become delinquent), of (A) all Taxes, imposed upon Winn-Dixie or its Subsidiaries or upon their property, except to the extent being diligently contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been set aside on the books of Winn-Dixie or its Subsidiaries, as applicable, and (B) at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods), all their payment obligations of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceeding and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of Winn-Dixie or its Subsidiaries, as the case may be, except where the failure to comply with the requirements of this clause (b) could not reasonably be expected to result in a Material Adverse Change.

SECTION 7.1.3 Maintenance of Properties. Winn-Dixie will, and will cause each of its Subsidiaries to, generally maintain, preserve (including remodeling or retrofitting), protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear and Casualty Events excepted), and make necessary repairs, renewals and replacements (except insofar as such is the obligation of a landlord under a lease of Leasehold Property) so that the business carried on by Winn-Dixie and its Subsidiaries may be properly conducted at all times, unless Winn-Dixie or such Subsidiary determines in good faith that the continued preservation or maintenance of such property is no longer desirable.

SECTION 7.1.4 Insurance.

(a) Winn-Dixie will, and will cause each of its Subsidiaries to:

(i) maintain insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles and self-insurance amounts) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as Winn-Dixie and its Subsidiaries, it being understood that Winn-Dixie and its Subsidiaries may be self-insured in substantial amounts with respect to various insurable risks, with deductibles on property insurance of $10 million per year and deductibles on wind and rain damage of $10 million per occurrence; and

(ii) maintain all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

(b) Without limiting the foregoing, all insurance policies required pursuant to this Section shall (i) name Agent on behalf of the Secured Parties as mortgagee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification of the policies will be made without thirty (30) days’ prior written notice to Agent, and (ii) be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents (including hazard insurance and business interruption insurance).

SECTION 7.1.5 Books and Records. Winn-Dixie will, and will cause each of its Subsidiaries to, keep books, records and accounts in accordance with GAAP which accurately reflect in all material respects all of its business affairs and transactions and permit each Secured Party or any of their respective representatives, at reasonable times and intervals upon reasonable notice to Winn-Dixie, to visit each Obligor’s offices, to discuss such Obligor’s financial matters with its officers and employees, and its independent public accountants (and Winn-Dixie hereby authorizes such independent public accountant to discuss Winn-Dixie’s and each other Obligor’s financial matters with each Secured Party or their representatives whether or not any representative of Winn-Dixie or such other Obligor is present) and to examine (and photocopy extracts from) any of its books, records and accounts including any “management letters” prepared by independent accountants. Borrowers shall pay any fees of such independent public accountant incurred in connection with any Secured Party’s exercise of its rights pursuant to this Section.

SECTION 7.1.6 Environmental Law Covenant. Except to the extent the failure to comply with any of the requirements listed below could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, Winn-Dixie will, and will cause each of its Subsidiaries to,

(a) use and operate all of its and their facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws; and

(b) promptly notify Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws, and shall diligently resolve any non-compliance with Environmental Laws and keep its property free of any Lien imposed by any Environmental Law.

SECTION 7.1.7 Use of Proceeds. Borrowers will (a) apply the proceeds of the Revolving Loans (i) for payments permitted to be made in the Plan of Reorganization and the Confirmation Order, (ii) for general corporate and working capital purposes of Borrowers and their Subsidiaries (including Permitted Acquisitions), (iii) to pay any fees and expenses incurred in connection with the transactions contemplated hereby and in connection with the Chapter 11 Case, and (iv) for issuing Letters of Credit for the account of Borrowers and the Guarantors in the ordinary course of their business, and (b) use the Standby Letter of Credit facility and the Standby Letters of Credit only in a manner consistent with the requirements of Section 7.1.10 hereof.

SECTION 7.1.8 Future Guarantors, Security, etc.

(a) Winn-Dixie will, and will cause each U.S. Subsidiary (other than the Insurance Captive) to, execute any documents, Filing Statements, agreements and instruments (including, without limitation, Collateral Access Agreements, Blocked Account Agreements, Securities Account Control Agreements and Processor Letters), and take all further action (including filing Mortgages, Leasehold Mortgages and/or amendments thereto) that may be required under applicable law, or that Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens) of the Liens created or intended to be created by the Loan Documents.

(b) Winn-Dixie will promptly cause any subsequently acquired or organized Material Subsidiary which is a U.S. Subsidiary (other than the Insurance Captive) or any U.S. Subsidiary which becomes a Material Subsidiary to execute a supplement to the Guarantee Agreement, the Security

Agreement and each other applicable Loan Document in favor of the Secured Parties. In the event that Agent has not received evidence, in form and substance satisfactory to Agent, that the covenants set forth in Section 7.1.15(b) hereof have been satisfied and fulfilled within one hundred twenty (120) days following the Closing Date (or such later date as Agent may in good faith agree in writing), then (i) Winn-Dixie shall promptly cause each applicable Inactive Subsidiary to comply with this Section 7.1.8(b) and (ii) Winn-Dixie shall grant, or cause its applicable Subsidiary to grant, to Agent a pledge of the Capital Securities of each applicable Inactive Subsidiary.

(c) From time to time, Borrowers will, at their cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its and its U.S. Subsidiaries’ (other than the Insurance Captive) assets and properties (other than (i) Leasehold Property, the lease of which is subject to a valid and enforceable prohibition on the granting of a leasehold mortgage by the lessee, (ii) aircraft and (iii) in respect of the perfection of Liens only, money, letter-of-credit rights, motor vehicles, motor vehicle trailers, Florida liquor licenses and, in each case except as set forth in the Security Agreement, Deposit Accounts (as defined in the Security Agreement) that are not Majority Accounts as Agent or the Required Lenders shall designate), provided that neither Borrowers nor their Subsidiaries shall be required to pledge more than sixty-five percent (65%) of the Voting Securities of any Foreign Subsidiary or to grant a Lien that would cause a breach by any Borrower or any of their Subsidiaries of any obligation to any Person the incurrence of which is permitted by this Agreement (including under Sections 7.2.2 and 7.2.14 hereof). Such Liens will be created under the Loan Documents in form and substance satisfactory to Agent in good faith, and Borrowers shall deliver or cause to be delivered to Agent all such instruments and documents (including legal opinions, title insurance policies and lien searches) as Agent shall reasonably request in connection with the deliveries required under, or to evidence compliance with this Section.

SECTION 7.1.9 Conduct of Business; Separate Existence; Maintenance of Authorizations. Winn-Dixie will, and will cause each of its Material Subsidiaries to (a) carry on and conduct its business in the same manner as it is currently conducted; (b) do all things necessary to remain duly organized, validly existing and in good standing in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; and (c) do all things reasonably necessary to renew, extend and continue in effect all authorizations which may at any time and from time to time be necessary to operate and own the business and assets of Winn-Dixie and its Subsidiaries in compliance with all applicable laws and regulations, except in each case where the failure to so comply could not reasonably be expected to result in a Material Adverse Change.

SECTION 7.1.10 Standby Letters of Credit. Winn-Dixie will, and will cause each of its applicable Subsidiaries to, ensure that all Standby Letters of Credit are issued only to support workers’ compensation obligations and bankers’ acceptances and performance bonds, surety bonds, appeal bonds and performance guarantees of Winn-Dixie or any of its Subsidiaries, in each case, in the ordinary course of business consistent with past practice, and for no other purpose.

SECTION 7.1.11 Offsite Books and Records. Winn-Dixie will, and will cause its applicable Subsidiaries to, maintain and update copies of substantially all electronic records or reports of Collateral and copies of substantially all electronic books and records of each Borrower and Guarantor in a backup data storage system housed at the existing distribution facility in Baldwin, Florida, or other premises owned by any Borrower.

SECTION 7.1.12 Eligible Borrowing Base Assets. Winn-Dixie will, and will cause its applicable Subsidiaries to, ensure at all times that all Borrowing Base Assets included in the Borrowing Base are owned by a Borrower under this Agreement at the time of such inclusion.

SECTION 7.1.13 Agricultural Products.

(a) Each Borrower shall at all times comply in all material respects with all existing and future Food Security Act Notices during their periods of effectiveness under the Food Security Act, including, without limitation, directions to make payments to the Farm Products Seller by issuing payment instruments directly to the secured party with respect to any assets of the Farm Products Seller or jointly payable to the Farm Products Seller and any secured party with respect to the assets of such Farm Products Seller, as specified in the Food Security Act Notice, so as to promptly terminate or release the security interest in any Farm Products maintained by such Farm Products Seller or any secured party with respect to the assets of such Farm Products Seller under the Food Security Act.

(b) Each Borrower shall take all other actions as may be reasonably required, if any, to ensure that any perishable agricultural commodity (in whatever form) or other Farm Products are purchased free and clear of any security interest, lien or other claims in favor of any Farm Products Seller or any secured party with respect to the assets of any Farm Products Seller.

(c) Each Borrower shall promptly notify Agent in writing after receipt by or on behalf of such Borrower of any Food Security Act Notice or amendment to a previous Food Security Act Notice, and including any notice in respect of any claim greater than $100,000 individually or notices in respect to claims greater than $250,000 in the aggregate from any Farm Products Seller of the intention of such Farm Products Seller to preserve the benefits of any trust applicable to any assets of any Borrower or Guarantor under the provisions of the PSA, PACA or any other statute and such Borrower shall promptly provide Agent with a true, correct and complete copy of such Food Security Act Notice or amendment, as the case may be, and other information delivered to or on behalf of such Borrower pursuant to the Food Security Act.

(d) In the event any Borrower receives a Food Security Act Notice, such Borrower shall pay the related invoice within the payment terms specified therein and notify Agent of such receipt; provided, that, such invoice may remain unpaid if, and only so long as (i) appropriate legal or administrative action has been commenced in good faith and is being diligently pursued or defended by such Borrower, (ii) adequate reserves with respect to such contest are maintained on the books of such Borrower, in accordance with GAAP, (iii) Agent shall have established a Reserve in an amount at least equal to the amount claimed to be due by such vendor under the relevant invoice, (iv) such Borrower shall promptly pay or discharge such contested invoice and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such payment, if such contest is terminated or discontinued adversely to such Borrower or the conditions set forth in this Section 7.1.13(d) are no longer met.

(e) If any Borrower purchases any Farm Products from a Person who produces such Farm Products in a state with a central filing system certified by the United States Secretary of Agriculture, such Borrower shall immediately register as a buyer with the Secretary of State of such state (or the designated system operator). Each Borrower shall promptly forward to Agent a copy of such registration as well as a copy of all relevant portions of the master list periodically distributed by any such Secretary of State (or the designated system operator). Each Borrower shall comply with any payment obligations in connection with the purchase of any Farm Products imposed by a secured party as a condition of the waiver or release of a security interest effective under the Food Security Act or other applicable law whether or not as a result of direct notice or the filing under any applicable central filing system. Each Borrower shall also provide to Agent not later than the fifth (5th) day of each month, true and correct copies of all state filings recorded in any such central filing system in respect of a Person from whom a Borrower has purchased Farm Products within the preceding twelve (12) months.

SECTION 7.1.14 Credit Card Agreements. Each Borrower and Guarantor shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; (b) maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing, except that any Borrower may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of such Borrower; provided, that, such Borrower shall have given Agent not less than fifteen (15) days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements; (c) give Agent immediate written notice of any Credit Card Agreement entered into by such Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request; (d) each Borrower and Guarantor shall notify Agent promptly of (i) any notice of a material default by any Borrower under any of the Credit Card Agreements or of any default which might result in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to any Borrower, (ii) any notice from any Credit Card Issuer or Credit Card Processor that such Person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to any Borrower from such Person, or that such Person is terminating or will terminate any of the Credit Card Agreements, and (iii) the failure of any Borrower to comply with any material terms of the Credit Card Agreements or any terms thereof which might result in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to any Borrower; and (e) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may require from time to time concerning the observance, performance and compliance by such Borrower or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

SECTION 7.1.15 Post-Closing Deliveries.

(a) No later than sixty (60) days following the Closing Date, or at such later date as Agent in its sole discretion may elect, Real Estate Borrowers shall deliver, or Winn-Dixie, W-D Montgomery, W-D Raleigh or W-D Logistics (as applicable) shall cause Real Estate Borrowers to deliver, to Agent the following:

(i) a valid and perfected first priority Leasehold Mortgage (subject to Permitted Liens) in favor of Agent upon each Leasehold Property to which no value has been given under the Initial Leasehold Report and not delivered to Agent on the Closing Date in accordance with Section 5.1.15(a) hereof (other than the Leasehold Property identified on Item 5.1.15(a) of the Disclosure Schedule and the Leasehold Property, the lease of which is subject to a valid and enforceable prohibition on the granting of a leasehold mortgage by the lessee), whether pursuant to a modification agreement as to Leasehold Property subject to a leasehold mortgage in favor of Agent in connection with the Existing Credit Agreement or a new Leasehold Mortgage as to Leasehold Property not subject to a leasehold mortgage in favor of Agent in connection with the Existing Credit Agreement, in each case in a form suitable for recording or filing, duly authorized, executed and delivered by Stores Leasing, Raleigh Leasing, Montgomery Leasing or Warehouse Leasing, as applicable;

(ii) if required in the jurisdiction in which the Leasehold Property is located, evidence that (A) an amendment to an existing fixture filing naming Agent, as secured party, and the applicable Borrower or Guarantor, as debtor, to reflect Stores Leasing, Raleigh Leasing, Montgomery Leasing or Warehouse Leasing, as applicable, as the debtor, or (B) a fixture filing naming Agent, as secured party, and Stores Leasing, Raleigh Leasing, Montgomery Leasing or Warehouse Leasing, as applicable, as debtor, have been filed with respect to such Leasehold Property;

(iii) either (A) leasehold title insurance policies or (B) an endorsement to the existing leasehold title insurance policies, in each case in favor of Agent issued by insurers satisfactory to Agent, insuring that title to such Leasehold Property (together with all other Leasehold Property having an aggregate appraised value of not less than $100,000,000) is marketable and that the interests created by such Leasehold Mortgage constitutes a valid first Lien (subject to Permitted Liens) thereon free and clear of all material defects and encumbrances (other than Permitted Liens) other than as approved by Agent, and, if required by Agent and if available under then applicable state law, revolving credit endorsement, comprehensive endorsement, variable rate endorsement, access and utilities endorsements, mechanic’s lien endorsement and such other endorsements as Agent shall reasonably request and accompanied by evidence of the payment in full of all premiums thereon,

(iv) to the extent that a leasehold title insurance policy is not requested by Agent for such Leasehold Property and Agent has not received evidence of a lease or memorandum of lease with respect to such Leasehold Property appearing in the applicable real estate records for such Leasehold Property, a title search for such Leasehold Property showing that the applicable mortgagor is the current record title holder of the leasehold interest; and

(v) all consents, waivers, acknowledgments, agreements and approvals from other third parties which Agent in good faith may deem necessary or desirable in order to permit, protect and perfect the Leasehold Mortgage of Agent in any such Leasehold Property and related assets subject to the Leasehold Mortgage with respect thereto.

(b) No later than one hundred twenty (120) days following the Closing Date, or at such later date as Agent in its sole discretion may elect, Winn-Dixie shall deliver to Agent, in form and substance satisfactory to Agent in good faith, evidence that each of Dixie Stores, Dixon Realty and Sundown Sales has been liquidated and dissolved or consolidated or merged with and into Winn-Dixie or any other Borrower (other than a Real Estate Borrower) or a Guarantor, in each case in accordance with applicable law, including all agreements, documents and instruments filed with any Governmental Authority or as are otherwise required to effectuate such liquidation, dissolution, consolidation or merger. Notwithstanding the foregoing, the final tax return for Dixie Stores may be filed in the ordinary course of business.

(c) No later than sixty (60) days following the Closing Date, or at such later date as Agent in its sole discretion may elect, Winn-Dixie shall deliver to Agent, in form and substance satisfactory to Agent in good faith (i) lien and judgment search results from each parish or other applicable filing office in the State of Louisiana in which any Borrower conducts business, owns Real Property or maintains Leasehold Property, (ii) a certified copy of an Order in Aid of Plan Consummation, as duly entered by the Bankruptcy Court, with respect to the liens of record in the State of Louisiana that require discharging pursuant to the Confirmation Order, and (iii) evidence that a certified copy of such Order in Aid of Plan Consummation has been filed in each parish in the State of Louisiana in which such liens are of record.

(d) Except as otherwise set forth herein, upon the request of Agent, Winn-Dixie will deliver, or cause its Subsidiaries to deliver, in form and substance satisfactory to Agent in good faith, all consents, waivers, acknowledgments and other agreements from third persons which Agent in good faith may deem necessary or desirable in order to permit, protect and perfect its Liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Loan Documents.

SECTION 7.2 Negative Covenants. Each Borrower covenants and agrees with each Lender, each Issuer and Agent that until the Termination Date has occurred, each Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

SECTION 7.2.1 Business Activities. Winn-Dixie will not, and will not permit any of its Subsidiaries to, engage in any business activity except those business activities engaged in on the date of this Agreement and activities reasonably related or incidental thereto. None of Dixie Stores, Dixon Realty or Sundown Sales shall engage in any business or commercial activity or own or hold any assets or properties.

SECTION 7.2.2 Indebtedness. Winn-Dixie will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:

(a) Indebtedness in respect of (i) the Obligations (including with respect to the Existing Letters of Credit, as described in Item 7.2.2(a) of the Disclosure Schedule); (ii) the Existing Letters of Credit and (iii) any Hedging Obligations incurred in the ordinary course of business of Winn-Dixie and its Subsidiaries; provided, that, (A) such Hedging Obligations are to Bank Product Provider, (B) such Hedging Obligations are not incurred under agreements entered into for speculative purposes or as an arbitrage of rates, and (C) such Hedging Obligations are unsecured, except to the extent such Hedging Obligations arise under or pursuant to Rate Protection Agreements that are secured under the terms of the Loan Documents;

(b) Indebtedness of Borrowers (other than Real Estate Borrowers) existing as of the Closing Date which is identified in Item 7.2.2(b) of the Disclosure Schedule (including Indebtedness in respect of the claims payable in cash pursuant to Sections 4.1, 4.2 and 4.3 of the Plan of Reorganization which is identified in such Item 7.2.2(b) of the Disclosure Schedule by classes and categories of claims and the estimated aggregate amounts which, based upon Borrowers’ knowledge on the Closing Date, may be required to be paid in respect thereof after the Plan Effective Date), and refinancing of such Indebtedness; provided that (i) the principal amount (as such amount may have been reduced following the Closing Date) thereof is not increased, (ii) the maturity date thereof is not shortened, and (iii) the material terms thereof are not materially more onerous on any such Borrower than the terms contained in the Indebtedness being refinanced;

(c) Indebtedness (i) incurred in the ordinary course of business of Winn-Dixie and its Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than ninety (90) days or, if overdue for more than ninety (90) days, as to which a dispute exists and appropriate reserves in conformity with GAAP have been established on the books of Winn-Dixie or such Subsidiary) and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

(d) Indebtedness (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (ii) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of Winn-Dixie and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party), in each case used in the ordinary course of business of Winn-Dixie and its Subsidiaries; provided that such Indebtedness is incurred within one (1) year of the acquisition of such property; and (iii) constituting Capitalized Lease Liabilities (for the purposes of this clause (d)(iii), Capitalized Lease Liabilities shall not include any sale and leaseback transaction permitted under Section 7.2.15 hereof); provided that (A) the aggregate amount of all Indebtedness outstanding pursuant to this clause (d)(iii) shall not at any time exceed $50,000,000 and (B) neither Winn-Dixie nor any Material Subsidiary may have any Contingent Liability in respect of such Indebtedness incurred by any Subsidiary which is not a Guarantor;

(e)(i) Indebtedness of any Borrower (other than a Real Estate Borrower) or Guarantor owing to any Borrower or any Guarantor, (ii) Indebtedness of the Insurance Captive owing to any Borrower (other than a Real Estate Borrower) or Guarantor in an aggregate amount for all such Indebtedness not to exceed $25,000,000 (which Indebtedness shall not, when aggregated with the amount of Investments made by Borrowers and Guarantors under Section 7.2.5(d)(iii) hereof, exceed

$25,000,000), so long as (A) at the time of the incurrence of such Indebtedness, no Event of Default has occurred and is continuing and Quarterly Average Excess Availability is greater than $125,000,000, and (B) immediately after giving effect to the incurrence of such Indebtedness, no Event of Default shall have occurred and be continuing and Excess Availability is greater than $125,000,000, and (iii) Indebtedness of any Borrower (other than a Real Estate Borrower) owing to the Insurance Captive in an aggregate amount for all such Indebtedness not to exceed $10,000,000, in each case

(A) which Indebtedness shall not be forgiven or otherwise discharged for any consideration other than payment in full or in part in cash (provided that only the amount repaid in part shall be discharged); and

(B) to the extent such Indebtedness is payable to any Borrower or a Guarantor and evidenced by one or more promissory notes, the originals of any such promissory notes shall be pledged to Agent;

(f) unsecured Indebtedness (not evidenced by a note or other instrument) of Winn-Dixie owing to a Guarantor that has previously executed and delivered to Agent the Interco Subordination Agreement;

(g) any Hedging Obligations incurred in the ordinary course of business of Winn-Dixie and its Subsidiaries (which shall exclude Hedging Obligations incurred under agreements entered into for speculative purposes or as an arbitrage of rates);

(h) Indebtedness of a Person existing at the time such Person became a Subsidiary of Winn-Dixie, but only if such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary and the aggregate outstanding amount of all Indebtedness existing pursuant to this subsection does not result in a Default (including under Section 7.2.4 hereof); provided that neither Borrowers nor any Material Subsidiary may have any Contingent Liability in respect of such Indebtedness incurred by any Subsidiary which is not a Guarantor;

(i) Indebtedness incurred in connection with the relocation of personnel outstanding as of the date hereof, plus, from and after the date hereof, an aggregate amount at any time not to exceed $5,000,000;

(j) Indebtedness in respect of letters of credit that (i) are issued subsequent to the date 364 days before the Stated Maturity Date (as in effect at the time of issuance), (ii) are stated to expire one year from the date of initial issuance or extension and (iii) are issued to support workers compensation obligations and bankers acceptance and performance bonds, surety bonds, appeal bonds and performance guarantees in each case in the ordinary course of business, provided that the aggregate amount of all Indebtedness outstanding pursuant to this subsection shall not at any time exceed $25,000,000 (as such amount may be increased dollar-for-dollar to the extent that the Letter of Credit Limit has been permanently reduced pursuant to Section 2.2 hereof);

(k) Indebtedness of a Borrower (other than a Real Estate Borrower) to an Insurance Premium Lender, provided, that,

(i) in no event shall the aggregate amount of such Indebtedness outstanding to all Insurance Premium Lenders at any time exceed $30,000,000,

(ii) the Insurance Premium Lender to which such Indebtedness is owed shall only have the right to cancel or terminate the insurance policy subject to its security interest, and shall only cancel or terminate any such policy, after ten (10) days prior written notice to Agent and may only take such action with respect to such policy in the event that (A) the applicable Borrower has failed to make a regularly scheduled payment in respect of the Indebtedness owed to such Insurance Premium Lender when due and described in this Section 7.2.2(k), and (B) any applicable cure period with respect thereto has expired,

(iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto,

(iv) Borrowers (other than Real Estate Borrowers) may make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreements, documents and instruments by and between any Borrower and such Insurance Premium Lender, which terms and conditions shall be acceptable to Agent in good faith,

(v) such Indebtedness shall be unsecured except to the extent permitted under Section 7.2.3(o) hereof,

(vi) Borrowers and their Subsidiaries shall not, directly or indirectly, (A) amend, modify, alter or change the terms of the agreements with respect to such Indebtedness; except, that, Winn-Dixie and its Subsidiaries may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Winn-Dixie and its Subsidiaries or otherwise more favorable to Winn-Dixie and its Subsidiaries, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and

(vii) Winn-Dixie and its Subsidiaries shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Winn-Dixie and its Subsidiaries or on their behalf after the receipt thereof, or sent by Winn-Dixie and its Subsidiaries or on their behalf, concurrently with the sending thereof, as the case may be; or

(l) other Indebtedness of Borrowers (other than Real Estate Borrowers) and their Subsidiaries (other than Indebtedness of the Foreign Subsidiaries and U.S. Subsidiaries that are not Guarantors owing to Winn-Dixie), provided, that,

(i) in no event shall the aggregate amount of such Indebtedness outstanding at any time exceed $50,000,000,

(ii) none of the Indebtedness permitted by this subsection (l) shall be for the purposes described in subsection (j) of this Section 7.2.2;

(iii) in respect of any such Indebtedness in an amount equal to or greater than $5,000,000, Agent shall have received true, correct and complete copies of all material agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto,

(iv) Borrowers (other than Real Estate Borrowers) may make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreements, documents and instruments by and between the parties thereto, which terms and conditions shall be acceptable to Agent in good faith,

(v) such Indebtedness shall be unsecured at all times,

(vi) Borrowers and their Subsidiaries shall not, directly or indirectly, (A) amend, modify, alter or change the terms of the agreements with respect to such Indebtedness; except, that, Winn-Dixie and its Subsidiaries may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Winn-Dixie and its Subsidiaries or otherwise more favorable to Winn-Dixie and its Subsidiaries, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and

(vii) Winn-Dixie and its Subsidiaries shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Winn-Dixie and its Subsidiaries or on their behalf after the receipt thereof, or sent by Winn-Dixie and its Subsidiaries or on their behalf, concurrently with the sending thereof, as the case may be;

provided, however, that no Indebtedness otherwise permitted by subsections (b), (d), (e)(i), (i), (j), (k), or (l) shall be assumed, created or otherwise incurred if a Default has occurred and is then continuing or would result therefrom.

SECTION 7.2.3 Liens. Winn-Dixie will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except:

(a) Liens securing payment of the Obligations;

(b)(i) Liens existing or contemplated as of the Closing Date securing certain of the Indebtedness described in Section 7.2.2(b) hereof and disclosed in Item 7.2.3(b) of the Disclosure Schedule (including Liens in respect of those claims disclosed in Item 7.2.2(b) of the Disclosure Schedule which are secured claims) and (ii) Liens securing any extension, renewal or replacement of any obligations secured by any such Lien; provided, that (x) in respect of Liens permitted pursuant to clause (i) of this Section 7.2.3(b), no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date (as such Indebtedness may have been permanently reduced subsequent to the Closing Date), and (y) in respect of Liens permitted pursuant to clause (ii) of this Section 7.2.3(b), such Lien shall only cover the same assets which originally secured the obligations being extended, renewed or replaced;

(c) Liens on property (other than Borrowing Base Assets, investment property or Bank Accounts) securing Indebtedness permitted under Section 7.2.2(d) hereof; provided that (i) such Lien is granted within one (1) year after such Indebtedness is incurred, and (ii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such subsection;

(d) Liens on property securing Indebtedness permitted by Section 7.2.2(h) hereof; provided that such Liens existed prior to such Person becoming a Subsidiary, were not created in anticipation thereof and attach only to specific tangible assets of such Person (and not assets of such Person generally) and provided further that no such property shall be included in the Borrowing Base;

(e) Liens in favor of carriers, warehousemen, mechanics, materialmen, lessors of personal property and landlords granted or arising in the ordinary course of business or as a matter of law for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP shall have been set aside on its books;

(f) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

(g) judgment Liens in existence for less than sixty (60) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 8.1.6 hereof and other judgment Liens that do not exceed $1,000,000 individually or $5,000,000 in the aggregate;

(h) easements, rights-of-way and zoning restrictions;

(i) minor defects or irregularities in title, and rights of licensees and concessionaires, and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

(j) Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP shall have been set aside on its books or that arose prior to the Plan Effective Date;

(k) non-consensual statutory liens (other than Liens for Taxes) arising in the ordinary course of Winn-Dixie’s or such Subsidiary’s business to the extent: (i) such liens secure Indebtedness or other obligations which arose prior to the Plan Effective Date, or which accrue after the Plan Effective Date and which are not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Winn-Dixie or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

(l) Liens constituting a property interest of a lessee, concessionaire or licensee in property leased or occupied by such Person from an Obligor;

(m) Liens on residential Real Property incurred in connection with Indebtedness permitted pursuant to Section 7.2.2(i) hereof;

(n) Liens on cash collateral (and not on Borrowing Base Assets or investment property) that secure any Letters of Credit permitted to be incurred pursuant to Section 7.2.2(j) hereof; provided that at any time that Agent has the right to direct the application of certain cash and other assets pursuant to Section 7.4.2 hereof, such cash collateral shall have been provided directly from the proceeds of Revolving Loans; and

(o) Liens of an Insurance Premium Lender on the Insurance Premium Collateral arising in connection with the property and/or casualty insurance policies financed by such Insurance Premium Lender to secure the Indebtedness owing to such Insurance Premium Lender for premiums for such policies paid by such Insurance Premium Lender to the extent permitted under Section 7.2.2(k) hereof; and

(p) other Liens on property other than Borrowing Base Assets securing Indebtedness permitted hereunder in an aggregate amount not to exceed $50,000,000.

SECTION 7.2.4 Financial Condition. Borrowers shall not permit any of the events set forth below to occur (and all calculations of Excess Availability and EBITDA for purposes hereof shall be accompanied by a certificate of the chief financial or other Authorized Officer of Winn-Dixie acceptable to Agent, all in reasonable detail and reasonably satisfactory to Agent):

(a) Minimum Excess Availability. Borrowers will not permit the Excess Availability to be less than $50,000,000 at any time.

(b) Minimum EBITDA. At any time Excess Availability is less than $75,000,000:

(i) Borrowers will not permit the consolidated EBITDA less Capital Expenditures of Winn-Dixie and its Subsidiaries for each period set forth below to be less than the amount set forth below opposite such period, in each case tested on the last day of such period:

Period	Minimum consolidated EBITDA less Capital Expenditures
Closing Date through and including January 10, 2007	$(29,700,000)
Closing Date through and including April 4, 2007	$(33,900,000)
Closing Date through and including June 27, 2007	$(42,600,000)
Closing Date through and including September 19, 2007	$(72,100,000)

(ii) Borrowers will not permit the consolidated EBITDA of Winn-Dixie and its Subsidiaries for the most recently ended trailing four (4) Fiscal Quarter period, commencing with the Fiscal Quarter ended January 9, 2008 and each Fiscal Quarter ended thereafter, to be less than the amount set forth below opposite such period, in each case tested on the last day of each Fiscal Quarter:

Four (4) Fiscal Quarter Period ended:	Minimum consolidated EBITDA
January 9, 2008	$146,900,000
April 2, 2008	$146,000,000
June 25, 2008	$144,600,000
September 17, 2008	$160,200,000
January 7, 2009 and each Fiscal Quarter thereafter	$180,000,000

SECTION 7.2.5 Investments. Winn-Dixie will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person or acquire any business or all or substantially all of the assets or Capital Securities of any Person (or any division thereof), except:

(a) Investments existing on the Closing Date and identified in Item 7.2.5(a) of the Disclosure Schedule;

(b) Cash Equivalent Investments with respect to which Agent has a fully perfected first priority Lien pursuant to a Securities Account Control Agreement or other method satisfactory to Agent;

(c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(d) Investments by way of contributions to capital, purchases of Capital Securities and extensions of credit (i) by Winn-Dixie in any other Borrower or Guarantor, by any Subsidiary Borrower or any Guarantor in any Wholly Owned Subsidiary Borrower or Guarantor, (ii) by any Subsidiary Borrower or any Guarantor in Winn-Dixie, or (iii) with the prior written consent of Agent, by Borrowers and Guarantors in the Insurance Captive, so long as (A) the aggregate amount for all such Investments does not exceed $25,000,000 (which Investments shall not, when aggregated with the amount of Indebtedness incurred pursuant to Section 7.2.2(e)(ii) hereof, exceed $25,000,000), (B) at the time of making any such Investment, (1) no Event of Default has occurred and is continuing and (2) Excess Availability is greater than $200,000,000, and (C) immediately after giving effect to any such Investment, (1) no Event of Default shall have occurred or be continuing and (2) Excess Availability is greater than $200,000,000;

(e) Investments constituting (i) accounts receivable arising, (ii) trade debt granted or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

(f) With the prior written consent of Agent, Investments by way of the acquisition of Capital Securities or assets in each case constituting Permitted Acquisitions (i) in an aggregate amount not to exceed $35,000,000 in any Fiscal Year, and (ii) in an aggregate amount not to exceed $175,000,000 during the term of this Agreement; provided that, in any event, (A) except with respect to Retail Store Acquisitions, immediately prior to such Investment, Quarterly Average Excess Availability is greater than $150,000,000, and immediately after giving effect to such Investment, Excess Availability is greater than $150,000,000, (B) such Investments that comprise the acquisition of all of the Capital Securities of a Person shall result in the acquisition of a Wholly Owned Subsidiary that is a Material Subsidiary that is a U.S. Subsidiary, (C) upon making such Investments, the provisions of Section 7.1.8 hereof are complied with, and (D) none of the Inventory, Pharmacy Scripts, Pharmacy Receivables, Credit Card Receivables, Real Property or Leasehold Property acquired in connection with such Permitted Acquisition shall be included in the Borrowing Base unless and until Agent has conducted a collateral audit thereon satisfactory to it and has made appropriate adjustments, if any, to the Reserves and/or the definition of Eligible Inventory, Eligible Pharmacy Scripts, Eligible Pharmacy Receivables, Eligible Credit Card Receivables, Eligible Real Property or Eligible Leasehold Property, as the case may be;

(g) Investments consisting of any deferred portion of the sales price received by any Borrower or Guarantor in connection with any Disposition permitted under Section 7.2.11 hereof;

(h) Investments by the Insurance Captive that are “admitted assets” of the Insurance Captive under the applicable laws of the State of South Carolina;

(i) Other Permitted Investments with respect to which the Lenders have a fully perfected first priority Lien pursuant to a Securities Control Agreement or other method satisfactory to Agent; and

(j) other Investments after the Closing Date in an aggregate amount not to exceed $5,000,000;

provided, however, that any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements.

SECTION 7.2.6 Restricted Payments, etc. Winn-Dixie will not, and will not permit any of its Subsidiaries to make, declare or commit to make a Restricted Payment, or make or commit to make any deposit for any Restricted Payment, unless:

(a) such Restricted Payment is made (1) by a Subsidiary to Winn-Dixie or a Wholly Owned Subsidiary, (2) by any Wholly Owned Subsidiary of a partially owned Subsidiary to its parent or (3) by any partially owned Subsidiary pro rata to its stockholders;

(b) no Default has occurred and is continuing or would result from the payment thereof; and

(c) at the time of making, declaring or committing to make such Restricted Payment (or deposit), Quarterly Average Excess Availability is greater than $150,000,000 and after giving effect to such Restricted Payment (or deposit), the Excess Availability will be greater than $150,000,000;

provided that any dividend which has been declared in accordance with the foregoing provisions of this Section 7.2.6 shall also be permitted to be made if (and only if) (i) (A) Agent shall have established a Reserve in an amount equal to one hundred (100%) percent of the amount of the declared dividend on the day such dividend was declared and (B) the aggregate amount of all such dividends shall not exceed $8,000,000 during any Fiscal Quarter or $32,000,000 during any Fiscal Year and (ii) at the time of payment of such dividend, no Default shall exist under Section 8.1.1 or Section 7.2.4(a) hereof.

SECTION 7.2.7 Changes to Fiscal Year. Winn-Dixie will not, and will not permit any of its Subsidiaries to, change its Fiscal Year.

SECTION 7.2.8 [Intentionally Deleted].

SECTION 7.2.9 Issuance of Capital Securities. Winn-Dixie will not, and will not permit any of its Subsidiaries to, (a) issue any Capital Securities (whether for value or otherwise) to any Person other than (in the case of Subsidiaries), to Winn-Dixie or another Wholly Owned Subsidiary or (b) become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Capital Securities of Winn-Dixie or any Subsidiary or any option, warrant or other right to acquire any such Capital Securities.

SECTION 7.2.10 Consolidation, Merger, Dissolution, etc. Winn-Dixie will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, or consolidate or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets or Capital Securities of any Person (or any division thereof), except:

(a) any Subsidiary may liquidate or dissolve voluntarily into, and may consolidate or merge with and into, Winn-Dixie or any other U.S. Subsidiary (other than the Insurance Captive); provided, that (i) a Subsidiary Borrower (other than a Real Estate Borrower) may only liquidate or dissolve into, or consolidate or merge with and into, Winn-Dixie or another Borrower (other than a Real Estate Borrower); (ii) a Guarantor or a Bahamian Subsidiary may only liquidate or dissolve into, or consolidate or merge with and into, Winn-Dixie or another Borrower (other than a Real Estate Borrower) or a Guarantor; (iii) a Real Estate Borrower may liquidate or dissolve into, or consolidate or merge with and into, another Real Estate Borrower; (iv) any such liquidation, dissolution, consolidation or merger shall not violate any applicable law, regulation or order or decree of any Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which any Borrower or Guarantor is a party or may be bound, (v) effective upon any such liquidation, dissolution, consolidation or merger, all of the assets and properties of such Subsidiary shall be duly and validly transferred and assigned to Winn-Dixie or another Borrower or Guarantor, as applicable, free and clear of any Liens, other than the Liens of Agent and Permitted Liens, and Agent shall have received such deeds, assignments or other agreements as Agent may request in good faith to evidence and confirm the transfer of such assets of such Subsidiary to such Borrower or Guarantor, and (vi) Agent shall have received all agreements, documents and instruments that Borrower or such Subsidiary has filed with any Governmental Authority or as are otherwise required to effectuate any such liquidation, dissolution, consolidation or merger;

(b) the assets or Capital Securities of any Subsidiary may be purchased or otherwise acquired by Winn-Dixie or any other U.S. Subsidiary (other than the Insurance Captive); provided, that (i) the assets or Capital Securities of any Subsidiary Borrower may only be purchased or otherwise acquired by Winn-Dixie or another Borrower and (ii) the assets or Capital Securities of any Guarantor may only be purchased or otherwise acquired by Winn-Dixie or another Borrower or Guarantor; provided further that in no event shall any Pledged Subsidiary consolidate with or merge with and into any Subsidiary other than another Pledged Subsidiary (except the Insurance Captive) unless after giving effect thereto, Agent shall have a perfected pledge of, and security interest in and to, at least the same percentage of the issued and outstanding interests of Capital Securities (on a fully diluted basis) of the surviving Person as Agent had immediately prior to such merger or consolidation in form and substance satisfactory to Agent and its counsel in good faith, pursuant to such documentation as shall be necessary in the opinion of Agent in good faith to create, perfect or maintain the Collateral of the Secured Parties therein; and

(c) so long as no Default has occurred and is continuing or would occur after giving effect thereto, Borrowers or any of their Subsidiaries may (to the extent permitted by Section 7.2.5(f) hereof) purchase all or substantially all of the assets or Capital Securities of any Person (or any division thereof), or acquire such Person by merger.

SECTION 7.2.11 Permitted Dispositions. Winn-Dixie will not, and will not permit any of its U.S. Subsidiaries (other than the Insurance Captive) to, Dispose of any of Winn-Dixie’s or such Subsidiaries’ assets (including accounts receivable and Capital Securities of Subsidiaries) to any Person in one transaction or series of transactions, unless such Disposition:

(a)(i) is in the ordinary course of its business and (A) consists of (1) the lease (or sublease) of a portion of any Real Property or Leasehold Property of Real Estate Borrowers or (2) the temporary license (or temporary sublicense) of any patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights or other intellectual property rights; provided that such lease (or sublease) or temporary license (or temporary sublicense) shall not interfere with the primary use of such Real Property, Leasehold Property or intellectual property right, or (B) constitutes Inventory or (C) is, in the reasonable determination of Winn-Dixie, of obsolete or worn out assets or property or assets or properties no longer used in its business (it being understood that Dispositions made in connection with any restructuring plan approved by Agent in its discretion shall not be considered to be made in the ordinary course of business), (ii) is to a Borrower or Guarantor, or (iii) is permitted by Section 7.2.10 hereof;

(b) is for fair market value to any Person other than an Affiliate or Subsidiary, and the following conditions are met:

(i) the aggregate fair market value, as well as the aggregate book value, of all such asset sales do not exceed $25,000,000 in the aggregate in any Fiscal Year and $125,000,000 in the aggregate during the term of this Agreement; provided, that, (A) if any single asset is sold for less than $1,000,000, then such asset shall not be treated as usage of either the $25,000,000 or $125,000,000 baskets contained in this clause (b)(i) unless such asset is sold as part of a group of assets in a single transaction or a series of related transactions for an amount in excess of $5,000,000 in the aggregate, in which case the entire amount shall be treated as usage of the $25,000,000 and $125,000,000 baskets contained in this clause (b)(i); (B) if any single asset is sold for $1,000,000 or more, then the entire amount shall be treated as usage of the $25,000,000 and $125,000,000 baskets contained in this clause (b)(i); and (C) Dispositions of assets that are not Borrowing Base Assets listed in Item 7.2.11(b)(i) of the Disclosure Schedule up to an aggregate net book value amount not to exceed $14,000,000 shall not be considered for purposes of either the $25,000,000 or $125,000,000 baskets contained in this clause (b)(i);

(ii) immediately prior to and immediately after giving effect to such Disposition, no Default or Event of Default shall have occurred or would result therefrom;

(iii) any Net Disposition Proceeds shall be applied pursuant to Section 3.1.1(c) hereof to the extent required by the terms thereof;

(iv) all the consideration for such sale, transfer, lease, contribution or conveyance is cash (including cash held in escrow or otherwise subject to a holdback or similar arrangement in support of indemnification made by the disposing Person in connection with the Disposition) or, in the case of assets that are not Borrowing Base Assets, assumption of liabilities by the purchaser thereof;

(v) with respect to Dispositions of Borrowing Base Assets in connection with the closing or sale of retail stores of Borrowers in the ordinary course of business: (A) any Disposition of Inventory in connection with the closing or sale of five (5) or more retail stores shall be conducted pursuant to arrangements with a third party liquidator, which arrangements and liquidator shall be acceptable to Agent in good faith, (B) the Inventory at any retail store that is closed or sold shall not be moved to another retail store, and (C) the aggregate number of retail stores closed or sold by Borrowers in any Fiscal Year minus the aggregate number of retail stores opened by Borrowers in such Fiscal Year, shall not exceed fifteen (15) without the prior written consent of Agent;

(vi) at least ten (10) Business Days prior to any such Disposition of Borrowing Base Assets having a book value of $10,000,000 or more, Winn-Dixie shall have provided Agent with (A) a pro forma Borrowing Base Certificate which shall be comprised of the most recently delivered Borrowing Base Certificate, adjusted to give pro forma affect to such Disposition as if such Disposition occurred on the last day of the period covered by the most recently delivered Borrowing Base Certificate; and (B) a Compliance Certificate for the period of four (4) full Fiscal Quarters immediately preceding such Disposition giving pro forma effect to the consummation of such Disposition and certifying compliance with the covenants set forth in Section 7.2.4 hereof;

(vii) Agent shall have received at least five (5) Business Days prior written notice of such Disposition (to the extent a pro forma Borrowing Base Certificate or Compliance Certificate has not previously been provided pursuant to Section 7.2.11(b)(vi) hereof); and

(viii) at the request of Agent, Agent shall have received any acquisition or purchase agreements or other documents relating to the Disposition.

(c) constitutes a Permitted Sale and Leaseback Transaction;

(d) constitutes a Permitted Lien;

(e) constitutes a rejection of a lease or other executory contract to which Winn-Dixie or such Subsidiary is a party to the extent such rejection of a lease does not relate to any Eligible Leasehold

Property and such rejection is part of any restructuring plan approved by Agent in its discretion, is permitted under, and in accordance with, the Bankruptcy Code where such rejection does not have a reasonable likelihood of resulting in a Material Adverse Change and will not otherwise adversely affect the right or ability of Agent or the Lenders to exercise any of their respective rights or remedies with respect to any of the Collateral or reduce the value of the Collateral in any material respect; or

(f) occurs when no Default shall have occurred and be continuing, and comprises the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; provided that such sale or discount shall be without recourse to Winn-Dixie or any Subsidiary of Winn-Dixie.

SECTION 7.2.12 [Intentionally Omitted]

SECTION 7.2.13 Transactions with Affiliates. Winn-Dixie will not, and will not permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement, transaction or contract is on fair and reasonable terms no less favorable to Winn-Dixie or such Subsidiary than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate.

SECTION 7.2.14 Restrictive Agreements, etc. Winn-Dixie will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting

(a) other than the Insurance Captive, the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired;

(b) the ability of any Obligor to amend or otherwise modify any Loan Document; or

(c) the ability of any Subsidiary to make any payments, directly or indirectly, to Winn-Dixie, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document, or (ii) in the case of subsection (a) above, any agreement governing any Indebtedness permitted by Section 7.2.2(d) hereof as to the assets financed with the proceeds of such Indebtedness.

SECTION 7.2.15 Sale and Leaseback. Winn-Dixie will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person; provided that, Winn-Dixie or any Subsidiary may enter into any such sale and leaseback transaction if (a)(i) the aggregate net book value of the properties sold or transferred in any such transactions does not exceed $5,000,000 after the Closing Date, (ii) such sale and leaseback transaction is entered into in connection with a Disposition permitted to be made pursuant to Section 7.2.11(b)(i)(C) hereof, (b) Winn-Dixie or such Subsidiary has applied any Net Sale and Leaseback Proceeds pursuant to Section 3.1.1(c) hereof to the extent required by the terms thereof, and (c) immediately prior to and immediately after giving effect thereto, no Default shall have occurred or would result therefrom (including without limitation under Section 7.2.4 hereof).

SECTION 7.2.16 Collateral Access Agreements. Borrowers will not, and will not permit the Guarantors to, enter into a new lease for a distribution center or Winn-Dixie’s headquarters with any landlord, other than renewals as to the existing headquarters and the existing distribution centers in Item 6.27 of the Disclosure Schedule, unless Agent has received counterparts of a Collateral Access Agreement duly executed by such landlord and the applicable Obligor.

SECTION 7.2.17 Credit Card Issuers and Credit Card Processors. Borrowers will not, and will not permit the Guarantors to, enter into a Credit Card Agreement with any Person or any other agreement, document or instrument with a Credit Card Issuer or Credit Card Processor other than those existing arrangements listed in Item 6.28 of the Disclosure Schedule, unless Agent has received a copy of a Processor Letter duly executed by the applicable Obligor and delivered to such Person.

SECTION 7.2.18 Accounts; Investment Property.

(a) Borrowers will not, and will not permit their Subsidiaries (other than the Insurance Captive) to, open any Bank Accounts, unless the applicable Borrower or Subsidiary shall have delivered prior written notice thereof to Agent.

(b) Borrowers will not, and will not permit their U.S. Subsidiaries (other than the Insurance Captive) to, open any securities account, or hold any financial assets in an existing securities account, or acquire any other investment property unless Agent has a perfected first priority Lien over such securities account or other investment property pursuant to a Securities Control Agreement or other method acceptable to Agent.

SECTION 7.2.19 Confirmation Order. Borrowers and Guarantors shall not seek or consent to any modification, stay, vacation or amendment to the Confirmation Order without the prior written consent of Agent.

SECTION 7.3 Collateral Reporting and Covenants.

SECTION 7.3.1 Collateral Reporting.

(a) Borrowers shall provide Agent with the following documents in a form satisfactory to Agent:

(i) promptly following Agent’s request, schedules of sales made and cash received;

(ii) on a monthly basis, and, during an Additional Collateral Reporting Period, more frequently, as Agent may request, (A) perpetual Inventory (in respect of distribution center Inventory) and retail stock ledger reports, (B) summary Inventory mix reports by distribution center and by retail stores in the aggregate (and including the amounts of Inventory and the value thereof at any leased locations and at premises of warehouses, processors or other third parties), (C) a report of new purchases of Inventory consisting of produce, dairy, meat and seafood or other categories or departments of Inventory as requested by Agent; (D) agings of accounts payable and accrued payables (and including information indicating the amounts owing to Farm Product Sellers and to owners and lessors of leased premises, warehouses, processors and other third parties from time to time in possession of any Collateral), (E) rent payments and aging of rent payments, (F) Inventory shrink reports in form and detail satisfactory to Agent, (G) reports showing the total exposure and net obligations of each Borrower and Subsidiary under each Rate Protection Agreement, (H) a report of pharmacy sales, receivable collections and receivable credits during the immediately preceding month, (I) an aging of Pharmacy Receivables (including without limitation Medicare Pharmacy Receivables and Medicaid Pharmacy Receivables), (J) a report of credit card sales, including the amount of the chargebacks and credits with respect thereto, during the immediately preceding month, (K) an aging of Credit Card Receivables which shall identify those outstanding more than ten (10) days after the date of the sale of Inventory giving rise to such Credit

Card Receivables, (L) reports showing the number of prescriptions filled and average dollar amount of such prescriptions for each of the pharmacies of Borrowers by store location, (M) a report of pharmacy closings during the immediately preceding month, (N) a statement of the then current balance of the aggregate amount of the Indebtedness permitted under Section 7.2.2(k) hereof and any reports or statements received by or on behalf of a Borrower from any Insurance Premium Lender which set forth any amounts paid to such Insurance Premium Lender or amounts due and owing to such Insurance Premium Lender in respect of such Indebtedness, and (O) a statement of the amount of Qualified Cash held in the Qualified Cash Account;

(iii) promptly following Agent’s request, copies of purchase orders, deposit slips and bank statements of any Borrower or any of its Subsidiaries;

(iv) promptly following the end of each Fiscal Month (but in any event within ten (10) Business Days after the end thereof), and, during an Additional Collateral Reporting Period, more frequently as Agent may request, a Borrowing Base certificate, substantially in the form of Exhibit F hereto, or with additional form and detail (including as to Eligible Inventory) as Agent may require (each a “Borrowing Base Certificate”); provided that if a Borrowing Base Certificate is required to be delivered more frequently than at the end of each Fiscal Month, Borrowers may use certain information from the most recently delivered Borrowing Base Certificate solely to the extent such information has not been made available any more recently than such most recently delivered Borrowing Base Certificate and is not required to be made so available pursuant to Section 7.3.1(a)(ii) above;

(v) upon Agent’s request, the monthly statements received by any Borrower or any of its Affiliates from any Credit Card Issuers or Credit Card Processors, together with such additional information with respect thereto as shall be sufficient to enable Agent to monitor the transactions pursuant to the Credit Card Agreements; and

(vi) such other reports as to the Collateral as Agent shall reasonably request from time to time.

(b) If any Borrower’s or Guarantor’s records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower and Guarantor hereby irrevocably authorized such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent’s instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

(c) Nothing contained in any Borrowing Base Certificate shall be deemed to limit, impair or otherwise affect the rights of Agent or Lender contained herein and in the event of any conflict or inconsistency between the calculation of the Borrowing Base as set forth in any Borrowing Base Certificate and as determined by Agent, the determination of Agent shall govern. Without limiting the foregoing, Borrowers shall furnish to Agent any information which Agent may request regarding the determination and calculation of any of the amounts set forth in any Borrowing Base Certificate.

SECTION 7.3.2 Inventory Covenants. With respect to the Inventory: (a) each Borrower and Guarantor shall at all times maintain Inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower’s or Guarantor’s cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrowers and Guarantors shall continue their current practices for conducting physical counts of Inventory in the distribution centers and the retail stores but shall also conduct such physical counts of such Inventory at any time or times as Agent may request on or after an Event of Default, and promptly following such physical Inventory shall supply Agent with a report in the form and with such specificity as may be satisfactory to Agent concerning such physical count; (c) Borrowers and Guarantors shall not remove any Inventory from the locations set forth or permitted in the Security Documents, without the prior written consent of Agent, except for sales or other dispositions of Inventory in the ordinary course of its business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to such Borrower or Guarantor which is in transit to the locations set forth or permitted herein; (d) upon Agent’s request, Borrowers shall, at their expense, no more than two (2) times in any twelve (12) month period, and in addition, at any time or times as Agent may request on or after the occurrence and during the continuance of an Event of Default or at any time Excess Availability is less than $125,000,000, and in any event at any time at the expense of the Lenders, deliver or cause to be delivered to Agent written appraisals as to the Inventory in form, scope and methodology reasonably acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely; (e) Borrowers and Guarantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) Borrowers and Guarantors shall not sell Inventory to any customer on approval, or any other basis upon which the customer has a right to return or obligates any Borrower or Guarantor to repurchase such Inventory (it being acknowledged that this does not include discretionary decisions on the part of Borrowers and Guarantors to repurchase Inventory); and (g) Borrowers and Guarantors shall maintain current rent payments (within applicable grace periods contained in the leases) at all locations that contain Inventory.

SECTION 7.3.3 Pharmacy Scripts Covenants. With respect to the Pharmacy Scripts: (a) each Borrower and Guarantor shall at all times maintain the Pharmacy Scripts in a manner consistent with the requirements of Federal, state and local laws and regulations in all material respects, including all Health Care Laws, which files and records related thereto shall be correct and accurate in all material respects to the best of such Borrower’s and Guarantor’s knowledge; (b) Borrowers and Guarantors shall not remove any Pharmacy Scripts from the locations set forth or permitted herein, without the prior written consent of Agent, except for transfers of Pharmacy Scripts, (i) in the ordinary course of its business (including at the request of customers with respect to such customer’s own Pharmacy Scripts) and (ii) in connection with the closing or Disposition of any store or stores or the closing of any pharmacy; (c) upon Agent’s request, Borrowers shall, at their expense, no more than two (2) times in any twelve (12) month period, and in addition, at any time or times as Agent may request on or after the occurrence and during the continuance of an Event of Default or at any time Excess Availability is less than $125,000,000, deliver or cause to be delivered to Agent written appraisals as to the Pharmacy Scripts in form, scope and methodology reasonably acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely; (d) Borrowers and Guarantors shall use, store and maintain the Pharmacy Scripts with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the HIPAA, as amended and all rules, regulations and orders related thereto) in all material respects; (e) there are no limitations or restrictions on the rights of any Borrower or Guarantor to sell, transfer or otherwise assign the Pharmacy Scripts to any third party so long as such third party has the licenses required under applicable state law to operate a pharmacy and sell products subject to a prescription; (f) each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the use of prescriptions and the maintenance and use of the Pharmacy Scripts; and (g) Borrowers and Guarantors shall keep the Pharmacy Scripts in good and marketable condition.

SECTION 7.3.4 Pharmacy Receivables Covenants.

(a) With respect to the Pharmacy Receivables: (i) each Borrower and Guarantor shall notify Agent promptly of: (A) any material delay in any Borrower’s performance of any of its material obligations to any Account Debtor or the assertion of any material claims, offsets, defenses or counterclaims by any Account Debtor, or any material disputes with Account Debtors, or any settlement, adjustment or compromise thereof, (B) all material adverse information known to any Borrower or Guarantor relating to the financial condition of any Account Debtor reasonably likely to adversely impact the collectability or enforceability of a Pharmacy Receivable or (C) any event or circumstance which, to the best of any Borrower’s or Guarantor’s knowledge, would cause Agent to consider any then existing Accounts as no longer constituting Eligible Pharmacy Receivables, (ii) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be materially true and complete, (iii) no payments shall be made thereon except payments promptly delivered to the Majority Accounts, (iv) there shall be no material setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement and (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, state or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

(b) No credit, discount, allowance or extension or agreement in excess of $250,000 individually or $1,000,000 in the aggregate for any of the foregoing shall be granted to any Account Debtor without Agent’s consent, except in the ordinary course of a Borrower’s or Guarantor’s business in accordance with its usual practices and policies and except as disclosed to Agent in accordance with the provisions of this Agreement. So long as no Event of Default exists or has occurred and is continuing, Borrowers and Guarantors shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors or grant any credits, discounts or allowances.

(c) Agent shall have the right at any time or times, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Pharmacy Receivables, by mail, telephone, facsimile transmission or otherwise, except that no disclosure will be made of Protected Health Information (as contemplated by HIPAA) unless Agent has executed a Business Associate Agreement (as contemplated by HIPAA), it being noted that Agent executed such a Business Associate Agreement prior to the Closing Date.

SECTION 7.3.5 Credit Card Receivables Covenants.

(a) With respect to the Credit Card Receivables: (i) each Borrower and Guarantor shall notify Agent promptly of: (A) any material delay in any Borrower’s performance of any of its material obligations to any Credit Card Issuer, Credit Card Processor or Account Debtor or the assertion of any material claims, offsets, defenses or counterclaims by any Credit Card Issuer, Credit Card Processor or Account Debtor, or any material disputes with any Credit Card Issuer, Credit Card Processor or Account Debtor, or any settlement, adjustment or compromise thereof, (B) all material adverse information known to any Borrower or Guarantor relating to the financial condition of any Credit Card Issuer, Credit Card Processor or Account Debtor reasonably likely to adversely impact the collectability or enforceability of a Credit Card Receivable or (C) any event or circumstance which, to the best of any Borrower’s or Guarantor’s knowledge, would cause Agent to consider any then existing Accounts as no longer constituting Eligible Credit Card Receivables, (ii) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be materially true and complete, (iii) no payments shall be made thereon except payments promptly delivered to the Majority Accounts, (iv) there shall be no material setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement and (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, state or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

(b) No credit, discount, allowance or extension or agreement shall be granted to any Credit Card Issuer, Credit Card Processor or Account Debtor without Agent’s consent, except in the ordinary course of a Borrower’s or Guarantor’s business in accordance with its usual practices and policies and except as disclosed to Agent in accordance with the provisions of this Agreement. So long as no Event of Default exists or has occurred and is continuing, Borrowers and Guarantors shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any Credit Card Issuer, Credit Card Processor or Account Debtor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Credit Card Issuers, Credit Card Processors and Account Debtors or grant any credits, discounts or allowances.

(c) Agent shall have the right, in Agent’s name (at any time or times during which any Event of Default shall exist or be continuing) or in the name of a nominee of Agent (at all other times), to verify the validity, amount or any other matter relating to any Credit Card Receivables, by mail, telephone, facsimile transmission or otherwise.

SECTION 7.3.6 Real Property and Leasehold Property Covenants. With respect to the Eligible Real Property and Eligible Leasehold Property: (a) upon Agent’s request, Borrowers shall, at their expense, no more than one (1) time in any twelve (12) month period, and in addition, at any time or times as Agent may request on or after the occurrence and during the continuance of an Event of Default or at any time Excess Availability is less than $125,000,000, deliver or cause to be delivered to Agent a Financial Modeling of Values of Leasehold Interests or such other final written report of a current valuation as to the Eligible Leasehold Property, in form, scope and methodology acceptable to Agent and prepared by DJM Asset Management, LLC or such other valuation firm acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely (each, a “Leasehold Report”); (b) upon Agent’s request, Borrowers and Guarantors shall, at their expense, no more than one (1) time in any twelve (12) month period, and in addition, at any time or times as Agent may request on or after the occurrence and during the continuance of an Event of Default or at any time Excess Availability is less than $125,000,000, deliver or cause to be delivered to Agent written appraisals as to the Eligible Real Property in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and the Lenders and upon which Agent and the Lenders are expressly permitted to rely; (c) each Borrower and Guarantor shall use the Eligible Real Property and the Eligible Leasehold Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; and (d) each Borrower and Guarantor shall assume all responsibility and liability arising from the use of the Eligible Real Property and the Eligible Leasehold Property.

SECTION 7.3.7 Power of Attorney. Each Borrower and Guarantor hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Borrower’s and Guarantor’s true and lawful attorney-in-fact, and authorizes Agent, in such Borrower’s, Guarantor’s or Agent’s name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) exercise all of such Borrower’s or Guarantor’s rights and remedies to collect any Collateral, (ii) settle, adjust, compromise, extend or renew an Account, (iii) settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances, (iv) prepare, file and sign such Borrower’s or Guarantor’s name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Collateral, (v) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of proceeds of any Collateral to an address designated by Agent, and open and dispose of all mail addressed to such Borrower or Guarantor and handle and store all mail relating to the Collateral, and (vi) do all acts and things which are necessary, in Agent’s determination, to fulfill such Borrower’s or Guarantor’s obligations under this Agreement and the other Loan Documents, (b) at any time an Event of Default exists or Excess Availability is less than $50,000,000 (i) settle, adjust, compromise, extend or renew an

Account and (ii) settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances, and (c) at any time (i) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of proceeds of Collateral are sent or received, (ii) endorse such Borrower’s or Guarantor’s name upon any items of payment constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent’s account for application to the Obligations, (iii) endorse such Borrower’s or Guarantor’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, and (iv) clear Inventory the purchase of which was financed with Letters of Credit through U.S. Customs or foreign export control authorities in such Borrower’s or Guarantor’s name, Agent’s name or the name of Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Borrower’s or Guarantor’s name for such purpose, and to complete in such Borrower’s or Guarantor’s or Agent’s name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof. Each Borrower and Guarantor hereby releases Agent, the Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as to Agent or any Lender, for Agent’s or Lender’s own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

SECTION 7.3.8 Right to Cure. Agent (and all persons designated by Agent) may, at its option, upon notice to the Administrative Borrower, (a) cure any default by any Borrower or Guarantor under any material agreement with a third party that affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Loan Documents, (b) pay or bond on appeal any judgment entered against any Borrower or Guarantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Agent’s good faith judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and the Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge any Borrower’s account therefor, such amounts to be repayable by Borrowers on demand. Agent and the Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or Guarantor. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

SECTION 7.3.9 Access to Premises/Field Audits. From time to time as requested by Agent (and all persons designated by Agent), at the cost and expense of Borrowers, (a) Agent or its designee shall have complete access to all of each Borrower’s and Guarantor’s premises during normal business hours and after notice to Winn-Dixie, which right shall be exercised by Agent in good faith in a manner such as to minimize disruption to Borrowers’ business, or at any time and without notice to Winn-Dixie if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower’s and Guarantor’s books and records, and (b) each Borrower and Guarantor shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request in good faith, and Agent or any Lender or Agent’s designee may use during normal business hours such of any Borrower’s and Guarantor’s personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing, for the realization of Collateral.

SECTION 7.4 Majority Accounts.

SECTION 7.4.1 Maintaining Majority Accounts. Borrowers will, and will cause each of the Subsidiaries to, limit the amount of In Store Cash such that the aggregate amount of such cash is not, by the close of business on any day, in excess of $25,000,000. By the close of business on each day, Borrowers will, and will cause their U.S. Subsidiaries (other than the Insurance Captive) to, sweep substantially all the cash of Borrowers and their U.S. Subsidiaries (other than the Insurance Captive) into accounts maintained with Agent, in accordance with past practices.

SECTION 7.4.2 Disposition of Funds. If (a) an Event of Default shall have occurred and be continuing, (b) Excess Availability shall have been less than $125,000,000 for five (5) consecutive Business Days, (c) Excess Availability shall have been less than $125,000,000 for any period of less than five (5) consecutive Business Days on three (3) or more separate occasions during the term of this Agreement, or (d) Excess Availability shall be less than $120,000,000, then at all times thereafter, Agent, in its discretion, shall have the right to at any time and without notice to or consent from any Borrower or Guarantor, direct that any amounts in Majority Accounts or any assets in securities accounts in each case, of any Borrower or Guarantor, be applied to the payment of any Obligations.

SECTION 7.5 Real Estate Borrower Covenants. Each Real Estate Borrower, Winn-Dixie, W-D Montgomery, W-D Raleigh and W-D Logistics covenants and agrees with each Lender, each Issuer and Agent that until the Termination Date has occurred, such Real Estate Borrower will, and each of Winn-Dixie, W-D Montgomery, W-D Raleigh and W-D Logistics will cause its Subsidiaries which are Real Estate Borrowers to, perform or cause to be performed the obligations set forth below:

(a) each Real Estate Borrower shall not, and shall not permit any member thereof to, terminate, amend, modify or otherwise change any of its Organic Documents in any manner that in the good faith determination of Agent would materially adversely affect the ability of such Real Estate Borrower to perform its Obligations under this Agreement (including without limitation the provisions of this Section 7.5) or any other Loan Document or the ability of Agent and Lenders to enforce the Obligations or the ability of any Secured Party to enforce its rights and remedies under this Agreement, any Security Document, or any other Loan Document;

(b) notwithstanding the provisions of Section 7.2.10 hereof, no Real Estate Borrower shall liquidate or dissolve, consolidate with, or merge into or with, any other Person (other than another Real Estate Borrower), or purchase or otherwise acquire all or substantially all of the assets or Capital Securities of any Person or any division thereof (other than another Real Estate Borrower);

(c) no Real Estate Borrower owns or shall own any asset other than (i) the Real Property and the Leasehold Property, as applicable, and (ii) incidental personal property necessary for the operation of the Real Property and the Leasehold Property;

(d) no Real Estate Borrower is engaged or shall engage, either directly or indirectly, in any business other than the ownership, management and operation of the Real Property and the Leasehold Property and ownership of any incidental personal property necessary for the operation of the Real Property and the Leasehold Property;

(e) notwithstanding the provisions of Section 7.2.2 hereof, no Real Estate Borrower has incurred, created or assumed or shall incur, create or assume any Indebtedness, secured or unsecured, direct or contingent, including guaranteeing any obligation of or otherwise becoming liable on or in connection with any obligation of any other Real Estate Borrower or any other Person (including any Affiliate), other than (i) the Obligations, and (ii) Indebtedness to the owners or lessors of the Leasehold Property or other Persons that are neither Affiliates of such Real Estate Borrower nor another Real Estate Borrower representing the rent, common area maintenance charges, real estate taxes and other amounts and obligations due under the leases with respect to the Leasehold Property and trade payables or expenses incurred in the ordinary course of business of operating the Real Property and the Leasehold Property;

(f) notwithstanding the provisions of Section 7.2.3 hereof, no Indebtedness of any Real Estate Borrower other than the Obligations shall be secured (senior, subordinate or pari passu) by the Real Property or the Leasehold Property or any other assets of such Real Estate Borrower;

(g) notwithstanding the provisions of Section 7.2.5 hereof, no Real Estate Borrower has made or shall make any loans or advances to any other Real Estate Borrower or to any other Person (including any Affiliate);

(h) each Real Estate Borrower shall maintain Records and bank accounts separate from those of Winn-Dixie and its other Subsidiaries, including, without limitation, the member of such Real Estate Borrower;

(i) each Real Estate Borrower shall keep correct and complete limited liability company records and minutes of the meetings and other proceedings of its members and managers, as applicable, and the resolutions, agreements and other instruments of each Real Estate Borrower will be continuously maintained as official records by such Real Estate Borrower;

(j) each Real Estate Borrower shall conduct its business separate and apart from those of each other Real Estate Borrower and its other Affiliates;

(k) each Real Estate Borrower shall maintain its funds and other assets in a manner that facilitates their identification and segregation from those of each other Real Estate Borrower and those of its other Affiliates and shall not commingle its funds or other assets with those of any member, any other Real Estate Borrower or any other Person (including any Affiliate); and

(l) each Real Estate Borrower shall pay any operating expenses and other liabilities, including compensation of its employees, consultants, agents, attorneys, auditors and other professionals out of its own funds and not out of funds of any Affiliate, except as set forth in the operating agreements between such Real Estate Borrower, on the one hand, and each other Borrower that operates a retail store, warehouse, distribution center or other business on any Real Property or Leasehold Property, on the other hand.

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an “Event of Default”.

SECTION 8.1.1 Non-Payment of Obligations. Any Borrower shall default in the payment or prepayment when due of

(a) any principal of any Loan, any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 2.6.4 hereof; or

(b) any interest on any Loan, any fee described in Article III hereof or any other monetary Obligation, and such default shall continue unremedied for a period of three (3) days after such amount was due.

SECTION 8.1.2 Breach of Representation or Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed to have been made in any material respect.

SECTION 8.1.3 Non-Performance of Certain Covenants and Obligations. Any Borrower shall default in the due performance or observance of any of its obligations under Section 6.24, Section 7.1.1, Section 7.1.7, Section 7.2, Section 7.3 or Section 7.4 hereof or any Obligor shall default in the due performance or observance of its obligations under (a) Article 4 of the Guarantee Agreement (to the extent such Article incorporates Section 7.1.1, Section 7.1.7, Section 7.2, Section 7.3, Section 7.4 or Section 8.1.10 hereof), (b) Section 4.5 of the Security Agreement, (c) the first sentence of Section 4.1 of any Pledge Agreement or (d) Article I of any Mortgage or Leasehold Mortgage.

SECTION 8.1.4 Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of thirty (30) days after notice thereof shall have been given to the Administrative Borrower by Agent or any Lender.

SECTION 8.1.5 Default on Other Indebtedness. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than Indebtedness described in Section 8.1.1 hereof or Indebtedness arising prior to the Plan Effective Date and for which payments are not required to be made pursuant to the Plan of Reorganization) of any Borrower or any of their Subsidiaries or any other Obligor having a principal or stated amount, individually or in the aggregate, in excess of $10,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

SECTION 8.1.6 Judgments. Any judgment or order for the payment of money individually or in the aggregate in excess of $10,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against any Borrower or any of its Subsidiaries or any other Obligor and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within thirty (30) days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

SECTION 8.1.7 Pension Plans. Any of the following events shall occur with respect to any Pension Plan:

(a) the institution of any steps by Winn-Dixie, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, Winn-Dixie or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $5,000,000; or

(b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

SECTION 8.1.8 Change in Control. Any Change in Control shall occur.

SECTION 8.1.9 Impairment of Security, etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, except with respect to Collateral described in the Security Agreement constituting money, letter-of-credit rights, motor vehicles, motor vehicle trailers, Florida liquor licenses, fixtures and deposit accounts that are not Majority Accounts.

SECTION 8.1.10 Bankruptcy, Insolvency, etc.

(a) Winn-Dixie, any of its Subsidiaries or any other Obligor shall:

(i) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

(ii) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

(iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days; provided that Winn-Dixie, each Subsidiary and each other Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such sixty (60) day period to preserve, protect and defend their rights under the Loan Documents;

(iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by Winn-Dixie, any Subsidiary or any Obligor, such case or proceeding shall be consented to or acquiesced in by Winn-Dixie, such Subsidiary or such Obligor, as the case may be, or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; provided that Winn-Dixie, each Subsidiary and each Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

(v) take any action authorizing, or in furtherance of, any of the foregoing.

(b) the Confirmation Order shall be vacated, reversed or stayed, without the consent of Agent, modified or amended on appeal; or

(c) any Borrower or Guarantor shall fail to observe or perform any of the material terms or conditions of (1) the Confirmation Order or (2) any other order of or stipulation approved by the Bankruptcy Court affecting or otherwise related to the Loan Documents or the Existing Loan Documents, including without limitation the performance by any Borrower or Guarantor of the Obligations, the enforceability of the Obligations by Agent and Lenders or the enforceability of the rights and remedies of Agent and Lenders under this Agreement, any Security Document or any other Loan Document.

SECTION 8.1.11 Material Adverse Change. Any Material Adverse Change shall occur as determined by Agent and the Required Lenders in good faith.

SECTION 8.1.12 Suspension under Credit Card Agreement, etc.

(a) Any Credit Card Issuer or Credit Card Processor withholds payment of amounts otherwise payable to a Borrower to fund a reserve account or otherwise holds as collateral, or shall require a Borrower to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Borrower shall provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processor such that in the aggregate all of such funds in the reserve account, other amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed $40,000,000; or

(b) any Credit Card Issuer or Credit Card Processor shall send written notice to any Borrower that it is ceasing to make or suspending payments to any Borrower of amounts due or to become due to any Borrower or shall cease or suspend such payments, or shall send written notice to any Borrower that it is terminating its arrangements with any Borrower or such arrangements shall terminate as a result of any event of default under such arrangements, which continues for more than the applicable cure period, if any, with respect thereto, unless such Borrower shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, within forty-five (45) days after the date of any such notice.

SECTION 8.2 Actions Related to Bankruptcy. If any Event of Default described in Section 8.1.10 hereof with respect to any Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically and immediately terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations but excluding Hedging Obligations) shall automatically be and become immediately due and payable, without notice or demand to any Person and each Obligor shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.

SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 8.1.10 hereof with respect to any Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, Agent, upon the direction of the Required Lenders, shall by notice to the Administrative Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations but excluding Hedging Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and Borrowers shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.

SECTION 8.4 Application of Proceeds After an Event of Default. Any moneys received or collected by Agent or any Lender from any Borrower or Guarantor after the occurrence of an Event of Default (including the monetary proceeds of collections or of realization upon any Collateral) shall be applied as follows:

(a) First, to pay any costs and expenses or other liabilities of any kind incurred by Agent in connection with any actions relating to any Collateral (including without limitation, audit and monitoring expenses and any expenses and liabilities in connection with foreclosing upon any Collateral) or the enforcement of any Loan Document,

(b) Second, to pay any other fees, indemnities or expense reimbursements then due to Agent and Issuer from any Borrower or Guarantor,

(c) Third, ratably, to pay all accrued (i) interest in respect of Revolving A Loans (and including any Special Agent Advances), (ii) Subfacility Letter of Credit Fees, (iii) Standby Letter of Credit Fees and (iv) unused line fees,

(d) Fourth, to pay or prepay principal in respect of Special Agent Advances and Revolving A Loans made pursuant to (and to Cash Collateralize all Letters of Credit issued pursuant to) Section 10.20 hereof,

(e) Fifth, ratably, to (i) pay principal due in respect of Revolving A Loans, (ii) pay Obligations outstanding under Rate Protection Agreements (but only up to the amount of any then effective Reserve established in respect of such Obligations), (iii) pay any reimbursement amounts outstanding with respect to, and Cash Collateralize all other obligations (including contingent obligations) in respect of, Subfacility Letters of Credit, and (iv) pay any reimbursement amounts outstanding with respect to, and Cash Collateralize all other obligations (including contingent obligations) in respect of, Standby Letters of Credit,

(f) Sixth, to pay all accrued interest in respect of Revolving B Loans;

(g) Seventh, to pay principal due in respect of Revolving B Loans,

(h) Eighth, to pay or prepay any Obligations arising under or pursuant to any Bank Products consisting of ACH Transactions,

(i) Ninth, to pay or prepay any Obligations arising under or pursuant to any Bank Products (other than to the extent provided for in clauses (e) and (h) above), and

(j) Tenth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines.

ARTICLE IX

THE AGENT

SECTION 9.1 Actions. Each Lender hereby appoints Wachovia Bank as its administrative agent and as its collateral agent under and for purposes of each Loan Document. Each Lender authorizes Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by Agent (with respect to which Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof, together with such powers as may be incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) Agent and the Arranger, pro rata according to such Lender’s Commitment, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, Agent, or the Arranger, as the case may be, or in any way relating to or arising out of any Loan Document (including attorneys’ fees and expenditures to protect or preserve any collateral), and as to which Agent or the Arranger, as the case may be, is not reimbursed by Borrowers; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which (a) in the case of liabilities, obligations, losses, damages, claims, costs or expenses claimed by Agent, are determined by a court of competent jurisdiction in a final proceeding to have resulted from Agent’s gross negligence or willful misconduct, and (b) in the case of liabilities, obligations, losses, damages, claims, costs or expenses claimed by the Arranger are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Arranger’s gross negligence or willful misconduct. Agent shall not be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of Agent shall be or become, in Agent’s determination, inadequate, Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

SECTION 9.2 Funding Reliance, etc. Unless Agent shall have been notified in writing by any Lender by 2:00 p.m. (New York time) on the same Business Day as the proposed Borrowing in the case of Base Rate Loans, or by 3:00 p.m. (New York time) on the Business Day prior to a Borrowing in the case of LIBO Rate Loans, that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, Agent may assume that such Lender has made such amount available to Agent and, in reliance upon such assumption, make available to any Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to Agent, such Lender and such Borrower severally agree to repay Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date Agent made such amount available to such Borrower to the date such amount is repaid to Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of a Borrower) and (in the case of a Lender), at the Federal Funds Rate (for the first two (2) Business Days after which such amount has not been repaid), and thereafter at the interest rate applicable to Loans comprising such Borrowing.

SECTION 9.3 Exculpation. None of Agent or the Arranger or any of their respective directors, officers, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it under any Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its Obligations. Any such inquiry which may be made by Agent shall not obligate it to make any further inquiry or to take any action. Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which Agent believes to be genuine and to have been presented by a proper Person. Agent may discharge its responsibilities and actions hereunder and under the Loan Documents through affiliates and/or sub-agents selected by them.

SECTION 9.4 Successor. Agent may resign as such at any time upon at least thirty (30) days’ prior notice to the Administrative Borrower and all Lenders. If Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent, which shall thereupon become Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent’s giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any state thereof) or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000; provided, however, that if, such retiring Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in above, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents, and Section 10.3 and Section 10.4 hereof shall continue to inure to its benefit.

SECTION 9.5 Loans by Wachovia Bank. Wachovia Bank shall have the same rights and powers with respect to the Credit Extensions made by it or any of its Affiliates as any other Lender and may exercise the same as if it were not Agent. Wachovia Bank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Subsidiary or Affiliate of any Borrower as if Wachovia Bank were not Agent, a Lender or the Swing Line Lender hereunder.

SECTION 9.6 Credit Decisions. Each Lender acknowledges that it has, independently of Agent and each other Lender, and based on such Lender’s review of the financial information of Borrowers, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.

SECTION 9.7 Copies, etc. Agent shall give prompt notice to each Lender of each notice or request given to Agent by a Borrower pursuant to the terms of the Loan Documents for distribution to the Lenders (unless concurrently delivered to the Lenders by Borrowers). Agent will distribute to each Lender each document or instrument received by Agent for the account of such Lender and copies of all other communications received by Agent from a Borrower for distribution to the Lenders by Agent to the extent required to be so distributed in accordance with the terms of the Loan Documents.

SECTION 9.8 Reliance by Agents. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by the Loan Documents, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders, the Required Revolving A Loan Lenders, the Required Revolving B Loan Lenders, or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties. For purposes of applying amounts in accordance with this Section, Agent shall be entitled to rely upon any Secured Party that has entered into a Rate Protection Agreement with any Obligor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of either Agent) of the outstanding Obligations owed to such Secured Party under any Rate Protection Agreement. Unless it has actual knowledge evidenced by way of written notice from any such Secured Party and Winn-Dixie to the contrary, Agent, in acting in such capacity under the Loan Documents, shall be entitled to assume that no Rate Protection Agreements or Obligations in respect thereof are in existence or outstanding between any Secured Party and any Obligor.

SECTION 9.9 Defaults. Neither Agent shall be deemed to have knowledge or notice of the occurrence of a Default unless Agent has received a written notice from a Lender or Winn-Dixie specifying such Default and stating that such notice is a “Notice of Default”. In the event that Agent receives such a notice of the occurrence of a Default, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 10.1 hereof) take such action with respect to such Default as shall be directed by the Required Lenders; provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders.

SECTION 9.10 Other Agent Designations. The Lenders identified in the preamble to this Agreement as the “Co-Syndication Agents”, the “Co-Documentation Agents” and the “Senior Managing Agents”, respectively, shall, in each case, not have any right, power, obligation, liability, responsibility or duty under this Agreement or any of the other Loan Documents other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified as the “Co-Syndication Agents” and the “Co-Documentation Agents”, respectively, shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Lenders so identified as the “Co-Syndication Agents”, the “Co-Documentation Agents” and the “Senior Managing Agents” in deciding to enter into this Agreement and each other Loan Document to which it is a party or in taking or not taking action hereunder or thereunder.

SECTION 9.11 Field Audit, Examination Reports and other Information. By signing this Agreement, each Lender:

(a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and report with respect to the Borrowing Base prepared or received by Agent (each field audit or examination report and report with respect to the borrowing base being referred to herein as a “Report” and collectively, “Reports”), appraisal and financial statements;

(b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, appraisal or financial statement or (ii) shall not be liable for any information contained in any Report, appraisal or financial statement;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Borrowers and Guarantors and will rely significantly upon Borrowers’ and Guarantors’ books and records, as well as on representations of Borrowers’ and Guarantors’ personnel; and

(d) agrees to keep all Reports confidential and strictly for its internal use in accordance with customary banking practices, and not to distribute or use any Report in any other manner.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1 Waivers, Amendments, etc.

(a) The provisions of each Loan Document (not including, for any purposes of this Section 10.1 hereof, the Fee Letter or any Rate Protection Agreement, each of which shall be governed by the terms thereof) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by Borrowers and the Required Lenders; provided, however, that no such amendment, modification or waiver shall:

(i) modify this Section 10.1 without the consent of all Lenders;

(ii) increase the aggregate amount of any Credit Extensions required to be made by a Lender pursuant to its Commitments, extend the final Commitment Termination Date of Credit Extensions made (or participated in) by a Lender or extend the final Stated Maturity Date for any Lender’s Loan, in each case without the consent of each Lender directly affected thereby (it being agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 and Section 8.3 hereof of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

(iii) reduce the principal amount of or rate of interest on any Lender’s Loan or Reimbursement Obligation owing to it, reduce any fees described in Article III payable to any Lender or extend the date on which interest or fees are payable in respect of such Lender’s Loans, in each case without the consent of each Lender directly affected thereby;

(iv) modify (A) the percentage set forth in the definition of “Required Lenders” or modify any requirement hereunder that any particular action be taken by a specific percentage of Lenders (whether it be Required Lenders or all Lenders) without the consent of all Lenders, (B) the percentage set forth in the definition of “Required Revolving A Loan Lenders” or modify any requirement hereunder that any particular action be taken by a specific percentage of Revolving A Loan Lenders (whether it be Required Revolving A Loan Lenders or all Revolving A Loan Lenders) without the consent of all Revolving A Loan Lenders; or (C) the percentage set forth in the definition of “Required Revolving B Loan Lenders” or modify any requirement hereunder that any particular action be taken by a specific percentage of Revolving B Loan Lenders (whether it be Required Revolving B Loan Lenders or all Revolving B Loan Lenders) without the consent of all Revolving B Loan Lenders;

(v)(A) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer of such Letter of Credit, (B) extend the Stated Expiry Date of any Subfacility Letter of Credit beyond the Commitment Termination Date without compliance with all requirements of Section 2.1.2(b) hereof, without the consent of all of the Lenders deemed to participate in such Letter of Credit or (C) extend the Stated Expiry Date of any Standby Letter of Credit beyond the Commitment Termination Date without compliance with all requirements of Section 2.1.3(b) hereof, without the consent of all of the Lenders deemed to participate in such Letter of Credit;

(vi) except as otherwise expressly provided in a Loan Document, (A) release Borrowers from all of their Obligations under the Loan Documents, (B) release any parties from the Guarantee Agreement comprising all or substantially all of the value represented by the Guarantee Agreement, or (C) release all or substantially all of the Collateral from the Liens under the Loan Documents or all or substantially all of the Borrowing Base Assets (except as permitted in accordance with Section 7.2.11 hereof), in each case without the consent of all Lenders;

(vii) increase the five (5%) percent of the Borrowing Base cap on Special Agent Advances made pursuant to Section 2.1.1 and additional Revolving A Loans made pursuant to Section 10.20 hereof, without the consent of all Lenders;

(viii)(A) increase the advance percentage rates constituting part of the Borrowing Base A (in excess of the stated advance percentage rates in effect on the date hereof), or (B) modify the definition of “Borrowing Base A” but only to the extent such proposed modification would result in the increase in the advance rates above those in effect on the date hereof, in each case without the consent of all Revolving A Loan Lenders and the Required Revolving B Loan Lenders;

(ix)(A) increase the advance percentage rates constituting part of the Borrowing Base B (in excess of the stated advance percentage rates in effect on the date hereof), or (B) modify the definition of “Borrowing Base B” but only to the extent such proposed modification would result in the increase in the advance rates above those in effect on the date hereof, in each case without the consent of all Revolving B Loan Lenders;

(x) except as provided in Section 2.2.1 hereof, increase the Revolving Loan Limit, the Revolving A Loan Limit, the Revolving B Loan Limit or the Maximum Credit, in each case without the consent of all Lenders;

(xi) affect adversely the interests, rights or obligations of Agent (in its capacity as Agent) or the Issuer (in its capacity as Issuer), in each case without the consent of Agent or the Issuer, as the case may be;

(xii) decrease the minimum amount of Excess Availability required to be maintained by Borrowers under Section 7.2.4(a) hereof without the consent of the Required Supermajority Lenders; or

(xiii) change the relative priority as set forth in Section 8.4 hereof, without the consent of all Lenders.

(b) No failure or delay on the part of any Secured Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. All rights and remedies provided for in this Agreement are cumulative, and not exclusive of rights and remedies provided by law. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Secured Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(c) Notwithstanding anything to the contrary contained in Section 10.1(a) above, in connection with any amendment, modification, waiver, discharge or termination, in the event that any Lender whose consent thereto is required shall fail to consent or fail to consent in a timely manner (such Lender being referred to herein as a “Non-Consenting Lender”), but the consent of any other Lenders to such amendment, modification, waiver, discharge or termination that is required are obtained, if any, then Wachovia Bank shall have the right, but not the obligation, at any time thereafter to cause such Non-Consenting Lender, and upon the exercise by Wachovia Bank of such right, such Non-Consenting Lender shall have the obligation, to sell, assign and transfer to Wachovia Bank or such Eligible Assignee as Wachovia Bank may specify, the Commitment of such Non-Consenting Lender and all rights and interests of such Non-Consenting Lender pursuant thereto. Wachovia Bank shall provide the Non-Consenting Lender with prior written notice of its intent to exercise its right under this Section, which notice shall specify on date on which such purchase and sale shall occur. Such purchase and sale shall be pursuant to the terms of a Lender Assignment Agreement (whether or not executed by the Non-Consenting Lender), except that on the date of such purchase and sale, Wachovia Bank, or such Eligible Assignee specified by Wachovia Bank, shall pay to the Non-Consenting Lender (except as Wachovia Bank and such Non-Consenting Lender may otherwise agree) the amount equal to: (i) the principal balance of the Loans held by the Non-Consenting Lender outstanding as of the close of business on the Business Day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Non-Consenting Lender to the effective date of the purchase, minus (iii) the amount of the closing fee received by the Non-Consenting Lender pursuant to the terms hereof, the Fee Letter or any of the other Loan Documents multiplied by the fraction, the numerator of which is the number of months remaining in the then current term of this Agreement and the denominator of which is the number of months in the then current term hereof. Such purchase and sale shall be effective on the date of the payment of such amount to the Non-Consenting Lender and the Commitment of the Non-Consenting Lender shall terminate on such date.

(d) The consent of Agent and each Bank Product Provider that is providing Bank Products to Borrowers and has outstanding any such Bank Products at such time that are secured under the Loan Documents shall be required for any amendment to the priority of payment of Obligations arising under or pursuant to any Rate Protection Agreements of a Borrower or other Bank Products as set forth in Section 8.4 hereof.

SECTION 10.2 Notices; Time. All notices and other communications provided under each Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted, if to a Borrower or Agent, at its address or facsimile number set forth below its signature in this Agreement, and if to a Lender or Issuer to the applicable Person at its address or facsimile number set forth in the Lender Assignment Agreement or at such address or facsimile number as may be designated by such party in a notice to the other parties hereto. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. The parties hereto agree that delivery of an executed counterpart of a signature page to this Agreement and each other Loan Document by facsimile shall be effective as delivery of an original executed counterpart of this Agreement or such other Loan Document. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York City time.

SECTION 10.3 Payment of Costs and Expenses. Borrowers jointly and severally agree to pay on demand all reasonable expenses of Agent and the Arranger (including the fees, out-of-pocket expenses and other charges of Otterbourg, Steindler, Houston & Rosen, P.C. and of local counsel, if any, who may be retained by or on behalf of Agent and the Arranger) together with such advance funds as may from time to time be requested, without duplication of any amounts paid under the Fee Letter, in connection with

(a) the negotiation, preparation, execution, delivery and ongoing administration (including analyzing and/or providing legal advice) of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby or thereby are consummated;

(b) the filing, recording, refiling and rerecording of any Loan Document and/or any Filing Statements relating thereto and all amendments, supplements, amendments and restatements and other modifications to any thereof, searches made following the Closing Date in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed, recorded, refiled or rerecorded by the terms of any Loan Document;

(c) the preparation and review of the form of any document or instrument relevant to any Loan Document;

(d) out-of-pocket appraisal fees, consultant fees and field examination expenses, plus a per diem field examination charge at Agent’s then standard rate for Agent’s examiners in the field and office (plus travel, hotel and other out-of-pocket expenses); and

(e) the syndication of the Loans.

Borrowers further jointly and severally agree to pay, and to save each Secured Party and the Arranger harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document or the Credit Extensions. Borrowers also jointly and severally agree to reimburse each Secured Party and the Arranger upon demand for all their reasonable out-of-pocket expenses (including their reasonable attorneys’ fees and legal expenses of counsel to each of them) in connection with (x) the negotiation of any restructuring or “work-out” with Borrowers, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

SECTION 10.4 Indemnification. In consideration of the execution and delivery of this Agreement and the financing arrangements contemplated hereunder, each of Borrowers hereby jointly and severally indemnifies, exonerates and holds each Secured Party, the Arranger, Agent and each of their respective officers, directors, employees, trustees, investment advisors and agents (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith or in connection with the preparation of a defense in relation thereto, as the case may be (irrespective of whether any such action for which indemnification hereunder is sought is brought by any Borrower, the equityholders or creditors of any Borrower or by an Indemnified Party or whether an Indemnified Party is otherwise a party to such action), including reasonable attorneys’ fees, disbursements and other charges, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

(a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the transactions contemplated herein;

(b) the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of Borrowers as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension, provided that any such action is resolved in favor of such Indemnified Party);

(c) any investigation, litigation or proceeding or preparation of a defense in connection therewith related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the Capital Securities or assets of any Person, whether or not an Indemnified Party is party thereto;

(d) any investigation, litigation or proceeding or preparation of a defense in connection therewith related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Obligor or any Subsidiary thereof of any Hazardous Material;

(e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any Real Property or Leasehold Property owned or operated by any Obligor or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor or Subsidiary; or

(f) each Lender’s Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Obligor or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender’s Environmental Liability, regardless of whether caused by, or within the control of, such Obligor or such Subsidiary);

except for Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence or willful misconduct. Each Obligor and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, each Obligor’s obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

SECTION 10.5 Survival. The obligations of Borrowers under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 hereof, and the obligations of the Lenders under Section 9.1 hereof, shall in each case survive any assignment from one Lender to another (in the case of Sections 10.3 and 10.4 hereof) and the occurrence of the Termination Date. The representations and warranties made by each Obligor in each Loan Document shall survive the execution and delivery of such Loan Document.

SECTION 10.6 Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.7 Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

SECTION 10.8 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of Borrowers, Agent, the Arranger and each Lender (or notice thereof satisfactory to Agent), shall have been received by Agent and all of the conditions set forth in Section 5.1 hereof have been fulfilled to the satisfaction of Agent.

SECTION 10.9 Governing Law; Entire Agreement. EACH LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) BUT EXCLUDING ANY PRINCIPLES OF CONFLICTS OF LAW OR OTHER RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF NEW YORK. EACH STANDBY LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98—INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE “ISP RULES”)) AND, AS TO MATTERS NOT GOVERNED BY THE ISP RULES, THE LAWS OF THE STATE OF NEW YORK. EACH IMPORT LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (UCP500—INTERNATIONAL

CHAMBER OF COMMERCE PUBLICATION NUMBER 500 (THE “UCP RULES”)) AND, AS TO MATTERS NOT GOVERNED BY THE UCP RULES, THE LAWS OF THE STATE OF NEW YORK. The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 10.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrowers may not assign or transfer their rights or obligations hereunder without the consent of all Lenders.

SECTION 10.11 Sale and Transfer of Credit Extensions; Participations in Credit Extensions. Each Lender may assign, or sell participations in, its Loans, Letters of Credit and Commitments to one or more other Persons in accordance with this the terms set forth below.

SECTION 10.11.1 Assignments.

(a) Any Lender (such Lender, the “Assignor Lender”), pursuant to a Lender Assignment Agreement,

(i) subject to subsection (ii) of this Section 10.11.1(a), with the consent of the Winn-Dixie and Agent (which consents shall not be unreasonably delayed or withheld and, which consent, in the case of Winn-Dixie, shall not be required during the continuation of a Default or for any assignment to one or more Eligible Assignees; provided, however, that Agent in any event may withhold such consent in its sole discretion to an assignment to a Person not satisfying the credit ratings set forth in Section 10.11.1(f) hereof), may at any time assign and delegate to one or more Eligible Assignees and other Persons; and

(ii) upon notice to Winn-Dixie and Agent, upon Agent’s acknowledgment on a Lender Assignment Agreement, may assign and delegate to any of its Affiliates, any Related Fund or to any other Lender;

(each Person described in either of the foregoing subsections as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an “Assignee Lender”), all or any fraction of such Assignor Lender’s Loans, Subfacility Letter of Credit Outstandings, Standby Letter of Credit Outstandings and Commitments in a minimum aggregate amount of $5,000,000 (or, if less, the entire remaining amount of such Assignor Lender’s Loans, Subfacility Letter of Credit Outstandings, Standby Letter of Credit Outstandings and Commitments), such minimum amount not to be applicable in the case of an assignment by such Assignor Lender to another Lender, any Related Fund or its Affiliates; provided, that, any assignment shall be a pro rata assignment of such Assignor Lender’s Revolving Loan Commitment, Subfacility Letter of Credit Commitment and Standby Letter of Credit Commitment.

(b) Each Obligor and Agent shall be entitled to continue to deal solely and directly with a Lender in connection with the interests so assigned and delegated to an Assignee Lender until:

(i) notice of such assignment and delegation, together with (A) payment instructions, (B) the Internal Revenue Service forms or other statements contemplated or required to be delivered pursuant to Section 4.6 hereof, if applicable, and (C) addresses and related information with respect to such Assignee Lender, shall have been delivered to Winn-Dixie and Agent by such Assignor Lender and such Assignee Lender;

(ii) such Assignee Lender shall have executed and delivered to the Administrative Borrower and Agent a Lender Assignment Agreement, accepted by Agent; and

(iii) the processing fees described below shall have been paid.

(c) From and after the date that Agent accepts such Lender Assignment Agreement and such assignment is registered in the Register pursuant to Section 2.7(b) hereof, (i) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Accrued interest on the assigned Loans and Commitments, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on the retained Loans and Commitments shall be paid to the Assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in this Agreement. Such Assignor Lender or such Assignee Lender must also pay a processing fee in the amount of $3,500 to Agent upon delivery of any Lender Assignment Agreement; provided that no such processing fee shall be required in connection with any such assignment and delegation (A) by a Lender to its Affiliate or to a Related Fund, (B) by a Lender to a Federal Reserve Bank (or, if such Lender is an investment fund, to the trustee under the indenture to which such fund is a party in support of its obligations to such trustee) or (C) if the non-payment of the processing fee is otherwise consented to in writing by Agent.

(d) Notwithstanding any other term of this Section, the agreement of Wachovia Bank to provide the Swing Line Loan Commitment shall not impair or otherwise restrict in any manner the ability of Wachovia Bank to make any assignment of its Loans or Commitments, it being understood and agreed that Wachovia Bank may terminate its Swing Line Loan Commitment, either in whole or in part, in connection with the making of any assignment. Any attempted assignment and delegation not made in accordance with this Section shall be null and void.

(e) Notwithstanding anything to the contrary set forth above, any Lender may (without requesting the consent of any Borrower or Agent) pledge its Loans (i) to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) in the case of any Lender which is a fund that invests in loans, to any trustee or any other representative of holders of obligations owed or securities issued by such Lender as security for such obligations or securities; provided that no such pledge or assignment shall (A) release any Lender from any of its obligations hereunder or (B) substitute any such pledgee or assignee for such Lender as a party hereto.

(f) In the event that at any time after the date that any Person becomes a Lender, such Lender would no longer qualify as an Eligible Assignee, then Winn-Dixie, the Swing Line Lender and each Issuer shall each have the right, but not the obligation, upon notice to such Lender and Agent, to replace such Lender with a financial institution (a “Substitute Lender”) acceptable to Winn-Dixie and Agent (such consents not to be unreasonably withheld or delayed; provided that no such consent shall be required if the Substitute Lender is an existing Lender), and thereafter each such Lender hereby agrees to transfer and assign (in accordance with Section 10.11.1 hereof) all of its Commitments and other rights and obligations under the Loan Documents (including Reimbursement Obligations) to such Substitute Lender; provided, however, that (i) such assignment shall be without recourse, representation or warranty (other than that such Lender owns the Commitments and Loans being assigned, free and clear of any Liens) and (ii) the purchase price paid by the Substitute Lender shall be in the amount of such Lender’s Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (other than the amounts (if any) demanded and unreimbursed under Sections 4.2, 4.3, 4.5 and 4.6 hereof, which shall be paid by Borrowers), owing to such Lender hereunder. Upon any such termination or assignment, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement.

SECTION 10.11.2 Participations. Any Lender may, without the consent of or notice to any Borrower or Agent, sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a “Participant”) participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

(a) no participation contemplated in this Section shall relieve such Lender from its Commitments or its other obligations under any Loan Document;

(b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

(c) each Obligor and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under each Loan Document;

(d) no Participant, unless such Participant is an Affiliate of such Lender or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action under any Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant’s consent, take any actions of the type described in subsections (a)(i), (ii), (iii) or (vi) of Section 10.1 hereof with respect to Obligations participated in by such Participant;

(e) no Borrower shall be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold;

(f) such Lender shall, as agent of Borrowers solely for the purpose of this Section, record in book entries maintained by such Lender the name of its Participants and the amount such Participants are entitled to receive in respect of any participating interests sold pursuant to this Section; and

(g) each participation permitted pursuant to this Section shall be in a minimum aggregate amount of $5,000,000 (or, if less, the entire remaining amount of such Lender’s Loans, Subfacility Letter of Credit Outstandings, Standby Letter of Credit Outstandings and Commitments).

Each Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 7.1.1, 10.3 and 10.4 hereof, shall be considered a Lender. Each Participant shall only be indemnified for increased costs pursuant to Section 4.3, 4.5 or 4.6 hereof if and to the extent that the Lender which sold such participating interest to such Participant concurrently is entitled to make, and does make, a claim on Borrowers for such increased costs. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section shall (x) as agent for Borrowers solely for purposes of this Section 10.11.2, record in book entries maintained by such Lender, the name and amount of the participating interest of each Participant entitled to receive payments in respect of such participating interest, and (y) indemnify and hold harmless Borrowers and Agent from and against any Taxes, penalties, interest or other costs or losses (including reasonable attorneys’ fees and expenses) incurred or payable by any Borrower or Agent as a result of the failure of any Borrower or Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-U.S. Lender that was entitled to deliver to any Borrower, Agent or such Lender, and did in fact so deliver, a duly completed and valid Form W-8BEN or W-8ECI (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.

SECTION 10.12 Other Transactions. Nothing contained herein shall preclude Agent, any Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with any Borrower or any of its Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 10.13 Certain Collateral and Other Matters; Rate Protection Agreements. Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any collateral security or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the collateral security granted pursuant to the Loan Documents.

(a) The Lenders irrevocably authorize Agent to release any security interest or Lien granted to or held by Agent upon any real or personal Collateral and satisfy of record any Mortgage or Leasehold Mortgage and to terminate any Collateral Access Agreement or Processor Letter (in which case the Lenders hereby authorize Agent to execute, and Agent agrees, if requested by Borrowers in writing and at Borrowers’ sole joint and several expense, to execute, reasonable releases, notices or terminations (including UCC-3 termination statements and satisfaction of the Mortgages and Leasehold Mortgages, as may be applicable) in connection with this Agreement) (i) on the Termination Date; (ii) constituting real and personal property sold or to be sold or disposed of as part of or in connection with any Disposition (including any Permitted Disposition or a Permitted Sale and Leaseback Transaction) made in compliance with the terms of this Agreement; (iii) constituting property in which a Borrower or any Subsidiary of a Borrower owned no interest at the time the security interest and/or Lien was granted or at any time thereafter; (iv) constituting property leased to a Borrower or any Subsidiary of a Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Borrower or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; (vi) if approved, authorized or ratified in writing by the Required Lenders or, if required by Section 10.1 hereof, each Lender; or (vii) in accordance with any restructuring plan approved by Agent, the Required Lenders and the Bankruptcy Court. Upon request by Agent at any time, each Lender will confirm in writing Agent’s authority to release particular types or items of collateral pursuant to this Section 10.13.

(b) Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or Guarantor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letters of Credit hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Loan Documents or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

(c) Each Lender which enters into arrangements with a Borrower in respect of Rate Protection Agreements hereby agrees to supply Agent in writing on each Payment Date with the amount of any termination obligations of such Borrower thereunder and any net payments owing by such Borrower thereunder.

SECTION 10.14 Forum Selection and Consent to Jurisdiction. BORROWERS, AGENT AND LENDERS IRREVOCABLY CONSENT AND SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF AGENT, THE LENDERS, ANY ISSUER OR ANY BORROWER IN CONNECTION HEREWITH OR THEREWITH IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2 HEREOF. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

SECTION 10.15 Waiver of Jury Trial. AGENT, EACH LENDER, EACH ISSUER AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF AGENT, SUCH LENDER, SUCH ISSUER OR ANY BORROWER IN CONNECTION THEREWITH. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR AGENT, EACH LENDER AND EACH ISSUER ENTERING INTO THE LOAN DOCUMENTS. EACH BORROWER HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEMS (THE “PROCESS AGENT”), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, UNITED STATES, AS ITS AGENT TO RECEIVE, ON SUCH BORROWER’S BEHALF AND ON BEHALF OF SUCH BORROWER PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO EACH BORROWER IN CARE OF THE PROCESS AGENT AT THE

PROCESS AGENT’S ABOVE ADDRESS, AND EACH BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK.

SECTION 10.16 Effect of this Agreement. Any reference in any other Loan Document to the “Credit Agreement,” “thereunder,” “therein,” “thereof” or words of like import referring to this Agreement shall mean and refer to this Agreement. Any reference in any other Loan Document to the “Obligations” or any similar term including or referencing obligations under this Agreement shall include and reference the Obligations as defined in this Agreement. In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of any other Loan Document, the terms and provisions of this Agreement shall govern.

SECTION 10.17 Appointment of the Administrative Borrower as Agent for Requesting Loans and Receipts of Loans and Statements.

(a) Each Borrower hereby irrevocably appoints and constitutes the Administrative Borrower as its agent to request and receive Loans and Letters of Credit pursuant to this Agreement and the other Loan Documents from Agent or any Lender in the name or on behalf of such Borrower. Agent and Lenders may disburse the Loans to such bank account of the Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letters of Credit to a Borrower as the Administrative Borrower may designate or direct, without notice to any other Borrower or Obligor. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

(b) The Administrative Borrower hereby accepts the appointment by the other Borrowers to act as the agent of Borrowers pursuant to this Section 10.17. The Administrative Borrower shall ensure that the disbursement of any Loans to each Borrower requested by or paid to or for the account of, or the issuance of any Letters of Credit for a Borrower or Guarantor hereunder, shall be paid to or for the account of such Borrower or Guarantor.

(c) Each Borrower and other Guarantor hereby irrevocably appoints and constitutes the Administrative Borrower as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.

(d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by the Administrative Borrower shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower or Guarantor.

(e) No purported termination of the appointment of the Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Agent.

SECTION 10.18 Waiver of Counterclaims, etc.. Each Borrower and Guarantor waives (a) all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto and (b) any rights to punitive or consequential damages.

SECTION 10.19 Patriot Act Notice, etc. Each Lender and Agent (for itself and not on behalf of any other party) hereby notifies Borrowers that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the names and addresses and other information that will allow such Lender or Agent, as applicable, to identify each Borrower in accordance with the Patriot Act. Borrowers will, and will cause each of their Subsidiaries to, provide, to the extent commercially reasonable or required by applicable law or regulation, such information and take such actions as are reasonably requested by Agent or any Lenders in order to assist Agent and the Lenders in maintaining compliance with the Patriot Act.

SECTION 10.20 Additional Loans. Agent and the Issuer shall not make any Loans or issue any Letters of Credit on behalf of the Lenders intentionally and with actual knowledge that such Loans or Letters of Credit would cause the aggregate outstanding principal amount of the Loans and Total Letter of Credit Outstandings to exceed the Borrowing Base, the aggregate outstanding principal amount of the Revolving A Loans and Total Letter of Credit Outstandings to exceed the Borrowing Base A or the aggregate outstanding principal amount of the Revolving B Loans to exceed the Borrowing Base B, in each case except as set forth in Section 10.1 hereof, except that, Agent may make such additional Revolving Loans or the Issuer may issue such additional Letters of Credit on behalf of Lenders, intentionally and with actual knowledge that such Revolving Loans or Letters of Credit will cause the aggregate outstanding principal amount of the Loans and Total Letter of Credit Outstandings to exceed the Borrowing Base, as Agent may deem necessary or advisable in its discretion, provided, that: (a) the total principal amount of the additional Revolving Loans or additional Letters of Credit which Agent or the Issuer may make or provide after obtaining such actual knowledge that the aggregate outstanding principal amount of the Loans and Total Letter of Credit Outstandings equal or exceed the Borrowing Base, plus the amount of Special Agent Advances made pursuant to Section 2.1.1 hereof then outstanding, shall not exceed the aggregate amount equal to five (5%) percent of the Borrowing Base and shall not cause the aggregate outstanding principal amount of the Loans and Total Letter of Credit Outstandings to exceed the Maximum Credit, (b) the aggregate outstanding principal amount of the Revolving Loans made and Subfacility Letters of Credit issued in reliance upon this Section 10.20 may make or provide plus the aggregate principal amount of Revolving Loans, Swing Line Loans and Subfacility Letter of Credit Outstandings outstanding with respect to all Borrowers at any time shall not exceed the Revolving Loan Limit and (c) no such additional Revolving Loan or Letter of Credit shall be outstanding more than ninety (90) days after the date such additional Revolving Loan or Letter of Credit is made or issued (as the case may be), except as the Required Revolving Loan Lenders may otherwise agree. Each Revolving A Loan Lender or Revolving B Loan Lender, as applicable, shall be obligated to pay Agent the amount of its Percentage of any such additional Revolving Loans or Letters of Credit. For purposes of this Section 10.20, if, as of the date any additional Revolving Loans are made pursuant to this Section 10.20, the then outstanding principal amount of the Revolving B Loans plus the then outstanding principal amount of Special Agent Advances is less than the Revolving B Loan Formula Amount, such additional Revolving Loans shall be deemed to constitute Revolving B Loans to the extent that such additional Revolving Loans, together with the then outstanding principal amount of the Revolving B Loans and the then outstanding principal amount of Special Agent Advances is less than or equal to the Revolving B Loan Formula Amount, and if, as of the date of any such additional Revolving Loans are made pursuant to this Section 10.20, the then outstanding principal amount of the Revolving B Loans plus the then outstanding principal amount of Special Agent Advances plus the then outstanding principal amount of any such additional Revolving Loans made pursuant to this Section 10.20 equals the Revolving B Loan Formula Amount, such additional Revolving Loans made pursuant to this Section 10.20 in excess of the Revolving B Loan Formula Amount shall be deemed to constitute Revolving A Loans.

SECTION 10.21 Confidentiality.

(a) Agent, each Lender and Issuer shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by any Borrower or Guarantor pursuant to this Agreement which is clearly and conspicuously marked or identified as confidential at the time such information is furnished by such Borrower or Guarantor to Agent, such Lender or Issuer, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants in connection with any litigation to which Agent, such Lender or Issuer is a party, (iii) to any Lender or Participant (or prospective Lender or Participant), Issuer or other Secured Party or to any Affiliate of any Lender so long as such Lender, Participant (or prospective Lender or Participant), Issuer, other Secured Party or Affiliate shall have been instructed to treat such information as confidential in accordance with this Section 10.21, or (iv) to counsel for Agent, any Lender, Participant (or prospective Lender or Participant), Issuer or other Secured Party.

(b) In the event that Agent, any Lender or Issuer receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent or such Lender or Issuer, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender or Issuer determines in good faith that it will not create any risk of liability to Agent or such Lender or Issuer, Agent or such Lender or Issuer will promptly notify Administrative Borrower of such request so that Administrative Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of Agent’s or such Lender’s or Issuer’s expenses, cooperate with Administrative Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Administrative Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender or Issuer determines in good faith that it will not create any risk of liability to Agent or such Lender or Issuer.

(c) In no event shall this Section 10.21 or any other provision of this Agreement, any of the other Loan Documents or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower, Guarantor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent, any Lender (or any Affiliate of any Lender) or Issuer on a non-confidential basis from a person other than a Borrower or Guarantor, (iii) to require Agent, any Lender or Issuer to return any materials furnished by a Borrower or Guarantor to Agent, a Lender or Issuer or prevent Agent, a Lender or Issuer from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent, Lenders and Issuer under this Section 10.21 shall supersede and replace the obligations of Agent, Lenders and Issuer under any confidentiality letter signed prior to the date hereof or any other arrangements concerning the confidentiality of information provided by any Borrower or Guarantor to Agent or any Lender. In addition, Agent and Lenders may disclose information relating to the this Agreement and the transactions hereunder to Gold Sheets and other similar bank trade publications, with such information to consist of deal terms and other information customarily found in such publications.

ARTICLE XI

ACKNOWLEDGMENT AND RESTATEMENT

SECTION 11.1 Existing Obligations. Borrowers hereby acknowledge, confirm and agree that, as of the close of business on November 20, 2006, Existing Borrowers are indebted to the Existing Lenders for Loans under the Existing Loan Documents in the aggregate principal amount of $40,000,000 and the aggregate amount of $238,098,164.52 in respect of Letter of Credit Outstandings, together with all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Existing Borrowers to Agent and the Existing Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever. Each Borrower hereby expressly assumes, confirms and ratifies its assumption of the Pre-Effective Date Obligations of Existing Borrowers to Agent and Lenders hereunder and Borrowers shall continue to be and shall be directly and primarily liable in all respects for all of the Pre-Effective Date Obligations of Existing Borrowers to Agent and Lenders, and such Pre-Effective Date Obligations, as amended or modified by the Loan Documents, are unconditionally owing to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.

SECTION 11.2 Acknowledgment of Security Interests.

(a) Borrowers hereby acknowledge, confirm and agree that Agent for the benefit of Secured Parties has and shall continue to have a security interest in and lien upon the Collateral heretofore granted to Agent for the benefit of Secured Parties pursuant to the Existing Loan Documents to secure the Obligations, as well as any Collateral granted under this Agreement or under any of the other Loan Documents or otherwise granted to or held by Agent or the Secured Parties.

(b) The liens and security interests of Agent in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests to Agent and the Secured Parties, whether under the Existing Loan Documents, this Agreement or any of the other Loan Documents.

SECTION 11.3 Existing Loan Documents. Borrowers hereby acknowledge, confirm and agree that: (a) the Existing Loan Documents have been duly executed and delivered by each Existing Borrower, (b) and as of the moment immediately prior to the effectiveness of this Agreement, the Existing Loan Documents were in full force and effect, and (c) as of the moment immediately prior to the effectiveness of this Agreement: (i) the agreements and obligations of Existing Borrowers contained in the Existing Loan Documents constitute the legal, valid and binding obligations of Existing Borrowers enforceable against Existing Borrowers in accordance with their respective terms, (ii) Borrowers have no valid defense to the enforcement of such obligations, and (iii) Agent and Lenders are entitled to all of the rights and remedies provided for in the Existing Loan Documents. The acknowledgements contained herein shall not be construed to limit or affect any of the terms of any other agreements of Borrowers with, to or in favor of Agent or any of the other Secured Parties.

SECTION 11.4 Restatement.

(a) Except as otherwise stated in Section 11.3 hereof and this Section 11.4, as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Loan Documents are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Loan Documents, except that nothing herein or in the other Loan Documents shall impair or adversely affect the continuation of the liability of Existing Borrowers (as debtors-in-possession) for the Pre-Effective Date Obligations and the security interests, liens and other interests in the Collateral heretofore granted, pledged and/or assigned by Existing

Borrowers to Agent prior to or during the Chapter 11 Case. The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Indebtedness and other obligations and liabilities of Existing Borrowers evidenced by or arising under the Existing Loan Documents, and the liens and security interests of Agent securing such Indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect in favor of Agent for the benefit of the Lenders.

(b) The principal amount of the Letter of Credit Outstandings as of the date hereof under the Existing Loan Documents shall be allocated to the Letter of Credit Outstandings hereunder in such manner and in such amounts as Agent shall determine consistent with the terms hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWERS:	WINN-DIXIE STORES, INC.,
as the Administrative Borrower and a Borrower

By:
	Name:	Bennett L. Nussbaum
	Title:	Senior Vice President

	Address:	5050 Edgewood Court
Jacksonville, Florida 32254-3699
	Attention:	Bennett L. Nussbaum
	Facsimile	No.: (904) 783-5059
	Attention:	Laurence B. Appel
Facsimile No.: (904) 783-5651

WINN-DIXIE SUPERMARKETS, INC.
WINN-DIXIE MONTGOMERY, INC.
WINN-DIXIE PROCUREMENT, INC.
WINN-DIXIE RALEIGH, INC.,
each as a Borrower

By:
	Name:	Bennett L. Nussbaum
	Title:	Vice President

	Address:	5050 Edgewood Court
Jacksonville, Florida 32254-3699
	Attention:	Bennett L. Nussbaum
Facsimile No.: (904) 783-5059
	Attention:	Laurence B. Appel
Facsimile No.: (904) 783-5651

WINN-DIXIE PROPERTIES, LLC
WINN-DIXIE STORES LEASING, LLC
WINN-DIXIE RALEIGH LEASING, LLC
WINN-DIXIE MONTGOMERY LEASING, LLC
WINN-DIXIE WAREHOUSE LEASING, LLC,
each as a Borrower

By:
	Name:	Laurence B. Appel
	Title:	Vice President

	Address:	5050 Edgewood Court
Jacksonville, Florida 32254-3699
	Attention:	Bennett L. Nussbaum
Facsimile No.: (904) 783-5059
	Attention:	Laurence B. Appel
Facsimile No.: (904) 783-5651

Signature Page to Amended and Restated Credit Agreement

AGENTS AND LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Collateral Agent, Issuer, a Lender and Swing Line Lender

By:

	Name:	Gary Dixon
	Title:	Director

	Address:	110 East Broward Boulevard
Fort Lauderdale, Florida 33301
	Facsimile No.:	(954) 467-5520
	Attention:	Gary Dixon

WACHOVIA CAPITAL MARKETS, LLC, as Sole Lead Arranger and Sole Bookrunner

By:
	Name:	Kimberley A. Quinn
	Title:	Managing Director

	Address:	One Wachovia Bank Center
301 South College Street, DC-5
Charlotte, North Carolina 28288
	Facsimile No:	(704) 383-7611
	Attention:	Kimberley A. Quinn

BANK OF AMERICA, NA, as Co-Documentation Agent and a Lender

By:
Name:
Title:

MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., as Co-Documentation Agent and a Lender

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Syndication Agent and a Lender

By:
Name:
Title:

Signature Page to Amended and Restated Credit Agreement

GMAC COMMERCIAL FINANCE LLC, as Co-Syndication Agent and a Lender

By:
Name:
Title:

CITIBANK, NA, as a Senior Managing Agent and a Lender

By:
Name:
Title:

WELLS FARGO FOOTHILL, LLC, as a Senior Managing Agent and a Lender

By:
Name:
Title:

STATE OF CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM, as a Lender

By:
Name:
Title:

NATIONAL CITY BUSINESS CREDIT, INC., as a Lender

By:
Name:
Title:

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender

By:
Name:
Title:

BURDALE FINANCIAL LIMITED, as a Lender

By:
Name:
Title:

Signature Page to Amended and Restated Credit Agreement

UBS LOAN FINANCE LLC, as a Lender

By:
Name:
Title:

HSBC BUSINESS CREDIT (USA) INC., as a Lender

By:
Name:
Title:

ISRAEL DISCOUNT BANK OF NEW YORK, as a Lender

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Amended and Restated Credit Agreement

SCHEDULE I

TO

CREDIT AGREEMENT

DISCLOSURE SCHEDULE

ITEM 5.1.15(a)	Specified Leasehold Property
ITEM 6.6	Material Adverse Changes
ITEM 6.7	Litigation
ITEM 6.8(a)	Existing U.S. Subsidiaries
ITEM 6.8(b)	Material Subsidiaries
ITEM 6.9	Real Property
ITEM 6.10	Taxes
ITEM 6.11	Employee Benefit Plans
ITEM 6.12	Environmental Matters
ITEM 6.17	Compliance with Laws
ITEM 6.20	Intellectual Property
ITEM 6.22	Material Contracts
ITEM 6.24(b)	Majority Banks
ITEM 6.24(c)	Securities Accounts
ITEM 6.26	Collective Bargaining Agreements
ITEM 6.27	Distribution Centers
ITEM 6.28	Debit and Credit Card Processing Arrangements
ITEM 6.35	Uses Pursuant to Confirmation Order
ITEM 7.2.2(a)	Part I: Existing Letters of Credit deemed to be issued as Subfacility Letters of Credit Part II: Existing Letters of Credit deemed to be issued as Standby Letters of Credit
ITEM 7.2.2(b)	Permitted Indebtedness
ITEM 7.2.3(b)	Permitted Liens
ITEM 7.2.5(a)	Permitted Investments
ITEM 7.2.11(b)(i)	Dispositions of Certain Non-Borrowing Base Assets

SCHEDULE II

TO

CREDIT AGREEMENT

COMMITMENTS

Lender	Revolving A Loan Commitment	Revolving B Loan Commitment	Total Commitment
Wachovia Bank, National Association	$68,000,000	$9,000,000	$77,000,000
GMAC Commercial Finance LLC	$66,000,000	$9,000,000	$75,000,000
Citibank, NA	$66,000,000	$8,000,000	$74,000,000
Bank of America, NA	$66,000,000	$7,000,000	$73,000,000
Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc.	$66,000,000	$7,000,000	$73,000,000
General Electric Capital Corporation	$66,000,000	$0	$66,000,000
Wells Fargo Foothill, LLC	$66,000,000	$0	$66,000,000
National City Business Credit, Inc.	$45,000,000	$5,000,000	$50,000,000
The CIT Group/Business Credit, Inc.	$35,000,000	$5,000,000	$40,000,000
State of California Public Employees’ Retirement System	$40,000,000	$0	$40,000,000
UBS Loan Finance LLC	$27,000,000	$0	$27,000,000
Burdale Financial Limited	$26,000,000	$0	$26,000,000
HSBC Business Credit (USA) Inc.	$23,000,000	$0	$23,000,000
Israel Discount Bank of New York	$15,000,000	$0	$15,000,000
TOTAL:	$675,000,000	$50,000,000	$725,000,000

SCHEDULE III

TO

CREDIT AGREEMENT

CAPITALIZATION AND OWNERSHIP

Winn-Dixie Stores, Inc. (“Winn-Dixie”), a public company, has authorized 400,000,000 shares of common stock, none of which are issued or are outstanding on the Closing Date. *

*	Within 45 days of the Closing Date, Winn-Dixie intends to issue up to an aggregate of 50,000,000 shares of common stock for distribution to various holders of allowed unsecured claims and such additional number of shares of common stock as is necessary to establish a reserve for disputed unsecured claims, each in accordance with the terms of the Plan of Reorganization. In addition, Winn-Dixie intends to reserve for issuance the number of shares of common stock necessary (excluding shares that may be issuable as a result of the anti-dilution provisions thereof) to satisfy the required distributions of shares and options to be granted under the new equity incentive plan, in accordance with the terms of the Plan of Reorganization.

SCHEDULE IV

TO

CREDIT AGREEMENT

FISCAL QUARTERS AND FISCAL YEARS OF

WINN-DIXIE STORES, INC. AND ITS SUBSIDIARIES

Fiscal Quarters

1st Quarter	9/20/2006	9/19/2007	9/17/2008	9/16/2009	9/22/2010
2nd Quarter	1/10/2007	1/09/2008	1/7/2009	1/6/2010	1/12/2011
3rd Quarter	4/4/2007	4/2/2008	4/1/2009	3/31/2010	4/6/2011
4th Quarter	6/27/2007	6/25/2008	6/24/2009	6/30/2010	6/29/2011

Fiscal Years

Fiscal Year End	6/28/2006	6/27/2007	6/25/2008	6/24/2009	6/30/2010	6/29/2011

EXHIBIT A

TO

CREDIT AGREEMENT

Form of Borrowing Request

Wachovia Bank, National Association, as Agent

110 East Broward Boulevard

Fort Lauderdale, Florida 33301

Attention: Portfolio Manager

Re:	Winn-Dixie Stores, Inc., et al.

Ladies and Gentlemen:

This Borrowing Request is delivered to you pursuant to Section 2.3.1 of the Amended and Restated Credit Agreement, dated November 21, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Winn-Dixie Stores, Inc., a Florida corporation (“Winn-Dixie”), certain subsidiaries of Winn-Dixie listed on the signature pages thereto (together with Winn-Dixie, each a “Borrower” and, collectively, “Borrowers”), the various financial institutions and other Persons from time to time parties thereto (collectively, “Lenders”), and Wachovia Bank, National Association, as administrative agent and collateral agent (in such capacities, “Agent”) for Lenders. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.

Winn-Dixie, in its capacity as Administrative Borrower, hereby requests that a Revolving Loan be made in the aggregate principal amount of $             on                         , 200_, as a [LIBO Rate Loan having an Interest Period of [one] [two] [three] [six] month(s)] [Base Rate Loan], for the account of              [Name of applicable Borrower].

Administrative Borrower hereby acknowledges, on behalf of all Borrowers, that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the applicable Borrower of the proceeds of the Credit Extension requested hereby constitute a representation and warranty by each Borrower that, on the date of such Credit Extension, and immediately before and after giving effect thereto and to the application of the proceeds therefrom, all the statements set forth in Section 5.2.1 of the Credit Agreement are true and correct in all material respects.

Administrative Borrower agrees, on behalf of all Borrowers, that if prior to the time of the Borrowing requested hereby any matter certified to herein by them will not be true and correct at such time as if then made, they will immediately so notify Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby Agent shall receive written notice to the contrary from any Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively.

Amount to be Transferred	Person to be Paid	Name, Account No., Address, etc.
$		ABA
Acct.
Attention:
Ref: Winn-Dixie Stores, Inc.

A-1

IN WITNESS WHEREOF, the undersigned, a duly Authorized Officer of Administrative Borrower has caused this Borrowing Request to be executed and delivered, and has caused the Administrative Borrower to make the certification and warranties contained herein to be made, by its duly Authorized Officer this     day of                     , 200_.

WINN-DIXIE STORES, INC.,
as Administrative Borrower

By
Title:

A-2

EXHIBIT B-1

TO

CREDIT AGREEMENT

Form of Standby Letter of Credit Issuance Request

Wachovia Bank, National Association, as Agent

110 East Broward Boulevard

Fort Lauderdale, Florida 33301

Attention: Portfolio Manager

Re:	Winn-Dixie Stores, Inc., et al.

Gentlemen and Ladies:

This Standby Letter of Credit Issuance Request is delivered to you pursuant to Section 2.6 of the Credit Agreement, dated November 21, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Winn-Dixie Stores, Inc., a Florida corporation (“Winn-Dixie”), certain subsidiaries of Winn-Dixie listed on the signature pages thereto (together with Winn-Dixie, each a “Borrower” and, collectively, the “Borrowers”), the various financial institutions and other Persons from time to time parties thereto (collectively, “Lenders”), and Wachovia Bank, National Association, as administrative agent and collateral agent (in such capacities, the “Agent”) for Lenders. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.

Winn-Dixie, in its capacity as the Administrative Borrower, hereby requests that on                     , 20     (the “Date of Issuance”), Wachovia Bank, National Association (in such capacity, “Issuer”) *[issue a Standby Letter of Credit on                     , 20     in the initial Stated Amount of $              with a Stated Expiry Date (as defined therein) of                     , 20    , for the account of **             ] [extend the Stated Expiry Date (as defined under Irrevocable Letter of Credit No.             issued on                     , 20    , in the initial Stated Amount of $             ) to a revised Stated Expiry Date (as defined therein) of                     , 20    ].

Such requested Standby Letter of Credit is issued to support workers’ compensation obligations or bankers’ acceptances or performance bonds, surety bonds, appeal bonds, or performance guarantees of Winn-Dixie or any Restricted Subsidiary, in the ordinary course of business consistent with past practice, and for no other purpose.

The beneficiary of the requested Standby Letter of Credit will be *                     , and such Standby Letter of Credit will be in support of **                     .

Administrative Borrower hereby acknowledges, on behalf of all Borrowers, that, pursuant to

*	Insert as appropriate.
**	Insert name of applicable Obligor
*	Insert name and address of beneficiary.
**	Insert description of supported Indebtedness or other obligations and name of agreement to which it relates.

B-1-1

Section 5.2.2 of the Credit Agreement, each of the delivery of this Issuance Request and the *[issuance] [extension] of the Standby Letter of Credit requested hereby constitutes a representation and warranty by each Borrower that on such date of *[issuance] [extension] all statements set forth in Section 5.2.1 are true and correct in all material respects.

Administrative Borrower agrees, on behalf of all Borrowers, that if, prior to the time of the ***[issuance] [extension] of the Standby Letter of Credit requested hereby, any matter certified to herein by them will not be true and correct at such time as if then made, they will immediately so notify Agent. Except to the extent, if any, that prior to the time of the issuance or extension requested hereby, Agent and Issuer shall receive written notice to the contrary from any Borrower, each matter certified to herein shall be deemed to be certified at the date of such issuance or extension.

The Administrative Borrower has caused this Issuance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this      day of                     , 20    .

WINN-DIXIE STORES, INC.,
as Administrative Borrower

By:
Title:

***	Complete as appropriate.

B-1-2

EXHIBIT B-2

TO

CREDIT AGREEMENT

Form of Subfacility Letter of Credit Issuance Request

Wachovia Bank, National Association, as Agent

110 East Broward Boulevard

Fort Lauderdale, Florida 33301

Attention: Portfolio Manager

Re: Winn-Dixie Stores, Inc., et al.

Ladies and Gentlemen:

This Subfacility Letter of Credit Issuance Request is delivered to you pursuant to Section 2.6 of the Amended and Restated Credit Agreement, dated November 21, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Winn-Dixie Stores, Inc., a Florida corporation (“Winn-Dixie”), certain subsidiaries of Winn-Dixie listed on the signature pages thereto (together with Winn-Dixie, each a “Borrower” and, collectively, “Borrowers”), the various financial institutions and other Persons from time to time parties thereto (collectively, “Lenders”), and Wachovia Bank, National Association, as administrative agent and collateral agent (in such capacities, the “Agent”) for Lenders. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.

Winn-Dixie, in its capacity as the Administrative Borrower, hereby requests that on                     , 20    (the “Date of Issuance”), Wachovia Bank, National Association (in such capacity, “Issuer”) *[issue a Subfacility Letter of Credit on                     , 20    in the initial Stated Amount of $             with a Stated Expiry Date (as defined therein) of                     , 20    , for the account of **             ] [extend the Stated Expiry Date (as defined under Irrevocable Letter of Credit No.            issued on                     , 20    , in the initial Stated Amount of $             ) to a revised Stated Expiry Date (as defined therein) of                     , 20    ].

The beneficiary of the requested Subfacility Letter of Credit will be *             , and such Subfacility Letter of Credit will be in support of **                     .

Administrative Borrower hereby acknowledges, on behalf of all Borrowers, that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Issuance Request and the *[issuance] [extension] of the Subfacility Letter of Credit requested hereby constitutes a representation and warranty by each Borrower that on such date of *[issuance] [extension] all statements set forth in Section 5.2.1 are true and correct in all material respects.

*	Insert as appropriate.
**	Insert name of applicable Obligor
*	Insert name and address of beneficiary.
**	Insert description of supported Indebtedness or other obligations and name of agreement to which it relates.

B-2-1

Administrative Borrower agrees, on behalf of all Borrowers, that if, prior to the time of the ***[issuance] [extension] of the Subfacility Letter of Credit requested hereby, any matter certified to herein by them will not be true and correct at such time as if then made, they will immediately so notify Agent. Except to the extent, if any, that prior to the time of the issuance or extension requested hereby, Agent and Issuer shall receive written notice to the contrary from any Borrower, each matter certified to herein shall be deemed to be certified at the date of such issuance or extension.

Administrative Borrower has caused this Issuance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this     day of                     , 20    .

WINN-DIXIE STORES, INC., as Administrative Borrower

By:
Title:

***	Complete as appropriate.

B-2-2

EXHIBIT C

TO

CREDIT AGREEMENT

Form of Continuation/Conversion Notice

Wachovia Bank, National Association, as Agent

110 East Broward Boulevard

Fort Lauderdale, Florida 33301

Attn: Portfolio Manager

Re: Winn-Dixie Stores, Inc., et al.

Ladies and Gentlemen:

This Continuation/Conversion Notice is delivered to you pursuant to Section 2.4 of the Amended and Restated Credit Agreement, dated November 21, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Winn-Dixie Stores, Inc., a Florida corporation (“Winn-Dixie”), certain subsidiaries of Winn-Dixie listed on the signature pages thereto (together with Winn-Dixie, each a “Borrower” and, collectively, “Borrowers”), the various financial institutions and other Persons from time to time parties thereto (collectively, “Lenders”), and Wachovia Bank, National Association, as administrative agent and collateral agent (in such capacities, the “Agent”) for Lenders. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.

Winn-Dixie, in its capacity as Administrative Borrower, on behalf of *                    , hereby requests that on                     , 20    ,

1.	$ of the currently outstanding principal amount of the Revolving Loans originally made on , 20

2.	and all Revolving Loans currently being maintained as *[Base Rate Loans] [LIBO Rate Loans],

3.	be [converted into] [continued as],

4.	** [LIBO Rate Loans having an Interest Period of [one] [two] [three] or [six] month(s)] [Base Rate Loans].

The Administrative Borrower, on behalf of all of the Borrowers, hereby:

(a) certifies and warrants that no Default has occurred and is continuing or will (immediately after giving effect to the continuation or conversion requested hereby) occur and be continuing; and

*	Insert name of applicable Borrower.
*	Insert appropriate interest rate option.
**	The number of months to be inserted with respect to Interest Periods for LIBO Rate Loans.

C-1

(b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, they will immediately so notify Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby Agent shall receive written notice to the contrary from any Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

***[The Administrative Borrower agrees, on behalf of all of the Borrowers, to remit to Agent for the benefit of the Lenders, on the date of such conversion, an interest payment in the amount of $            pursuant to Section 3.2.3(e) of the Credit Agreement.]

The Administrative Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this     day of                     , 200    .

WINN-DIXIE STORES, INC., as Administrative Borrower

By
Title:

***	To be inserted upon conversion of Base Rate Loan into a LIBO Rate Loan on a date other than a Quarterly Payment Date.

C-2

EXHIBIT D

TO

CREDIT AGREEMENT

Form of Compliance Certificate

To: Wachovia Bank, National Association, as Agent

110 East Broward Boulevard

Fort Lauderdale, Florida 33301

Re: Winn-Dixie Stores, Inc., et al.

Ladies and Gentlemen:

This certificate is delivered to you pursuant to Section 7.1.1(c) of the Amended and Restated Credit Agreement, dated November 21, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Winn-Dixie Stores, Inc., a Florida corporation (“Winn-Dixie”), certain subsidiaries of Winn-Dixie listed on the signature pages thereto (together with Winn-Dixie, each a “Borrower” and, collectively, the “Borrowers”), the various financial institutions and other Persons from time to time parties thereto (collectively, “Lenders”), and Wachovia Bank, National Association, as administrative agent and collateral agent (in such capacities, the “Agent”) for Lenders. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.

I hereby certify to you pursuant to Section 7.1.1(c) of the Credit Agreement as follows:

1. I am the duly elected                     of Winn Dixie.

2. I have reviewed the terms of the Credit Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of Borrowers and Guarantors, during the immediately preceding Fiscal [Quarter] [Year].

3. The review described in Section 2 above did not disclose the existence during or at the end of such Fiscal [Quarter] [Year] and I have no knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as set forth on Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any Borrower or Guarantor has taken, is taking, or proposes to take with respect to such condition or event.

4. Attached hereto as Schedule II are the calculations used in determining, as of the end of such Fiscal [Quarter] [Year] whether Borrowers and Guarantors are in compliance with the covenants set forth in Section 7.2.4 of the Credit Agreement for such fiscal period.

5. Attached hereto as Schedule III is a summary of accrued unpaid secured tax claims payable pursuant to the Plan of Reorganization as of the last day of the immediately preceding Fiscal Quarter.

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The foregoing certifications are made and delivered this day of                         , 20    .

Very truly yours,

WINN-DIXIE STORES, INC., as Administrative Borrower on behalf of all Borrowers

By:
Title:

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EXHIBIT E

TO

CREDIT AGREEMENT

Form of Lender Assignment Agreement

LENDER ASSIGNMENT AGREEMENT

                    , 200

To: Wachovia Bank, National Association, as Agent

110 East Broward Boulevard

Fort Lauderdale, Florida 33301

Attn: Portfolio Manager

Re: Winn-Dixie Stores, Inc., et al.

Ladies and Gentlemen:

We refer to Section 10.11.1 of the Amended and Restated Credit Agreement, dated November 21, 2006, as heretofore amended (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Winn-Dixie Stores, Inc., a Florida corporation (“Winn-Dixie”), certain subsidiaries of Winn-Dixie listed on the signature pages thereto (together with Winn-Dixie, each a “Borrower” and, collectively, the “Borrowers”), the various financial institutions and other Persons from time to time parties thereto (the “Lenders”), Wachovia Bank, National Association, as administrative agent and collateral agent (in such capacities, the “Agent”) for the Lenders and Wachovia Capital Markets, LLC, as sole lead arranger and sole bookrunner. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.

Effective as of                     , 200     (the “Assignment Date”),                     (the “Assignor”) irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein), to                     (the “Assignee”), and the Assignee irrevocably purchases from the Assignor, that portion of the Assignor’s percentage of Credit Extensions and Revolving [A] [B] Loan Commitments outstanding under the Credit Agreement (the original Percentages of such Credit Extensions and Revolving [A] [B] Loan Commitments are on file with Agent) and all related rights, benefits, obligations, liabilities, and indemnities of the Assignor under (and in connection with) the Credit Agreement and the other Loan Documents in an amount equal to $            (the “Assigned Portion”). After giving effect to the foregoing assignment and delegation, the Assignor’s and each Assignee’s Percentage for the purposes of the Credit Agreement and each other Loan Document will be as set forth on the signature pages hereof.

In addition, this agreement constitutes notice to each of you, pursuant to Section 10.11.1(c) of the Credit Agreement, of the assignment and delegation to the Assignee of the Assigned Portion of the Revolving [A] [B] Loan Commitments and Revolving [A] [B] Loans of the Assignor outstanding under the Credit Agreement as of the Assignment Date.

The Assignee shall pay to the Assignor on the Assignment Date an amount equal to (a) the purchase price for the Assigned Portion, (b) all accrued and unpaid interest on the Assigned Portion and (c) all accrued and unpaid fees payable with respect to the Assigned Portion for any period of time prior to but excluding the Assignment Date, all as on file with Agent. In any event, the Assignee is entitled to receive all payments on account of interest, principal and fees accrued with respect to the Assigned Portion for the period from and after the Assignment Date.

The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Credit Extensions thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its Revolving [A] [B] Loan Commitments and Revolving [A] [B] Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by, Agent.

The Assignor represents and warrants that it owns the Assigned Portion free and clear of any adverse claim, it is legally authorized to enter into and deliver this agreement and represents that it is the legal and beneficial owner of the Assigned Portion. Except as set forth in the previous sentence, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made pursuant to or in connection with this agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this agreement, the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, including the financial condition of the Borrowers or any of their Subsidiaries or the performance or observance by any Lender of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto. The Assignee represents and warrants that it is legally authorized to enter into and deliver this agreement and confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this agreement. In addition, the Assignee independently and without reliance upon the Assignor, Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, shall continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents and the other instruments and documents delivered in connection therewith.

Except as otherwise provided in the Credit Agreement, effective as of the Assignment Date:

(a) the Assignee:

(i) shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a “Lender” and a “Revolving [A] [B] Loan Lender” under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof and, in any event, expressly makes the appointments and agrees to the exculpations and indemnifications of Agent and the Issuer provided for in the Credit Agreement;

(ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

(b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof, except for any indemnification obligations under Section 9.1 of the Credit Agreement.

The Assignee hereby advises each of you of the following administrative details with respect to the assigned Revolving [A] [B] Loans and Revolving [A] [B] Loan Commitments and requests Agent to acknowledge receipt of this document:

[As on file with Agent]

(c) Payment Instructions:

[As on file with Agent]

The Assignee agrees (for the benefit of the Assignor, the Borrowers and Agent) to furnish, if required by Section 4.6 of the Credit Agreement, the applicable Internal Revenue Service forms or other forms required thereunder no later than the date of acceptance hereof by Agent. In addition, the Assignee represents and warrants (for the benefit of the Assignor, the Borrowers and Agent) that, under applicable law and treaties in effect as of the date hereof, no United States federal taxes will be required to be withheld by Agent or the Borrowers with respect to any payments to be made to the Assignee in respect of the Credit Agreement.

THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Lender Assignment Agreement as of the date first written above.

Adjusted Assignor Percentage of	Assignee Percentage of
Revolving [A] [B] Loan Commitments and	Revolving [A] [B] Loan Commitments and
Revolving [A] [B] Loans	Revolving [A] [B] Loans

[ON FILE WITH AGENT]	%

[NAME OF ASSIGNOR LENDER], as Assignor	[NAME OF ASSIGNEE LENDER], as Assignee

By:	By
Title:	Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent	[WINN-DIXIE STORES, INC., as Administrative Borrower

By:	By:
Title:	Title:]

EXHIBIT F

TO

CREDIT AGREEMENT

Form of Borrowing Base Certificate

See attached

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EXHIBIT G

TO

CREDIT AGREEMENT

Form of Confirmation Order

See attached

G-1